    As filed with the Securities and Exchange Commission on April 9, 2009.
                                                            File Nos. 333-155653
                                                                  and 333-155652

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                          Pre-effective Amendment No. 2
                                       to


                                    FORM F-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------


     MANULIFE          (EXACT NAME OF EACH REGISTRANT JOHN HANCOCK VARIABLE LIFE
FINANCIAL CORPORATION   AS SPECIFIED IN ITS CHARTER)      INSURANCE COMPANY


       CANADA         (STATE OR OTHER JURISDICTION OF        MASSACHUSETTS
                       INCORPORATION OR ORGANIZATION)

      98-0361647      (I.R.S. EMPLOYER IDENTIFICATION         04-2664016
                                  NUMBER)

200 BLOOR STREET EAST  (ADDRESS AND TELEPHONE NUMBER          601 CONGRESS STREET
  TORONTO, ONTARIO    OF EACH REGISTRANT'S PRINCIPAL    BOSTON, MASSACHUSETTS 02210-2805
   CANADA, M4W 1E5           EXECUTIVE OFFICES)                  (617) 663-3000
   (416) 926-3000

RICHARD A. LOCOCO,     (NAME, ADDRESS AND TELEPHONE         ARNOLD R. BERGMAN, ESQ.
       ESQ.             NUMBER OF AGENT FOR SERVICE)      JOHN HANCOCK VARIABLE LIFE
 MANULIFE FINANCIAL                                            INSURANCE COMPANY
     CORPORATION                                              601 CONGRESS STREET
200 BLOOR STREET EAST                                   BOSTON, MASSACHUSETTS 02210-2805
  TORONTO, ONTARIO                                              (617) 663-3000
   CANADA M4W 1E5
   (416) 926-3000


                                   ----------
                                   COPIES TO:

     ANDREW J. BECK                                    STEPHEN E. ROTH
        TORYS LLP                             SUTHERLAND, ASBILL & BRENNAN, LLP
      237 PARK AVENUE                           1275 PENNSYLVANIA AVENUE, NW
 NEW YORK, NEW YORK 10017                        WASHINGTON, DC 20004-2415
     (212) 880-6000                                     (202) 383-0100

                                   ----------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                                   ----------

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]













THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    SUBJECT TO COMPLETION, DATED MAY 1, 2009


                             PRELIMINARY PROSPECTUS


                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                       REVOLUTION ACCESS VARIABLE ANNUITY
                        REVOLUTION VALUE VARIABLE ANNUITY
                        REVOLUTION EXTRA VARIABLE ANNUITY
                            PATRIOT VARIABLE ANNUITY
                                       AND
                          DECLARATION VARIABLE ANNUITY

                     MARKET VALUE ADJUSTMENT INTERESTS UNDER
       DEFERRED COMBINATION FIXED AND VARIABLE ANNUITY CONTRACTS ISSUED BY
                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
                        JOHN HANCOCK VARIABLE ACCOUNT JF

                        GUARANTEED AS DESCRIBED HEREIN BY
                         MANULIFE FINANCIAL CORPORATION

John Hancock Variable Life Insurance Company ("JHVLICO") is a stock life insurance company chartered under the laws of Massachusetts and is authorized to transact a life insurance and annuity business in all states of the United States other than New York and in the District of Columbia. JHVLICO is an indirect wholly-owned subsidiary of John Hancock Financial Services, Inc. ("JHFS").

Manulife Financial Corporation ("MFC") is a publicly-traded financial services company incorporated under the laws of Canada. On April 28, 2004, JHFS merged with a wholly-owned subsidiary of MFC and, as a result, JHFS and JHVLICO became wholly-owned subsidiaries of MFC.


JHVLICO issued each of the Revolution Access, Revolution Value, Revolution Extra, Patriot, and Declaration annuity contracts (each a "Contract," and collectively, the "Contracts") in the United States. Each Contract is called a "combination contract," because it provides you the option of earning either a "fixed" or a variable investment return on the value accumulating in the Contract. The accompanying Annex to this prospectus describes both the "fixed" and "variable" options for the Contracts. JHVLICO offers the fixed return option under the Contracts in the form of Fixed Interest Options which are described in the Annex to this prospectus. The Fixed Interest Options may also be referred to as "market value adjustment interests."



JHVLICO's obligations with respect to all guarantee periods offered hereby will continue to be fully and unconditionally guaranteed by MFC pursuant to a subordinated guarantee. This subordinated guarantee applies to any guarantee periods offered hereby, unless and until we notify you otherwise (the "MFC Subordinated Guarantee"). See "Description of the Subordinated Guarantee -- What Are the Terms of the MFC Subordinated Guarantee?"


As a publicly-traded company whose common shares are listed for trading principally on the Toronto Stock Exchange and the New York Stock Exchange, MFC files annual and other reports with the SEC. Under the SEC's rules, the MFC Subordinated Guarantee is being offered in order to maintain JHVLICO's exemption from filing such reports. See "Description of the Subordinated Guarantee--What Are the Reasons for the Additional MFC Subordinated Guarantee?"

The MFC Subordinated Guarantee does not relieve JHVLICO of any obligations under the Contracts. Therefore, the MFC Subordinated Guarantee is in addition to all of the rights and benefits that the Contracts otherwise provide.

                                   ----------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

YOU SHOULD BE AWARE THAT OWNING THESE SECURITIES MAY HAVE TAX CONSEQUENCES BOTH IN THE UNITED STATES AND CANADA. THIS PROSPECTUS AND ANY APPLICABLE PROSPECTUS SUPPLEMENT MAY NOT DESCRIBE THESE TAX CONSEQUENCES FULLY. YOU SHOULD READ THE TAX DISCUSSION CONTAINED IN THIS PROSPECTUS AND IN ANY APPLICABLE PROSPECTUS SUPPLEMENT.

YOUR ABILITY TO ENFORCE CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS MAY BE AFFECTED ADVERSELY BY THE FACT THAT MANULIFE FINANCIAL CORPORATION IS ORGANIZED UNDER THE LAWS OF CANADA, MOST OF ITS OFFICERS AND DIRECTORS AND SOME OF THE EXPERTS NAMED IN THIS PROSPECTUS ARE RESIDENTS OF CANADA, AND A SUBSTANTIAL PORTION OF ITS ASSETS ARE LOCATED OUTSIDE THE UNITED STATES.

THERE IS NO MARKET THROUGH WHICH THESE SECURITIES MAY BE SOLD AND PURCHASERS MAY NOT BE ABLE TO RESELL SECURITIES PURCHASED UNDER THIS PROSPECTUS.

                                TABLE OF CONTENTS


About This Prospectus                                                          2
Where You Can Find More Information                                            2
Accounting Treatment                                                           4
Description of John Hancock Variable Life Insurance Company                    4
Description of Manulife Financial Corporation                                  4
Description of the MFC Subordinated Guarantee                                  5
Legal Opinions                                                                 6
Experts                                                                        6
Enforcement of Judgments                                                       6
Annex -- Prospectus dated May 1, 2009                                       A-1

                              ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise specified or the context otherwise requires, references to "JHVLICO", "we", "our," "ours" and "us" refer to John Hancock Variable Life Insurance Company, references to "JHFS" refer to John Hancock Financial Services, Inc. and its subsidiaries and references to "MFC" refer to Manulife Financial Corporation. Unless otherwise specified, all dollar amounts contained in this prospectus are expressed in U.S. dollars, and references to "dollars" or "$" are to U.S. dollars and all references to "Cdn$" are to Canadian dollars. JHVLICO financial information included and incorporated by reference in this prospectus is prepared using generally accepted accounting principles in the United States, which we refer to as "U.S. GAAP." Unless otherwise specified, MFC financial information included and incorporated by reference in this prospectus is prepared using generally accepted accounting principles in Canada, which we refer to as "Canadian GAAP."


This prospectus, which includes the accompanying Annex, is part of a joint registration statement on Form F-3 relating to the Contracts that MFC and JHVLICO filed with the U.S. Securities and Exchange Commission ("SEC"). This prospectus describes information about a subordinated guarantee of the Contracts. The accompanying Annex provides more general information about the Contracts. The accompanying Annex is dated as of a specific date. To the extent information in a later dated portion of this prospectus is inconsistent with an earlier dated portion of this prospectus, you should rely on the information in the later dated portion of this prospectus. Under the registration statement, JHVLICO may, from time to time, sell the Contracts described in this prospectus, but does not currently do so.


This prospectus, together with the documents incorporated by reference herein, provides you with a description of the Contracts that JHVLICO may offer. Before you invest, you should read this prospectus together with the additional information described under the heading "Where You Can Find More Information." This prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the Contracts. See "Accounting Treatment."

                       WHERE YOU CAN FIND MORE INFORMATION


MFC is subject to the information requirements of the U.S. Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance with the Exchange Act, files reports and other information with the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. Summary financial information regarding JHVLICO is included in MFC's reports. JHVLICO is no longer subject to the information and filing requirements of the Exchange Act.



You may read and copy any reports, statements or other information filed by MFC at the SEC's Public Reference Room, Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also inspect reports, proxy statements and other information about MFC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.


You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.


The SEC maintains a website that contains reports, proxy statements and other information, including those filed by MFC, at http://www.sec.gov. You may also access the SEC filings and obtain other information about MFC through the website maintained by MFC, which is http://www.manulife.com. The information contained in that website is not incorporated by reference into this prospectus.



MFC and JHVLICO filed a joint registration statement on Form F-3 with the SEC in respect of the securities being offered by this prospectus. This prospectus is a part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information you can find in the registration statement. The SEC allows MFC to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC.


The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. These documents contain important information about the companies and their financial condition.

MFC incorporates by reference the documents listed below, which were filed with the SEC.

(a) MFC's Annual Report on Form 40-F for the year ended December 31, 2008, as filed on March 26, 2009;


(b) MFC's Reports of Foreign Issuer on Form 6-K filed on March 26, 2009, other than the sections of the Notice of Annual Meeting and Proxy Circular entitled "Report of the Management Resources Committee and Compensation Committee" and "Performance Graph" and other than the 2008 Annual Financial Statements; and



(c) MFC's Annual Report on Form 40-F for the year ended December 31, 2007, as filed on March 28, 2008.





Copies of the documents incorporated in this prospectus by reference may be obtained on request without charge from:

                         Manulife Financial Corporation
                            ATTN: Corporate Secretary
                          200 Bloor Street East, NT-10
                         Toronto, Ontario Canada M4W 1E5
                            Telephone: (416) 926-3000

Any annual reports on Form 20-F, Form 40-F or Form 10-K, any reports on Form 10-Q or Form 8-K, other than current reports furnished to the SEC pursuant to
Item 2.02 or Item 7.01 of Form 8-K, and any Form 6-K specifying that it is being incorporated by reference in this prospectus, as well as all prospectus supplements disclosing additional or updated information, filed by MFC with the SEC subsequent to the date of this prospectus shall be deemed to be incorporated by reference into this prospectus.

ANY STATEMENT CONTAINED IN THIS PROSPECTUS OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED IN THIS PROSPECTUS OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS MODIFIES OR SUPERSEDES SUCH PRIOR STATEMENT. ANY STATEMENT OR DOCUMENT SO MODIFIED OR SUPERSEDED SHALL NOT, EXCEPT TO THE EXTENT SO MODIFIED OR SUPERSEDED, BE INCORPORATED BY REFERENCE AND CONSTITUTE A PART OF THIS PROSPECTUS.

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ON THE OTHER INFORMATION INCLUDED IN THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE NOT MAKING AN OFFER OF THE SECURITIES COVERED BY THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED BY LAW. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT, AS THE CASE MAY BE.

                              ACCOUNTING TREATMENT



JHVLICO no longer files reports with the SEC. JHVLICO has been a subsidiary of MFC for financial reporting purposes since April 28, 2004 and, as a consequence, JHVLICO has been, and will continue to be, included in the consolidated financial statements of MFC in reports filed by MFC since that date. MFC's financial statements include a footnote containing condensed consolidating financial information with separate columns for MFC, JHVLICO, and other subsidiaries of MFC, together with consolidating adjustments.



MFC prepares its consolidated financial statements in accordance with Canadian GAAP, which differs from U.S. GAAP. While MFC reconciles its consolidated financial statements to U.S. GAAP to the extent required by applicable SEC rules and guidelines, MFC's consolidated financial statements incorporated by reference in this prospectus and in the documents incorporated by reference in this prospectus may not be comparable to financial statements prepared in accordance with U.S. GAAP. You should refer to note 22 to MFC's annual audited consolidated financial statements as at and for the year ended December 31, 2008 on Form 40-F filed on March 26, 2009, and to note 23 to MFC's annual audited consolidated financial statements as at and for the year ended December 31, 2007 on Form 40-F filed on March 28, 2008, for a discussion of the principal differences between MFC's financial results calculated under Canadian GAAP and under U.S. GAAP.


           DESCRIPTION OF JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

We are John Hancock Variable Life Insurance Company, a stock life insurance company that was organized in 1979 under the laws of the Commonwealth of Massachusetts. We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of JHFS, which at the time was a newly formed publicly-traded corporation. JHFS, our previous ultimate corporate parent, has operated as a subsidiary of MFC since April 28, 2004, when MFC acquired all of the outstanding capital stock of JHFS that was not already beneficially owned by MFC as general fund assets. The "John Hancock" name is MFC's primary U.S. brand. We have authority to transact business as a life insurance and annuity company in all states other than New York and in the District of Columbia.


On July 29, 2008 the Board of Directors of John Hancock Life Insurance Company (U.S.A.) ("John Hancock USA") unanimously voted to authorize the company to enter into an agreement to merge with two of its affiliates, John Hancock and JHVLICO. The Merger Agreement, which has also been authorized by the Boards of Directors of John Hancock and JHVLICO, is subject to the applicable regulatory approvals for insurance regulators in Massachusetts and Michigan and in the other jurisdictions where the companies are licensed. The Merger Agreement, if approved, will become effective in 2009 or such other time as may be agreed by the parties. Pursuant to the terms of the Merger Agreement, John Hancock and JHVLICO would cease to exist, and the companies' assets and obligations would be assumed by John Hancock USA.



Our principal executive offices are located at 601 Congress Street, Boston, Massachusetts 02210-2805 (Tel. No. 617-663-3000).


                  DESCRIPTION OF MANULIFE FINANCIAL CORPORATION

MFC was incorporated under the Insurance Companies Act (Canada) in 1999 for the purpose of becoming the holding company of The Manufacturers Life Insurance Company, which was founded in 1887. As a mutual life insurance company, The Manufacturers Life Insurance Company had no common shareholders and its board of directors was elected by its participating policyholders. In September 1999, The Manufacturers Life Insurance Company implemented a plan of demutualization and converted into a life insurance company with common shares and became a wholly-owned subsidiary of MFC. MFC's head office and registered office is located at 200 Bloor Street East, Toronto, Ontario, Canada M4W 1E5 (Tel. No. 416-926-3000).


MFC is a leading Canadian-based financial services group serving millions of customers in 19 countries and territories worldwide. Operating as Manulife Financial in Canada and Asia, and primarily through John Hancock in the United States, MFC offers clients a diverse range of financial protection products and wealth management services through its extensive network of employees, agents and distribution partners. Funds under management by MFC and its subsidiaries were Cdn$404.5 billion as at December 31, 2008.

              DESCRIPTION OF THE MFC SUBORDINATED GUARANTEE

WHAT ARE THE TERMS OF THE MFC SUBORDINATED GUARANTEE?


MFC guarantees your full interest in any Fixed Investment Option. This means that, if we fail to honor any valid request to surrender, transfer, or withdraw any amount from a guarantee period, or fail to allocate amounts from a Fixed Investment Option to an Annuity Option when we are obligated to do so, MFC guarantees the full amount that you would have received, or value that you would have been credited with, had we fully met our obligations under your Contract with respect to such Fixed Investment Option. If we fail to pay any amount that becomes payable under the Contract upon the death of an owner or Annuitant, MFC guarantees the unpaid amount, up to the Contract Value in any Fixed Investment Option on the date of death, increased by any accrued but uncredited interest attributable thereto and increased by any upward market value adjustment that would have been payable upon any surrender of the Contract at that time (but not decreased by any negative market value adjustment). If we fail to make payment when due of any amount that is guaranteed by MFC, you could directly request MFC to satisfy our obligation, and MFC must do so. You would not have to make any other demands on us as a precondition to making a claim against MFC under the MFC Subordinated Guarantee.


Unless otherwise set forth herein, the MFC Subordinated Guarantee constitutes an unsecured obligation of MFC as guarantor, and is subordinated in right of payment to the prior payment in full of all other obligations of MFC, except for other guarantees or obligations of MFC which by their terms are designated as ranking equally in right of payment with or subordinated to the MFC Subordinated Guarantee, and effectively ranks senior to MFC's preferred and common shares. As a result, in the event of MFC's bankruptcy, liquidation, dissolution, winding-up or reorganization or upon acceleration of any series of debt securities or other financial obligations due to an event also triggering payment obligations on other debt, MFC's assets will be available to pay its obligations on the MFC Subordinated Guarantee only after all secured indebtedness and other indebtedness senior to the MFC Subordinated Guarantee has been paid in full. There may not be sufficient assets remaining to pay amounts due on all or any portion of the MFC Subordinated Guarantee.


The MFC Subordinated Guarantee will be governed by the laws of the Commonwealth of Massachusetts. The MFC Subordinated Guarantee will provide that any claim or proceeding brought by a holder to enforce the obligations of MFC, as guarantor, may be brought in a court of competent jurisdiction in the City of Boston, Commonwealth of Massachusetts, and that MFC submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding. MFC has designated JHVLICO as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the MFC Subordinated Guarantee. All payments on the Contracts by MFC under the MFC Subordinated Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Government of Canada, or any province, territory or political subdivision thereof, or any authority therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges by MFC is required by law or by the administration or interpretation of such law. In the event of any withholding or deduction, MFC will pay such additional amounts as may be necessary in order that the net amounts received by the holders of the Contracts after such withholding or deduction shall equal the respective amounts under the Contracts which would have been receivable in respect of the Contracts in the absence of such withholding or deduction ("Guarantor Additional Amounts"), except as described herein and except that no such Guarantor Additional Amounts shall be payable with respect to any Contract presented for payment:

(a) by or on behalf of a holder who is liable for such taxes, duties, assessments or governmental charges in respect of such Contract (i) by reason of his being a person with whom JHVLICO or the guarantor is not dealing at arm's length for the purposes of the Income Tax Act (Canada), or
     (ii) by reason of his having a connection with Canada or any province or territory thereof other than the mere holding, use or ownership or deemed holding, use or ownership of such Contract;

(b) by or on behalf of a holder who would not be liable for or subject to such withholding or deduction by making a claim for exemption to the relevant tax authority; or

(c) more than 10 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to Guarantor Additional Amounts on presenting the same for payment on the last day of such period of 10 days.

As used herein "Relevant Date" shall mean the date on which such payment first becomes due.


Additional information about the MFC Subordinated Guarantee can be found in the prospectus contained in the accompanying Annex under the headings, "What Additional Guarantee Applies to the Fixed Investment Options Under My Contract?" and "How can I find additional information about MFC?".


                                 LEGAL OPINIONS


The validity of the market value adjustment interests under deferred annuity contracts and the MFC Subordinated Guarantee offered in this prospectus have been passed upon for us by Arnold R. Bergman, Chief Counsel, Variable Annuities, JHVLICO, Boston, Massachusetts. Certain matters regarding Canadian law with respect to the MFC Subordinated Guarantee have been passed upon for MFC by Torys LLP, Toronto, Canada. As of March 7, 2009, the partners and associates of
Torys LLP own an aggregate of approximately 12,000 MFC common shares.


                                     EXPERTS


The consolidated financial statements of MFC at December 31, 2008 and 2007, and for each of the two years in the period ended December 31, 2008, included in MFC's Annual Report on Form 40-F for the year ended December 31, 2008, filed with the SEC on March 26, 2009, and the consolidated financial statements of MFC at December 31, 2007 and 2006, and for each of the two years in the period ended December 31, 2007, included in MFC's Annual Report on Form 40-F for the year ended December 31, 2007, filed with the SEC on March 28, 2008, which are incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part, have been audited by Ernst & Young LLP, Toronto, Canada, an independent registered public accounting firm, as set forth in their reports appearing therein, and are so incorporated in reliance upon such reports given on their authority as experts in accounting and auditing.


                            ENFORCEMENT OF JUDGMENTS

MFC is a corporation incorporated under the laws of Canada. Because a substantial portion of MFC's assets are located outside the United States and most of its directors and officers are not residents of the United States, any judgment obtained in the United States against MFC or certain of its officers and directors, including a judgment with respect to payments on the MFC Subordinated Guarantee, may not be collectible within the United States.

Pursuant to the MFC Subordinated Guarantee, MFC agrees that any legal action or proceeding against it arising out of or in connection with the MFC Subordinated Guarantee may be brought in any United States federal or Massachusetts state court located in the City of Boston, Commonwealth of Massachusetts (a "Massachusetts Court") and irrevocably submits to the non-exclusive jurisdiction of such courts in connection with such action or proceeding.

MFC has been informed by its Canadian counsel, Torys LLP, that the laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in that province on any final judgment in personam of any Massachusetts Court against MFC, which judgment is subsisting and unsatisfied for a fixed sum of money with respect to the enforcement of the MFC Subordinated Guarantee and that is not impeachable as void or voidable under the internal laws of the Commonwealth of Massachusetts if:

(i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of Ontario (submission by MFC in the MFC Subordinated Guarantee to the non-exclusive jurisdiction of a Massachusetts Court will be sufficient for this purpose);

(ii) such judgment was not obtained by fraud or in a manner contrary to natural justice or other rule of law, whether equitable, legal or statutory and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of Ontario and the federal laws of Canada applicable therein or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada);

(iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue or penal laws in the Province of Ontario; and

(iv) the action to enforce such judgment is commenced within the applicable limitation period.

Enforcement of a judgment by a court in the Province of Ontario, as described above, may only be given in Canadian dollars.

In the opinion of Torys LLP, there are currently no reasons under the present laws of the Province of Ontario for avoiding recognition of said judgments of Massachusetts Courts on the MFC Subordinated Guarantee based upon public policy. However, it may be difficult for holders of Contracts to effect service within the United States upon MFC's directors and officers and the experts named in this prospectus who are not residents of the United States or to enforce against them, both in and outside of the United States, judgments of courts of the United States predicated upon civil liability under United States federal securities laws. MFC has designated JHVLICO as its authorized agent upon whom process may be served in any legal action or proceeding against MFC arising out of or in connection with the MFC Subordinated Guarantee. Based on the opinion of Torys LLP, MFC believes that a monetary judgment of a United States court predicated solely upon the civil liability provisions of United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case since the case law in Canada in respect of this matter is not entirely clear. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

                                      ANNEX

                                                    Prospectus dated May 1, 2009


                              (JOHN HANCOCK LOGO)
                             JOHN HANCOCK ANNUITIES

                          Declaration Variable Annuity
                            Patriot Variable Annuity
                       Revolution Access Variable Annuity
                       Revolution Extra Variable Annuity**
                        Revolution Value Variable Annuity
                           PREVIOUSLY ISSUED CONTRACTS

This Prospectus describes interests in the deferred Purchase Payment Variable Annuity Contracts listed above that were previously issued by JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY ("John Hancock"). These Contracts are no longer offered for sale, however, you may make Additional Purchase Payments as permitted under your Contract. In this Prospectus, we refer to John Hancock Variable Life Insurance Company as "JHVLICO," "we," "us," "our," or "the Company." You, the Contract Owner, should refer to the first page of your Contract, to determine which of the above Contracts you purchased.

This Prospectus describes the variable portion of the Contracts to which you may allocate Additional Purchase Payments, to the extent permitted by your Contract. If you do, your Contract Value (other than value allocated to a Fixed Investment Option) and Variable Annuity payments will vary according to the investment performance of the applicable Sub-Accounts of the JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF ("Separate Account"). Each Sub-Account invests in one of the following Portfolios of John Hancock Trust that corresponds to a Variable Investment Option that we make available on the date of this Prospectus. Certain Variable Investment Options may not be available under a Contract.

JOHN HANCOCK TRUST
500 Index Trust B
Active Bond Trust
Blue Chip Growth Trust(1)
Capital Appreciation Trust(1)
Equity-Income Trust(1)
Financial Services Trust
Global Bond Trust(1)


JOHN HANCOCK TRUST
Health Sciences Trust(2)
High Yield Trust(1)
International Equity Index Trust B(1)
Lifestyle Balance Trust
(formerly "Managed Trust(1)"
Mid Cap Index Trust(2)
Mid Cap Stock Trust(2)


JOHN HANCOCK TRUST
Mid Value Trust(1)
Money Market Trust B
Optimized All Cap Trust
Overseas Equity Trust
Real Estate Securities Trust(1)
Short-Term Bond Trust(1)
Small Cap Growth Trust


JOHN HANCOCK TRUST
Small Cap Index Trust(2)
Small Cap Value Trust(2)
Total Bond Market TrustB
Total Return Trust(2)
Total Stock Market Index Trust(2)


(1) Available on Revolution Access, Revolution Extra, Revolution Value Variable Annuities and Patriot Variable Annuity Contracts only

(2) Available on Revolution Access, Revolution Extra, Revolution Value Variable Annuity Contracts only


CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR INSURED, GUARANTEED OR ENDORSED BY ANY BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. PLEASE READ THIS PROSPECTUS CAREFULLY AND KEEP IT FOR FUTURE REFERENCE. IT CONTAINS INFORMATION ABOUT THE SEPARATE ACCOUNT AND THE VARIABLE PORTION OF THE CONTRACT THAT YOU SHOULD KNOW BEFORE INVESTING. THE CONTRACTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC"). NEITHER THE SEC NOR ANY STATE HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


** If you purchased a Revolution Extra Contract, we will add an "Extra Credit" of at least 3.5% of each Purchase Payment that you make under that Contract. Because of this feature, the withdrawal charge applicable to certain withdrawals of Contract Value may be higher than those imposed under Contracts without an "Extra Credit" or "bonus" feature. The amount of the Extra Credit may be more than offset by the withdrawal charge if you prematurely "surrender" or otherwise withdraw money in excess of the free withdrawal amounts while this charge is in effect.


                  JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
             ANNUITIES SERVICE CENTER       MAILING ADDRESS
                164 Corporate Drive      Post Office Box 9505
             Portsmouth, NH 03801-6815  Portsmouth, NH 03802-9505
                  (800) 824-0335          www.jhannuities.com

                                Table of Contents

I. GLOSSARY OF SPECIAL TERMS ................................................................    1
II. OVERVIEW ................................................................................    3
III. FEE TABLES .............................................................................    5
   EXAMPLES .................................................................................    6
IV. BASIC INFORMATION .......................................................................    9
   WHAT IS THE CONTRACT? ....................................................................    9
   WHO OWNS THE CONTRACT? ...................................................................    9
   IS THE OWNER ALSO THE ANNUITANT? .........................................................    9
   HOW CAN I INVEST MONEY IN A CONTRACT? ....................................................    9
      Purchase Payments .....................................................................    9
      Initial Purchase Payment ..............................................................    9
      Issue Date and Contract Year ..........................................................   10
      Limits on Purchase Payments ...........................................................   10
      Ways to Make Additional Purchase Payments .............................................   10
      Additional Purchase Payments by Wire ..................................................   10
   HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME? ....................   10
      Variable Investment Options ...........................................................   10
      Fixed Investment Options ..............................................................   11
      Extra Credit Feature ..................................................................   11
   WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE? .........................................   11
   TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF THE CONTRACTS? ...............   11
      State Law Insurance Requirements ......................................................   11
      Variations in Charges or Rates ........................................................   11
   WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT? ......................................   11
   HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS? ...................................   12
      Allocation of Purchase Payments .......................................................   12
      Transfers Among Investment Options ....................................................   12
      Procedure for Transferring Your Assets ................................................   13
      Telephone and Electronic Transactions .................................................   13
      Dollar Cost Averaging Programs ........................................................   14
      Strategic Rebalancing Program .........................................................   15
   WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT? .................................   15
      Asset-Based Charges ...................................................................   15
      Annual Contract Fee ...................................................................   15
      Premium Taxes .........................................................................   16
      Withdrawal Charge .....................................................................   16
      Other Charges .........................................................................   17
   HOW CAN I WITHDRAW MONEY FROM MY CONTRACT? ...............................................   18
      Surrenders and Partial Withdrawals ....................................................   18
      Nursing Home Waiver of Withdrawal Charge ..............................................   19
      Waiver of Withdrawal Charge Rider .....................................................   19
      Systematic Withdrawal Plan ............................................................   19
      Telephone Withdrawals .................................................................   19
   WHAT HAPPENS IF THE OWNER OR ANNUITANT DIES BEFORE MY CONTRACT'S MATURITY DATE? ..........   20
      Death Benefits -- In General ..........................................................   20
      Distribution Requirements Following Death of Owner ....................................   20
      Death Benefits Following Death of Annuitant ...........................................   20
      Standard Death Benefit ................................................................   21
      Enhanced Death Benefit Riders .........................................................   21
      Calculation and Payment of Death Benefit Value ........................................   21
   WHAT OTHER OPTIONAL BENEFITS MAY HAVE BEEN AVAILABLE TO ME UNDER A CONTRACT? .............   22
      Accumulated Value Enhancement Benefit .................................................   22
      Guaranteed Retirement Income Benefit ..................................................   23
   CAN I RETURN MY CONTRACT? ................................................................   23
V. GENERAL INFORMATION ABOUT US, THE SEPARATE ACCOUNT AND THE PORTFOLIOS ....................   24
   THE COMPANY ..............................................................................   24
   THE SEPARATE ACCOUNT .....................................................................   25
   THE PORTFOLIOS ...........................................................................   25
VI. INFORMATION ABOUT FIXED INVESTMENT OPTIONS ..............................................   30
   IN GENERAL ...............................................................................   30
   HOW THE FIXED INVESTMENT OPTIONS WORK ....................................................   30
   GUARANTEED INTEREST RATES ................................................................   30
   CALCULATION OF MARKET VALUE ADJUSTMENT ("MVA") ...........................................   30
   WHAT ADDITIONAL GUARANTEE APPLIES TO THE FIXED INVESTMENT OPTIONS UNDER MY CONTRACT? .....   31
VII. THE ACCUMULATION PERIOD ................................................................   33
   YOUR VALUE IN OUR VARIABLE INVESTMENT OPTIONS ............................................   33
   VALUATION OF ACCUMULATION UNITS ..........................................................   33
   VARIABLE INVESTMENT OPTION VALUATION PROCEDURES ..........................................   33
   YOUR VALUE IN THE FIXED INVESTMENT OPTIONS ...............................................   33
VIII. THE ANNUITY PERIOD ....................................................................   34
   DATE OF MATURITY .........................................................................   34
   CHOOSING FIXED OR VARIABLE ANNUITY PAYMENTS ..............................................   34
   SELECTING AN ANNUITY OPTION ..............................................................   34
   VARIABLE MONTHLY ANNUITY PAYMENTS ........................................................   34
   ASSUMED INVESTMENT RATE ..................................................................   35
   TRANSFERS DURING THE ANNUITY PERIOD ......................................................   35
   FIXED MONTHLY ANNUITY PAYMENTS ...........................................................   35
   ANNUITY OPTIONS ..........................................................................   35
IX. FEDERAL TAX MATTERS .....................................................................   37
   INTRODUCTION .............................................................................   37
   OUR TAX STATUS ...........................................................................   37
   CHARITABLE REMAINDER TRUSTS ..............................................................   37
   SPECIAL CONSIDERATIONS FOR OPTIONAL BENEFITS .............................................   37
   CHARITABLE REMAINDER TRUSTS ..............................................................   37
   NONQUALIFIED CONTRACTS ...................................................................   38
   QUALIFIED CONTRACTS ......................................................................   40
   SEE YOUR OWN TAX ADVISER .................................................................   44
X. OTHER INFORMATION .......................................................................    45
   ASSIGNMENT; CHANGE OF OWNER OR BENEFICIARY ...............................................   45
   BENEFICIARY ..............................................................................   45
   SPOUSE ...................................................................................   45
   PERFORMANCE INFORMATION ..................................................................   45
   REPORTS ..................................................................................   46
   VOTING PRIVILEGES ........................................................................   46
   CHANGES TO THE SEPARATE ACCOUNT ..........................................................   46
   VARIATIONS IN CHARGES OR RATES FOR ELIGIBLE CLASSES ......................................   46
   DISTRIBUTION OF CONTRACTS ................................................................   47
   STATEMENT OF ADDITIONAL INFORMATION ......................................................   47
APPENDIX A:  DETAILS ABOUT OUR FIXED INVESTMENT OPTIONS .....................................   A-I
APPENDIX B:  EXAMPLES OF WITHDRAWAL CHARGE CALCULATIONS .....................................   B-1
APPENDIX C:  OPTIONAL ENHANCED DEATH BENEFITS ...............................................   C-1
APPENDIX D:  EXAMPLES OF EARNINGS ENHANCEMENT DEATH BENEFIT CALCULATION .....................   D-1
APPENDIX E: QUALIFIED PLAN TYPES ............................................................   E-1
APPENDIX U: ACCUMULATION UNIT VALUE TABLES ..................................................   U-1

                          I. Glossary of Special Terms


The following terms as used in this Prospectus have the indicated meanings. We also define other terms in specific sections of this Prospectus.


1940 ACT: The Investment Company Act of 1940, as amended.


ACCUMULATION PERIOD: The period between the issue date of the Contract and its Maturity Date.

ADDITIONAL PURCHASE PAYMENT: Any Purchase Payment made after the initial Purchase Payment.


ANNUITANT: Any natural person or persons to whom annuity payments are made and whose life is used to determine the duration of annuity payments involving life contingencies. If the Contract Owner names more than one person as an "Annuitant," the second person named is referred to as "co-Annuitant." The "Annuitant" and "co-Annuitant" are referred to collectively as "Annuitant." The "Annuitant" is as designated on the Contract specification page or in the application.



ANNUITIES SERVICE CENTER: The mailing address of our service office is listed on the first page of this Prospectus. You can send overnight mail to us at 164 Corporate Drive, Portsmouth, New Hampshire 03801-6815.


ANNUITY OPTION: The method selected by the Contract Owner (or as specified in the Contract if no selection is made) for annuity payments made by us.

ANNUITY PERIOD: The period when we make annuity payments to you following the Maturity Date.

ANNUITY UNIT: A unit of measure that is used after the election of an Annuity Option to calculate Variable Annuity payments.

BENEFICIARY: The person, persons or entity entitled to the death benefit under the Contract. The Beneficiary is as specified in the application, unless changed.


BUSINESS DAY: Any day on which the New York Stock Exchange is open for business. The end of a Business Day is the close of daytime trading on the New York Stock Exchange, which generally is 4:00 pm Eastern Time.


CODE: The Internal Revenue Code of 1986, as amended.

COMPANY: John Hancock Variable Life Insurance Company.

CONTRACT: The Variable Annuity Contracts described by this Prospectus.

CONTRACT ANNIVERSARY: The anniversary of the date the Contract was issued.

CONTRACT VALUE: The total of the Investment Account values attributable to the Contract.

CONTRACT YEAR: The period of twelve consecutive months beginning on the date as of which the Contract is issued, or any anniversary of that date.

FIXED ANNUITY: An Annuity Option with payments for a set dollar amount that we guarantee.

FIXED INVESTMENT OPTION: An Investment Option in which a Company guarantees the principal value and the rate of interest credited to the Investment Account for the term of any guarantee period.

GENERAL ACCOUNT: All of the Company's assets other than assets in its Separate Account or any other separate account that it may maintain.

INVESTMENT ACCOUNT: An account we establish for you which represents your interests in an Investment Option during the Accumulation Period.

INVESTMENT OPTIONS: The investment choices available to Contract Owners. We refer to the Variable Investment Options and the Fixed Investment Option together as Investment Options.

JHVLICO: John Hancock Variable Life Insurance Company.

MATURITY DATE: The date on which we begin to make annuity payments to the Annuitant. The Maturity Date is the date specified on the Contract specifications page, unless changed.


NONQUALIFIED CONTRACT: A Contract which is not issued under a Qualified Plan.



OWNER OR CONTRACT OWNER ("YOU"): The person, persons (co-Owner) or entity entitled to all of the Ownership rights under the Contract. References in this Prospectus to Contract Owners are typically by use of "you." The Owner has the legal right to make all changes in contractual designations where specifically permitted by the Contract. The Owner is as specified in the application, unless changed.



PORTFOLIO: A series of a registered open-end management investment company which corresponds to a Variable Investment Option.


PROSPECTUS: This Prospectus that describes interests in a Contract.

PURCHASE PAYMENT: An amount you pay to us for the benefits provided by the Contract.

QUALIFIED CONTRACT: A Contract issued under a Qualified Plan.

QUALIFIED PLAN: A retirement plan that receives favorable tax treatment under
Section 401, 403, 408 (IRAs), 408A (Roth IRAs) or 457 of the Code.

RIDER: An optional benefit that you may have elected for an additional charge.

SEPARATE ACCOUNT: John Hancock Variable Annuity Account JF. A separate account is a segregated asset account of a company that is not commingled with the general assets and obligations of the company.

SUB-ACCOUNT: A Sub-Account of the Separate Account. Each Sub-Account invests in shares of a specific Portfolio.

SURRENDER VALUE: The total value of a Contract, after any market value adjustment, minus the annual Contract fee, any applicable premium tax, and any applicable Rider charges, and any withdrawal charges (if applicable). We will determine the amount surrendered or withdrawn as of the date we receive your request in proper form at the Annuities Service Center.

VARIABLE ANNUITY: An Annuity Option with payments which: (1) are not predetermined or guaranteed as to dollar amount, and (2) vary in relation to the investment experience of one or more specified Sub-Accounts.

VARIABLE INVESTMENT OPTION: An Investment Option corresponding to a Sub-Account of the Separate Account that invests in shares of a specific Portfolio.

WITHDRAWAL AMOUNT: The total amount taken from your Contract Value, including any applicable withdrawal charge, tax, proportional share of administrative fee and market value adjustment, to process a withdrawal.

                                  II. Overview


This overview tells you some key points you should know about the Contract. Because this is an overview, it does not contain all the information that may be important to you. You should read carefully this entire Prospectus, including its Appendices, your Contract and the Statement of Additional Information for more detailed information.



Insurance laws and regulations apply to us in every state in which our Contracts are sold. As a result, some terms and conditions of your Contract may vary from the terms and conditions described in this Prospectus, depending upon where you purchase a Contract. These variations will be reflected in your Contract or in a Rider attached to your Contract. We disclose all material features and benefits of the Contracts in this Prospectus.



The Contracts described in this Prospectus are no longer offered for sale; however, you may make Additional Purchase Payments as permitted under your Contract. This Prospectus contains information that you should know before you exercise any of your rights under the Contract.


Prospectuses for Contracts often undergo certain changes in their terms from year to year to reflect changes in the Contracts. The changes include such things as the liberalization of benefits, the exercise of rights reserved under a Contract, the alteration of administrative procedures and changes in the Investment Options available. Any such change may or may not apply to Contracts issued prior to the effective date of the change. This Prospectus reflects the status of the product as of the date of this Prospectus. This Prospectus contains information about other products. Therefore, this Prospectus may contain information that is inapplicable to your Contract. You should consult your Contract to verify whether any particular provision applies to you and whether you may elect any particular Investment Option.

The Variable Investment Options shown on the first page of this Prospectus are those available under the Contracts described in this Prospectus as of the date of this Prospectus. There may be Variable Investment Options that are not available to you. We may add, modify or delete Variable Investment Options in the future.

When you select one or more of these Variable Investment Options, we invest your money in NAV shares of a corresponding Portfolio of the John Hancock Trust (the "Trust"). The Trust is a so-called "series" type mutual fund registered with the SEC. The investment results of each Variable Investment Option you select will depend on those of the corresponding Portfolios of the Trust. Each of the Portfolios is separately managed and has its own investment objective and strategies. The Trust prospectus contains detailed information about each available Portfolio. Be sure to read that prospectus before selecting any of the Variable Investment Options.


For amounts you don't wish to invest in a Variable Investment Option, you may be able to invest these amounts in a currently offered Fixed Investment Option if permitted by your local jurisdiction. We invest the assets allocated to a Fixed Investment Option in our General Account and they earn interest at a fixed rate, declared by us, subject to a minimum rate stated in your Contract. We will not make available any Fixed Investment Option offering a guaranteed rate below 3%. If you remove money from any Fixed Investment Option prior to its expiration, however, we may increase or decrease your Contract's value to compensate for changes in interest rates that may have occurred subsequent to the beginning of that Fixed Investment Option. This is known as a "market value adjustment."



In addition to the transfer restrictions that we impose, the John Hancock Trust also has adopted policies under Rule 22c-2 of the 1940 Act to detect and deter abusive short term trading. Accordingly, a Portfolio may require us to impose trading restrictions if it discovers violations of its frequent short-term trading policy. We will provide tax identification numbers and other Contract Owner transaction information to John Hancock Trust upon request, which it may use to identify any pattern or frequency of activity that violates its short-term trading policy.


We refer to the Variable Investment Options and any available Fixed Investment Option together as Investment Options.

The annuity described in this Prospectus may be sold on a group basis. If you purchase the annuity under a group contract, you will be issued a group certificate. If that is the case, the word "Contract" as used in this Prospectus should be interpreted as meaning the certificate issued to you under the group contract.


SECTION 403(B) QUALIFIED PLANS. Effective September 25, 2007, we ceased offering this Contract for use in a retirement plan intended to qualify as a Section 403(b) Qualified Plan (a "Section 403(b) Qualified Plan" or the "Plan") unless
(a) we (or an affiliate of ours) previously issued annuity contracts to that retirement plan, (b) the initial purchase payment for the new Contract is sent to us directly from the Section 403(b) Qualified Plan through your employer, the Plan's administrator, the Plan's sponsor or in the form of a transfer acceptable to us, (c) we have entered into an agreement with your Section 403(b) Qualified Plan concerning the sharing of information related to your Contract (an "Information Sharing Agreement"), and (d) unless contained in the Information Sharing Agreement, we have received a written determination by your employer, the Plan administrator or the Plan sponsor of your Section 403(b) Qualified Plan that the plan qualifies under section 403(b) of the Code and complies with applicable Treasury regulations (a "Certificate of Compliance").

We may accept, reject or modify any of the terms of a proposed Information Sharing Agreement presented to us, and make no representation that we will enter into an Information Sharing Agreement with your Section 403(b) Qualified Plan.



In the event that we do not receive an Information Sharing Agreement and a Certificate of Compliance and you nonetheless direct us to proceed with the transfer, the transfer may be treated as a taxable transaction.



For more information regarding Section 403(b) Qualified Plans, please see Appendix B: "Qualified Plan Types," or you may request a copy of the Statement of Additional Information from the Annuities Service Center.



BENEFICIARY IRAS. Effective February 2, 2009, we no longer allow you to establish a new Beneficiary IRA that includes any optional benefit Rider, nor will we allow anyone with an existing Beneficiary IRA that does not have an optional benefit Rider to subsequently elect any optional benefit Rider. The restriction includes all optional Riders that would otherwise have been available under the Contract (see Appendix D: "Optional Guaranteed Minimum Withdrawal Benefits" to determine what optional benefits would have been available).



We will continue to establish Beneficiary IRAs that do not have any optional benefit Riders and we will continue to support existing Beneficiary IRAs that already include optional benefit Riders.


The Contracts are not available in all states. Certain features of the Contracts, including optional benefit Riders, may not have been available or may have been modified for Contracts issued in various states. YOU SHOULD REVIEW YOUR CONTRACT, OR CONTACT THE ANNUITIES SERVICE CENTER, FOR ADDITIONAL INFORMATION. You should disregard all references in the Prospectus to benefits that are NOT available in your state.

This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities in any state to any person to whom it is unlawful to make or solicit an offer in that state.

                                 III. Fee Tables


THE FOLLOWING TABLES DESCRIBE THE FEES AND EXPENSES APPLICABLE TO BUYING, OWNING AND SURRENDERING A CONTRACT. THE FIRST TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU PAID AT THE TIME THAT YOU BOUGHT THE CONTRACT AS WELL AS THE FEES AND EXPENSES YOU WILL PAY WHEN YOU MAKE ADDITIONAL PURCHASES UNDER THE CONTRACT, SURRENDER THE CONTRACT, OR TRANSFER ACCOUNT VALUE BETWEEN INVESTMENT OPTIONS. STATE PREMIUM TAXES MAY ALSO BE DEDUCTED.



CONTRACT OWNER TRANSACTION      DECLARATION            PATRIOT        REVOLUTION ACCESS    REVOLUTION EXTRA     REVOLUTION VALUE
EXPENSES(1)                   VARIABLE ANNUITY     VARIABLE ANNUITY    VARIABLE ANNUITY    VARIABLE ANNUITY     VARIABLE ANNUITY
--------------------------  -------------------  -------------------  -----------------  -------------------  -------------------
Maximum Withdrawal Charge   6% for the 1st year  6% for the 1st year        None         7% for the 1st year  7% for the 1st year
   (as % of amount of the   6% for the 2nd year  6% for the 2nd year                     7% for the 2nd year  6% for the 2nd year
   Purchase Payment that    5% for the 3rd year  5% for the 3rd year                     7% for the 3rd year  5% for the 3rd year
   we consider to have      5% for the 4th year  5% for the 4th year                     7% for the 4th year  4% for the 4th year
   been withdrawn) (2)      4% for the 5th year  4% for the 5th year                     6% for the 5th year  3% for the 5th year
                            3% for the 6th year  3% for the 6th year                     5% for the 6th year  2% for the 6th year
                            2% for the 7th year  2% for the 7th year                     4% for the 7th year  1% for the 7th year
                            0% thereafter        0% thereafter                           0% thereafter        0% thereafter
Maximum transfer charge(3)          $25                 N/A                $25                 $25                  $25


(1) State premium taxes may also apply to your Contract, which currently range from 0.50% to 4.00% of each Purchase Payment.

(2) This charge is taken upon withdrawal or surrender within the specified period of years measured from the date of Purchase Payment.

(3) This charge is not currently imposed, but we reserve the right to do so in the Contract. If we do, it will be taken upon each transfer into or out of any investment Option beyond an annual limit of not less than 12.


THE NEXT TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU WILL PAY PERIODICALLY DURING THE TIME YOU OWN THE CONTRACT. THIS TABLE DOES NOT INCLUDE FEES AND EXPENSES PAID AT THE PORTFOLIO LEVEL.


                                     DECLARATION          PATRIOT       REVOLUTION ACCESS   REVOLUTION EXTRA   REVOLUTION VALUE
                                  VARIABLE ANNUITY   VARIABLE ANNUITY   VARIABLE ANNUITY    VARIABLE ANNUITY   VARIABLE ANNUITY
                                  ----------------   ----------------   -----------------   ----------------   ----------------
Maximum Annual Contract Fee(4)           $50                 $50               $50                  $50                $50
Current Annual Contract Fee (5)          $30                 $30               $30                  $30                $30

SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE) (6)

(Contracts with initial Purchase Payment less than $250,000)
Asset-Based Charge   1.25%   1.25%   1.25%   1.25%   1.25%
(Contracts with initial Purchase Payment greater than $250,000)
Asset-Based Charge   1.00%   1.00%   1.25%   1.25%   1.25%

OPTIONAL BENEFIT RIDER CHARGES(7) (AS A PERCENTAGE OF YOUR CONTRACT'S TOTAL VALUE UNLESS OTHERWISE STATED)

Accidental Death Benefit Rider     0.10%         0.10%         Not Offered      Not Offered      Not Offered
Accumulated Value Enhancement      Not Offered   Not Offered   Maximum: 1.00%   Maximum: 1.00%   Maximum: 1.00%
   ("CARESolutions Plus")                                      Current: 0.40%   Current: 0.35%   Current: 0.35%
   Rider(8) (as a percentage of
   your initial Purchase Payment)
Earnings Enhancement               Not Offered   Not Offered   0.25%            0.25%            0.25%
   ("Beneficiary Tax Relief")
   Death Benefit Rider
Enhanced "Stepped Up" Death        0.15%         0.15%         Not Offered      Not Offered      Not Offered
   Benefit Rider
Enhanced Death Benefit Rider(9)    Not Offered   Not Offered   0.25%            0.25%            0.25%
Guaranteed Retirement Income       Not Offered   Not Offered   0.30%            0.30%            0.30%
   Benefit Rider (10)
Nursing Home Waiver (10)           0.05%         0.05%         Not Offered      Not Offered      Not Offered
Waiver of Withdrawal Charge        Not Offered   Not Offered   Not Offered      0.10%            0.10%
   ("CARESolutions") Rider(11)

(4) This charge is not currently imposed and would only apply to Declaration and Patriot Contracts of less than $10,000; and Revolution Access, Revolution Extra, and Revolution Value Contracts of less than $50,000.

(5) This charge applies only to Declaration and Patriot Contracts of less than $10,000; and Revolution Access, Revolution Extra, and Revolution Value Variable Annuities Contracts of less than $50,000. It is taken at the end of each Contract Year but, if you surrender a Contract before then, it will be taken at the time of surrender.

(6) This charge only applies to that portion of account value held in the Variable Investment Options. The charge does not apply to amounts in the Fixed Investment Options. For Revolution Access, Revolution Extra and Revolution Value Variable Annuities Contracts, the charge does not apply to the guarantee rate account under our dollar-cost averaging value program.

(7) Charges for optional benefit riders are assessed monthly. The monthly charge is 1/12 of the annual charge shown in this table.

(8) This Rider is available only if you purchased the Waiver Of Withdrawal Charge Rider as well. We do not currently impose the maximum charge shown, but reserve the right to do so on a uniform basis for all Accumulated Value Enhancement Riders issued in the same state.

(9) In certain states (and for Riders issued prior to May 1, 2002), the rate for Enhanced Death Benefit Rider may be lower than the amount shown.

(10) This Rider is not available for Contracts issued after April 30, 2004.


(11) as a percentage of that portion of your Contract's total value attributable to Purchase Payments that are still subject to withdrawal charges


THE NEXT TABLE DESCRIBES THE MINIMUM AND MAXIMUM TOTAL OPERATING EXPENSES CHARGED BY THE PORTFOLIOS THAT YOU MAY PAY PERIODICALLY DURING THE TIME THAT YOU OWN THE CONTRACT. MORE DETAIL CONCERNING EACH PORTFOLIO'S FEES AND EXPENSES IS CONTAINED IN THE PORTFOLIO'S PROSPECTUS.

TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES                    MINIMUM   MAXIMUM
-----------------------------------------                    -------   -------
Range of expenses that are deducted from Portfolio assets,
   including management fees, and other expenses               0.25%     1.14%

EXAMPLES

The following two examples are intended to help you compare the cost of investing in Contracts with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, Contract fees, Separate Account annual expenses and Portfolio fees and expenses.

The first example assumes that you invest $10,000 in a Contract with all the optional benefit Riders that may have been available. The first example also assumes that your investment has a 5% return each year and assumes the maximum annual Contract fee and the maximum fees and expenses of any of the Portfolios. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                MAXIMUM PORTFOLIO LEVEL TOTAL OPERATING EXPENSES

                                                                             1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                                             ------   -------   -------   --------
DECLARATION VARIABLE ANNUITY WITH:
   Enhanced "stepped-up" Death Benefit Rider;
      Accidental Death Benefit Rider;
      and Nursing Home Waiver Rider
   If you surrender the Contract at the end of the applicable time period:   $  815    $1,290    $1,793    $3,046
   If you annuitize, or do not surrender the Contract at the end of the
      applicable time period:                                                $  275    $  843    $1,437    $3,046


                                                                             1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                                             ------   -------   -------   --------
PATRIOT VARIABLE ANNUITY WITH:
   Enhanced "stepped-up" Death Benefit Rider;
      Accidental Death Benefit Rider;
      and Nursing Home Waiver Rider
   If you surrender the Contract at the end of the applicable time period:   $  813    $1,286    $1,787    $3,033
   If you annuitize, or do not surrender the Contract at the end of the
      applicable time period:                                                $  273    $  839    $1,431    $3,033


                                                                             1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                                             ------   -------   -------   --------
REVOLUTION ACCESS VARIABLE ANNUITY WITH:
   Enhanced Death Benefit Rider
      Earnings Enhancement Death Benefit Rider
      Accumulated Value Enhancement Rider; and
      Guaranteed Retirement Income Benefit Rider
   If you surrender the Contract at the end of the applicable time period:   $  423    $1,278    $2,143    $4,354
   If you annuitize, or do not surrender the Contract at the end of the
      applicable time period:                                                $  423    $1,278    $2,143    $4,354

                                                                             1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                                             ------   -------   -------   --------
REVOLUTION EXTRA VARIABLE ANNUITY WITH:
   Waiver of Withdrawal Charge Rider;
      Enhanced Death Benefit Rider;
      Earnings Enhancement Death Benefit Rider;
      Accumulated Value Enhancement Rider; and
      Guaranteed Retirement Income Benefit Rider
   If you surrender the Contract at the end of the applicable time period:   $1,064    $1,938    $2,732    $4,447
   If you annuitize, or do not surrender the Contract at the end of the
      applicable time period:                                                $  434    $1,309    $2,193    $4,447

                                                                             1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                                             ------   -------   -------   --------
REVOLUTION VALUE VARIABLE ANNUITY WITH:
      waiver of Withdrawal Charge Rider;
         Enhanced Death Benefit Rider;
         Earnings Enhancement Death Benefit Rider;
         Accumulated Value Enhancement Rider; and
         Guaranteed Retirement Income Benefit Rider.
   If you surrender the Contract at the end of the applicable time period:   $1,063    $1,755    $2,456    $4,436
   If you annuitize, or do not surrender the Contract at the end of the
      applicable time period:                                                $  433    $1,305    $2,187    $4,436

The next example assumes that you invest $10,000 in a Contract with no optional benefit riders for the time periods indicated. This example also assumes that your investment has a 5% return each year and assumes the average annual Contract fee we expect to receive for the Contracts and the minimum fees and expenses of any of the Portfolios.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

                MINIMUM PORTFOLIO LEVEL TOTAL OPERATING EXPENSES

DECLARATION VARIABLE ANNUITY                                                      1 YEAR   3 YEARS   5 YEARS   10 YEARS
----------------------------                                                      ------   -------   -------   --------
If you surrender the Contract at the end of the applicable time period:            $695     $  929    $1,187    $1,820
If you annuitize, or do not surrender the Contract at the end of the applicable
   time period:                                                                    $155     $  482    $  833    $1,820

PATRIOT VARIABLE ANNUITY                                                          1 YEAR   3 YEARS   5 YEARS   10 YEARS
------------------------                                                          ------   -------   -------   --------
If you surrender the Contract at the end of the applicable time period:            $695     $  926    $1,183    $1,811
If you annuitize, or do not surrender the Contract at the end of the applicable
   time period:                                                                    $155     $  480    $  828    $1,811

REVOLUTION ACCESS VARIABLE ANNUITY                                                1 YEAR   3 YEARS   5 YEARS   10 YEARS
----------------------------------                                                ------   -------   -------   --------
If you surrender the Contract at the end of the applicable time period:            $155     $  480    $  828    $1,811
If you annuitize, or do not surrender the Contract at the end of the applicable
   time period:                                                                    $155     $  480    $  828    $1,811

REVOLUTION EXTRA VARIABLE ANNUITY                                                 1 YEAR   3 YEARS   5 YEARS   10 YEARS
---------------------------------                                                 ------   -------   -------   --------
If you surrender the Contract at the end of the applicable time period:            $785     $1,107    $1,362    $1,817
If you annuitize, or do not surrender the Contract at the end of the applicable
   time period:                                                                    $155     $  482    $  831    $1,817

REVOLUTION VALUE VARIABLE ANNUITY                                                 1 YEAR   3 YEARS   5 YEARS   10 YEARS
---------------------------------                                                 ------   -------   -------   --------
If you surrender the Contract at the end of the applicable time period:            $784     $  925    $1,092    $1,808
If you annuitize, or do not surrender the Contract at the end of the applicable
   time period:                                                                    $154     $  479    $  827    $1,808


The following table describes the operating expenses for each Portfolio, as a percentage of the Portfolio's average net assets for the fiscal year ending December 31, 2008. More detail concerning each Portfolio's fees and expenses is contained in the Portfolio's prospectus and in the notes following the table.



All of the Portfolios shown in the table are NAV class shares that are not subject to Rule 12b-1 fees. These NAV class shares commenced operations on April 29, 2005. These NAV class shares of a Portfolio are based upon the expense ratios of the Portfolio's Series I shares for the year ended December 31, 2008 (adjusted to reflect the absence of any Rule 12b-1 fee applicable to the NAV shares).


                                                                             ACQUIRED                   CONTRACTUAL       NET
                                                                            PORTFOLIO       TOTAL         EXPENSE      PORTFOLIO
                                       MANAGEMENT                  OTHER     FEES AND     OPERATING    REIMBURSEMENT   OPERATING
PORTFOLIO -- NAV SHARES                    FEE      12B-1 FEES   EXPENSES    EXPENSES   EXPENSES (1)        (2)         EXPENSES
-----------------------                ----------   ----------   --------   ---------   ------------   -------------   ---------
JOHN HANCOCK TRUST (NAV):
500 INDEX B(5)                            0.47%        0.00%       0.03%       0.00%        0.50%          -0.25%         0.25%
ACTIVE BOND(3)                            0.60%        0.00%       0.04%       0.00%        0.64%           0.00%         0.64%
BLUE CHIP GROWTH(3, 7)                    0.81%        0.00%       0.04%       0.00%        0.85%           0.00%         0.85%
CAPITAL APPRECIATION(3)                   0.72%        0.00%       0.04%       0.00%        0.76%           0.00%         0.76%
EQUITY-INCOME(3,7)                        0.81%        0.00%       0.05%       0.00%        0.86%           0.00%         0.86%
FINANCIAL SERVICES(3)                     0.82%        0.00%       0.08%       0.00%        0.90%           0.00%         0.90%
GLOBAL BOND(3, 8, 9)                      0.70%        0.00%       0.10%       0.00%        0.80%           0.00%         0.80%
HEALTH SCIENCES(3, 7, 8)                  1.05%        0.00%       0.08%       0.00%        1.13%           0.00%         1.13%
HIGH YIELD(3)                             0.66%        0.00%       0.06%       0.00%        0.72%           0.00%         0.72%
INTERNATIONAL EQUITY INDEX
   B(2, 5, 10)                            0.53%        0.00%       0.06%       0.00%        0.59%          -0.24%         0.35%
LIFESTYLE BALANCED                        0.04%        0.00%       0.03%       0.83%        0.90%           0.00%         0.90%
   (formerly "Managed")
MID CAP INDEX(3, 4)                       0.47%        0.00%       0.03%       0.00%        0.50%           0.00%         0.50%
MID CAP STOCK(3)                          0.84%        0.00%       0.05%       0.00%        0.89%           0.00%         0.89%
MID VALUE(3, 7)                           0.98%        0.00%       0.10%       0.00%        1.08%           0.00%         1.08%
MONEY MARKET B(5)                         0.49%        0.00%       0.04%       0.00%        0.53%          -0.24%         0.29%
OPTIMIZED ALL CAP(3)                      0.68%        0.00%       0.06%       0.00%        0.74%           0.00%         0.74%
OVERSEAS EQUITY(3, 8)                     0.98%        0.00%       0.14%       0.00%        1.12%           0.00%         1.12%
REAL ESTATE SECURITIES(3)                 0.70%        0.00%       0.05%       0.00%        0.75%           0.00%         0.75%
SHORT-TERM BOND(3)                        0.59%        0.00%       0.07%       0.00%        0.66%           0.00%         0.66%
SMALL CAP GROWTH(3)                       1.06%        0.00%       0.08%       0.00%        1.14%           0.00%         1.14%
SMALL CAP INDEX(2, 3, 4)                  0.49%        0.00%       0.04%       0.00%        0.53%           0.00%         0.53%
SMALL CAP VALUE(3)                        1.06%        0.00%       0.06%       0.00%        1.12%           0.00%         1.12%
TOTAL BOND MARKET B(2, 5, 11)             0.47%        0.00%       0.06%       0.00%        0.53%          -0.28%         0.25%
TOTAL RETURN(3, 9)                        0.69%        0.00%       0.06%       0.00%        0.75%           0.00%         0.75%
TOTAL STOCK MARKET INDEX(2, 3, 4)         0.49%        0.00%       0.04%       0.00%        0.53%           0.00%         0.53%

FOOTNOTES TO EXPENSE TABLE:



(1) The "Total Operating Expenses" include fees and expenses incurred indirectly by a Portfolio as a result of its investment in other investment companies ("Acquired Fund Fees and Expenses"). The Total Operating Expenses shown may not correlate to the Portfolio's ratio of expenses to average net assets shown in the "Financial Highlights" section, which does not include Acquired Portfolio Fees and Expenses. Acquired Portfolio Fees and Expenses are based on the estimated indirect net expenses associated with the Portfolio's investment in the underlying funds.



(2) Effective January 1, 2009, the adviser may recapture operating expenses reimbursed or fees waived under previous expense limitation or waiver arrangements and made subsequent to January 1, 2009, for a period of three years following the beginning of the month in which such reimbursement or waivers occurred.



(3) Effective January 1, 2006, the Adviser has agreed to waive its management fee for certain portfolios or otherwise reimburse the expenses of those portfolios ("Participating Portfolios"). The reimbursement will equal, on an annualized basis, 0.02% of that portion of the aggregate net assets of all the Participating Portfolios that exceeds $50 billion. The amount of the Reimbursement will be calculated daily and allocated among all the Participating Portfolios in proportion to the daily net assets of each portfolio.



(4) The Adviser has agreed to reduce its advisory fee for a class of shares of the Portfolio in an amount equal to the amount by which the Expenses of such class of the portfolio exceed the Expense Limit (as a percentage of the average annual net assets of the Portfolio attributable to the class) of 0.050% and, if necessary, to remit to that class of the Portfolio an amount necessary to ensure that such Expenses do not exceed that Expense Limit. "Expenses" means all the expenses of a class of the Portfolio excluding: (a) advisory fees, (b) Rule 12b-1 fees, (c) transfer agency fees and service fees, (d) blue sky fees, (e) taxes, (f) portfolio brokerage commissions, (g) interest, and (h) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of JHT's business. This expense limitation will continue in effect unless otherwise terminated by the Adviser upon notice to JHT. This voluntary expense limitation may be terminated at any time.



(5) JHT sells shares of these Portfolios only to certain variable life insurance and variable annuity separate accounts of John Hancock Life Insurance Company and its affiliates. As reflected in the table, each Portfolio is subject to an expense cap pursuant to an agreement between JHT and the Adviser and the expense cap is as follows: the Adviser has agreed to waive its advisory fee (or, if necessary, reimburse expenses of the Portfolio) in an amount so that the rate of the Portfolio's Operating Expenses does not exceed its "Net Operating Expenses" as listed in the table above. A Portfolio's "Total Operating Expenses" includes all of its operating expenses including advisory fees and Rule 12b-1 fees, but excludes taxes, brokerage commissions, interest, litigation and indemnification expenses and extraordinary expenses of the Portfolio not incurred in the ordinary course of the Portfolio's business. Under the agreement, the Adviser's obligation to provide the expense cap with respect to a particular Portfolio will remain in effect until May 1, 2010 and will terminate after that date only if JHT, without the prior written consent of the Adviser, sells shares of the Portfolio to (or has shares of the Portfolio held by) any person other than the variable life insurance or variable annuity insurance separate accounts of John Hancock Life Insurance Company or any of its affiliates that are specified in the agreement.



(6) For funds that have not started operations or have operations of less than six months as of December 31, 2008, expenses are based on estimates of expenses expected to be incurred over the next year.



(7) T. Rowe Price has voluntarily agreed to waive a portion of its subadvisory fee for the following portfolios of the Trust: Blue Chip Growth Trust, Equity-Income Trust, Science & Technology Trust, Small Company Value Trust, Health Sciences Trust, Mid Value Trust, Balance Trust, Spectrum Income Trust, Real Estate Equity Trust, and Capital Appreciation Value Trust. This waiver is based on the combined average daily net assets of these Portfolios and the following funds of John Hancock Funds II: Blue Chip Growth Fund, Capital Appreciation Value Trust, Equity-Income Fund, Mid Value Fund, Small Company Value Fund, Spectrum Income Fund and Real Estate Equity Fund (collectively, the "T. Rowe Portfolios"). Based on the combined average daily net assests of the T. Rowe Portfolios, the percentage fee reduction (as a percentage of the Subadvisory Fee) is as follows: 0.00% for the First $750 million, 5.0% for the Next $750 million, 7.5% for the Next $1.5 billion, and 10.0% if over $3 billion. The Adviser has also voluntarily agreed to reduce the advisory fee for each Portfolio by the amount that the subadvisory fee is reduced. This voluntary fee waiver may be terminated by T.Rowe Price or the Adviser.



(8) "Other expenses" reflects the estimated amount based on a contractual change in the custody agreement. This agreement went into effect on April 1, 2009.



(9) "Other expenses" reflects the estimate of amounts to be paid as substitute dividend expenses on securities borrowed for the settlement of short sales.



(10) The "Total expenses" include fees and expenses which are less than 0.01% that were incurred indirectly by the Portfolios as a result of its investment in other investment companies (e.g. Underlying Portfolios) (each, an "Acquired Portfolio"). The Total Annual Expenses shown may not correlate to the Portfolio's ration of expenses to average net assets shown in "Financial High-lights" section, which does not include Acquired Portfolio Fees and Expenses. Acquired Portfolio Fees and Expenses are estimated, not actual, amounts based on the Portfolio's current fiscal year.



(11) "Other expenses" does not include an overdraft fee which was received in 2008. This fee is considered extraordinary and not anticipated in the future.

                              IV. Basic Information

WHAT IS THE CONTRACT?

Each of the five (5) contacts listed on the first page of this Prospectus are deferred purchase payment variable annuity contracts. An "annuity contract" provides a person (known as the "Annuitant" or "payee") with a series of periodic payments. Because this Contract is also a "deferred payment" contract, the annuity payments will begin on a future date, called the Contract's Maturity Date. Under a "variable annuity" contract, the amount you have invested can increase or decrease in value daily based upon the value of the Variable Investment Options chosen. If your annuity is provided under a master group contract, the term "Contract" as used in this Prospectus refers to the certificate you will be issued and not to the master group contract.

WHO OWNS THE CONTRACT?

That's up to you. Unless the Contract provides otherwise, the Owner of the Contract is the person who can exercise the rights under the Contract, such as the right to choose the Investment Options or the right to surrender the Contract. In many cases, the person who bought the Contract is the Owner. However, you are free to name another person or entity (such as a trust) as Owner. In writing this Prospectus, we've assumed that you, the reader, are the person or persons entitled to exercise the rights and obligations under discussion. If a Contract has joint Owners, both must join in any written notice or request.

IS THE OWNER ALSO THE ANNUITANT?

In many cases, the same person is both the Annuitant and the Owner of a Contract. The Annuitant is the person whose lifetime is used to measure the period of time when we make various forms of annuity payments. Also, the Annuitant receives payments from us under any Annuity Option that commences during the Annuitant's lifetime. We may permit you to name another person as Annuitant or joint Annuitant if that person meets our underwriting standards. We may also permit you to name as joint Annuitants two persons other than yourself if those persons meet our underwriting standards.

HOW CAN I INVEST MONEY IN A CONTRACT?

Purchase Payments

We call the investments you make in your Contract Payments or Purchase Payments. The Contracts described in this Prospectus are no longer available for sale; however, the minimum initial Purchase Payment requirements for the Contracts are outlined in the table below, along with the minimum Purchase Payment for each Additional Purchase Payment into the Contracts. If you purchased your Contract through the automatic investment plan, different minimums may apply. If your Contract's total value ever falls to zero, we may terminate it. Therefore, you may need to pay more Additional Purchase Payments to keep the Contract in force.

                                              MINIMUM
                                              DIRECT
                     MINIMUM     MINIMUM      DEPOSIT
                     INITIAL   ADDITIONAL   ADDITIONAL
                    PURCHASE    PURCHASE     PURCHASE
CONTRACT             PAYMENT     PAYMENT      PAYMENT
--------            --------   ----------   ----------
Declaration          $ 1,000      $500         $100
Patriot              $ 1,000      $500         $100
Revolution Access    $25,000      $200         $100
Revolution Extra     $10,000      $200         $100
Revolution Value     $ 5,000      $200         $100


Currently, we do not enforce any minimum Additional Purchase Payment amounts, but may do so in the future.


Initial Purchase Payment


When we received your initial Purchase Payment and all necessary information, we issued your Contract and invested your initial Purchase Payment. If the information was not in good order, we contacted you to get the necessary information. If for some reason, we were unable to complete this process within 5 Business Days, we either sent back your money or received your permission to keep it until we received all of the necessary information.


In certain situations, we may have issued a Contract upon receiving the order of your broker-dealer or financial institution but delayed the effectiveness of the Contract until we received your signed application. In those situations, if we did not receive your signed application within our required time period, we deemed the Contract void from the beginning and returned your Purchase Payment. We may not have issued a Contract if any proposed Owner or Annuitant was older than age 84. We may also have limited your ability to purchase multiple Contracts on the same Annuitants or Owners. We may, however, have waived either of these underwriting limits.

Issue Date and Contract Year

We measure the years and anniversaries of your Contract from its date of issue. We use the term Contract Year to refer to each period of time between anniversaries of your Contract's date of issue. We did not issue a Contract if the proposed Annuitant was older than age 84.

Limits on Purchase Payments

You can make Purchase Payments of up to $1,000,000 in any one Contract Year. The total of all new Purchase Payments and transfers that you may allocate to any one Variable Investment Option or Fixed Investment Option, in any one Contract Year may not exceed $1,000,000. While the Annuitant is alive and the Contract is in force, you can make Purchase Payments at any time before the Maturity Date until the age limit shown below:


                         YOU MAY NOT MAKE ANY
IF YOUR CONTRACT IS   PURCHASE PAYMENTS AFTER THE
USED TO FUND             ANNUITANT REACHES AGE
-------------------   ---------------------------
A Qualified Plan               70 1/2 (1)
A Nonqualified plan            85 (2)



(1)  except for a Roth IRA, which has the age limit of 85.


(2)  84 1/2 for Declaration Variable Annuity

Ways to Make Additional Purchase Payments


Additional Purchase Payments made by check or money order must be:


     -    drawn on a U.S. bank;

     -    drawn in U.S. dollars; and

     -    made payable to "John Hancock" and sent to the Annuities Service
          Center.

We credit any Additional Purchase Payments to your Contract at the close of the Business Day in which we receive them at the Annuities Service Center. Each Business Day ends at the close of regular trading for the day on the New York Stock Exchange. Usually this is 4:00 p.m., Eastern Time. If we receive an Additional Purchase Payment after the close of a Business Day, we will credit it to your Contract on the next Business Day.


We will not accept credit card checks. Nor will we accept starter or third party checks that fail to meet our administrative requirements. Additional Purchase Payments should be sent to the Annuities Service Center at the address shown on the first page of this Prospectus. You can find information about other methods of making Purchase Payments by contacting us.


Additional Purchase Payments by Wire

You may transmit Additional Purchase Payments by wire through your bank to our bank, as long as you provide appropriate instructions with the transmittal to identify your Contract, and the selected Investment Options (unless you have provided us with standing allocation instructions). Information about our bank, our account number, and the ABA routing number may be obtained from the Annuities Service Center. Banks may charge a fee for wire services.

If your wire order is complete, we will invest the Additional Purchase Payment in your selected Investment Options as of the day we received the wire order. If the wire order is incomplete for an identified Contract, we will immediately return it.

HOW WILL THE VALUE OF MY INVESTMENT IN THE CONTRACT CHANGE OVER TIME?

Variable Investment Options


You may invest in any of the Variable Investment Options. Each Variable Investment Option is a Sub-Account of a Separate Account that invests in a corresponding Portfolio. The Portfolio prospectus contains a full description of a Portfolio. The amount you've invested in any Variable Investment Option will increase or decrease based upon the investment performance of the corresponding Portfolio (reduced by certain charges we deduct - see "III. Fee Tables"). Your Contract Value during the Accumulation Period and the amounts of annuity payments will depend upon the investment performance of the underlying Portfolio of the Variable Investment Option you select and/or upon the interest we credit on each Fixed Investment Option you select.



Allocating assets only to one or a small number of the Variable Investment Options, other than to Portfolios with balanced and diversified investment strategies (see "Portfolio Investment Objectives and Strategies" on page 29, should not be considered a balanced investment strategy. In particular, allocating assets to a small number of Variable Investment Options that concentrate their investments in a particular business or market sector will increase the risk that your Contract Value will be more volatile since these Variable Investment Options may react similarly to business or market specific events. Examples of business or market sectors where this risk historically has been and may continue to be particularly high include: (a) technology-related business sectors, (b) small cap securities and (c) foreign securities. We do not provide advice regarding appropriate investment allocations, and you should discuss this matter with your registered representative.

Fixed Investment Options

The amount you've invested in a Fixed Investment Option will earn interest at the rate we have set for that Fixed Investment Option. The interest rate depends upon the length of the guarantee period of the Fixed Investment Option you select. In states where approved, we currently make available various Fixed Investment Options with durations of up to five years, and we may make one or more additional Fixed Investment Options available for Contracts issued before September 30, 2002. As long as you keep your money in a Fixed Investment Option until its expiration date, we bear all the investment risk on that money.

However, if you prematurely transfer, "surrender" or otherwise withdraw money from a Fixed Investment Option we will increase or reduce the remaining value in your Contract by an amount that approximates the impact that any changes in interest rates would have had on the market value of a debt instrument with terms comparable to that Fixed Investment Option. This "market value adjustment" (or "MVA") imposes investment risks on you. We describe how the market value adjustments work in "Calculation of Market Value Adjustment ("MVA")".

Extra Credit Feature

(Available only on the Revolution Extra Variable Annuity Contracts)

Each time you make a Purchase Payment, we will credit an extra amount to the total value of your Contract in addition to the amount of the Purchase Payment. If your Purchase Payment is greater than $10,000 and less than $2.5 million, the extra amount will be equal to 3.5% of the Purchase Payment. If your Purchase Payment is $2.5 million or more, the extra amount will be equal to 5.0% of the Purchase Payment. These extra amounts are referred to as extra credits. Each extra credit will be credited to your Contract at the same time the Purchase Payment is credited and will be allocated among the Variable Investment Options and the Fixed Investment Options in the same way that the Purchase Payment is allocated (see "Allocation of Purchase Payments"). However, each extra credit will be treated as "earnings" under your Contract, not as a Purchase Payment for determining withdrawal charges. Amounts attributable to extra credits will be considered "earnings" under a Contract for federal tax purposes and "earnings" with respect to our determination of certain benefits under your Contract and any optional benefit Riders that you may have purchased.

We expect to make a profit from the Contracts and anticipate that a portion of the withdrawal charge, and any profits derived from other Contract fees and charges will be used to help recover our cost of providing the Extra Credit feature. (For a description of these fees and charges, see the response to the question "What Fees and Charges will be Deducted from My Contract?") Under certain circumstances (such as a withdrawal of money that is in excess of the Free Withdrawal amounts, while a withdrawal charge is in effect) the cost associated with the Extra Credit feature may exceed the Extra Credit amount and any related earnings. You should consider this possibility before remitting any Additional Purchase Payments for a Revolution Extra Contract.

WHAT ANNUITY BENEFITS DOES THE CONTRACT PROVIDE?

If your Contract is still in effect on its Maturity Date, it enters what is called the Annuity Period. During the Annuity Period, we make a series of fixed or variable payments to you as provided under one of our several Annuity Options. The form in which we will make the annuity payments, and the proportion of such payments that will be on a fixed basis and on a variable basis, depend on the elections that you have in effect on the Maturity Date. Therefore, you should exercise care in selecting your Maturity Date and your choices that are in effect on that date.

You should carefully review the discussion under "VIII. The Annuity Period" for information about all of these choices you can make.

TO WHAT EXTENT CAN JHVLICO VARY THE TERMS AND CONDITIONS OF THE CONTRACTS?

State Law Insurance Requirements


Insurance laws and regulations apply to us in every state in which our Contracts are sold. As a result, a Contract purchased in one state may have terms and conditions that vary from the terms and conditions of a Contract purchased in a different jurisdiction. We disclose all material features and benefits of the Contracts in this Prospectus.


Variations in Charges or Rates

We may vary the charges, durations of Fixed Investment Options, rates and other terms of our Contracts where special circumstances result in sales or administrative expenses, mortality risks or other risks that are different from those normally associated with the Contracts. These include the types of variations discussed under the "Certain Changes" section of this Prospectus.

WHAT ARE THE TAX CONSEQUENCES OF OWNING A CONTRACT?

In most cases, no income tax will have to be paid on amounts you earn under a Contract until these earnings are paid out. All or part of the following distributions from a Contract may constitute a taxable payout of earnings:

     - full or partial withdrawals (including surrenders and systematic withdrawals);

     -    payment of any death benefit proceeds; and

     -    periodic payments under one of our annuity payment options.

How much you will be taxed on a distribution is based upon complex tax rules and depends on matters such as:


     -    the type of the distribution;

     -    when the distribution is made;

     -    the nature of any Qualified Plan for which the Contract is being used;
          and

     -    the circumstances under which the payments are made.

If your Contract is issued in connection with a Qualified Plan, all or part of your Purchase Payments may be tax-deductible.


A 10% tax penalty apply in many cases to the taxable portion of any distributions taken from a Contract before you reach age 59 1/2. Also, most Qualified Plans require that minimum distributions from a Contract commence and/or be completed within a certain period of time. This effectively limits the period of time during which you can continue to derive tax deferral benefits from any tax-deductible Purchase Payments you paid or on any earnings under the Contract.



Special rules have waived minimum distribution requirements for calendar year 2009 (see "IX. Federal Tax Matters").


IF YOU ARE PURCHASING THE CONTRACT AS AN INVESTMENT VEHICLE FOR A QUALIFIED PLAN, YOU SHOULD CONSIDER THAT THE CONTRACT DOES NOT PROVIDE ANY ADDITIONAL TAX-DEFERRAL BENEFITS BEYOND THE TREATMENT PROVIDED BY THE QUALIFIED PLAN ITSELF. THE FAVORABLE TAX-DEFERRAL BENEFITS AVAILABLE FOR QUALIFIED PLANS THAT INVEST IN ANNUITY CONTRACTS ARE ALSO GENERALLY AVAILABLE IF THE QUALIFIED PLANS PURCHASE OTHER TYPES OF INVESTMENTS, SUCH AS MUTUAL FUNDS, EQUITIES AND DEBT INSTRUMENTS. HOWEVER, THE CONTRACT OFFERS FEATURES AND BENEFITS THAT OTHER INVESTMENTS MAY NOT OFFER. YOU AND YOUR FINANCIAL PROFESSIONAL SHOULD CAREFULLY CONSIDER WHETHER THE FEATURES AND BENEFITS, INCLUDING THE INVESTMENT OPTIONS, ANNUITY LIFETIME INCOME OPTIONS, DEATH BENEFITS AND OTHER BENEFITS PROVIDED UNDER AN ANNUITY CONTRACT ISSUED IN CONNECTION WITH A QUALIFIED PLAN ARE SUITABLE FOR YOUR NEEDS AND OBJECTIVES AND ARE APPROPRIATE IN LIGHT OF THE EXPENSE.

We provide additional information on taxes in the Federal Tax Matters section of this Prospectus. We make no attempt to provide more than general information about use of the Contract with the various types of retirement plans. Purchasers of Contracts for use with any retirement plan should consult their legal counsel and tax advisor regarding the suitability of the Contract.

HOW CAN I CHANGE MY CONTRACT'S INVESTMENT ALLOCATIONS?

Allocation of Purchase Payments


When you applied for your Contract, you specified the Variable Investment Options and Fixed Investment Options (together, your Investment Options) to which your Purchase Payments will be allocated. You may change this investment allocation for future Purchase Payments at any time. Any change in allocation will be effective as of the receipt of your request at the Annuities Service Center.



We do not impose a limit on the number of Investment Options to which you may allocate Purchase Payments at any one time during the accumulation period. For limits imposed during the annuity period, please see "Choosing Fixed or Variable Annuity Payments" in "VII. The Annuity Period."


Transfers Among Investment Options

During the Accumulation Period, you may transfer amounts held in one Investment Option to any other Investment Option. Although your Contract may impose restrictions on the maximum dollar amount that may be transferred among Variable Investment Options, we currently do not enforce these restrictions.





To make a transfer, you must tell us how much to transfer, either as a whole number percentage or as a specific dollar amount. A confirmation of each transfer will be sent to you.



Currently, we do not impose a charge for transfer requests. The first twelve transfers in a Contract Year are free of any transfer charge. For each additional transfer in a Contract Year, except for the Patriot variable annuity which has no transfer charge, we do not currently assess a charge but reserve the right (to the extent permitted by your Contract) to impose a charge of up to $25 for any transfer beyond the annual limit (transfers out of a Fixed Investment Option may, however, incur a market value adjustment - either positive or negative).


We have adopted a policy and procedures to restrict frequent transfers of Contract Value among Variable Investment Options.

Variable investment options in variable annuity and variable life insurance products can be a prime target for abusive transfer activity because these products value their variable investment options on a daily basis and allow transfers among investment options without immediate tax consequences. As a result, some investors may seek to frequently transfer into and out of variable investment options in reaction to market news or to exploit some perceived pricing inefficiency. Whatever the reason, frequent transfer activity can harm long-term investors in a variable investment option since such activity may expose the variable investment option's underlying Portfolio to increased investment portfolio transaction costs (affecting the value of the shares) and/or disrupt the Portfolio manager's ability to effectively manage a Portfolio in accordance with its investment objective and policies, both of which may result in dilution with respect to interests held for long-term investment.

To discourage disruptive frequent trading activity, we have adopted a policy for the Separate Account to restrict transfers to two per calendar month per Contract, with certain exceptions, and procedures to count the number of transfers made under a Contract. Under the current procedures of the Separate Accounts, we count all transfers made during each Business Day that the net asset value of the shares of a Portfolio are determined ending at the close of day-time trading of the New York Stock Exchange (usually 4 p.m.) as a SINGLE transfer. We do NOT count: (a) scheduled transfers made pursuant to any of our Dollar Cost Averaging programs (ONLY THE REVOLUTION VALUE VARIABLE ANNUITY HAS MORE THAN ONE DOLLAR COST AVERAGING PROGRAM; see below under "Dollar Cost Averaging Programs") or our Strategic Rebalancing Program, (b) transfers from a Fixed Investment Option at the end of its fixed investment period, (c) transfers made within a prescribed period before and after a substitution of Portfolios and (d) transfers made during the Annuity Period (these transfers are subject to a 30 day notice requirement, however, as described in the "Transfers during the Annuity Period" section of this Prospectus). Under the Separate Account's policy and procedures, Contract Owners may transfer to a Money Market Investment Option even if the two transfer per month limit has been reached if 100% of the Contract Value in all Variable Investment Options is transferred to that Money Market Investment Option. If such a transfer to a Money Market Investment Option is made, for a 30 calendar day period after such transfer, no subsequent transfers from that Money Market Investment Option to another Variable Investment Option may be made. We apply the Separate Account's policy and procedures uniformly to all Contract Owners.

We reserve the right to take other actions at any time to restrict trading, including, but not limited to:

     -    restricting the number of transfers made during a defined period,

     -    restricting the dollar amount of transfers,

     - restricting the method used to submit transfers (e.g., changing telephone and facsimile procedures to require that transfer requests be submitted in writing via U.S. mail), and

     -    restricting transfers into and out of certain Sub-Accounts.


In addition, we reserve the right to defer a transfer at any time we are unable to purchase or redeem shares of the Portfolios. We also reserve the right to modify or terminate the transfer privilege at any time (to the extent permitted by applicable law), and to prohibit a transfer less than 30 days prior to the Contract's Maturity Date, and to reimpose the annual limit of 12 transfers as stated in your Contract.


While we seek to identify and prevent disruptive frequent trading activity, it may not always be possible to do so. Therefore, no assurance can be given that the restrictions we impose will be successful in preventing disruptive frequent trading activity and avoid harm to long-term investors. If we are unsuccessful in restricting disruptive frequent trading activity, the Portfolios may incur higher brokerage costs and may maintain higher cash levels, limiting their ability to achieve their investment objective.

In addition to the transfer restrictions that we impose, the John Hancock Trust also has adopted policies under Rule 22c-2 of the 1940 Act to detect and deter abusive short term trading. Accordingly, a Portfolio may require us to impose trading restrictions if it discovers violations of its frequent short-term trading policy. We will provide tax identification numbers and other Contract Owner transaction information to John Hancock Trust upon request, which it may use to identify any pattern or frequency of activity that violates its short-term trading policy.

Procedure for Transferring Your Assets

You may request a transfer in writing or, if you have authorized telephone transfers, by telephone or fax. All transfer requests should be directed to the Annuities Service Center. Your request should include:

     -    your name;

     -    daytime telephone number;

     -    Contract number;

     - the names of the Investment Options to and from which assets are being transferred; and

     -    the amount of each transfer.

Your request becomes effective at the close of the Business Day in which we receive it, in proper form at the Annuities Service Center. Each Business Day ends at the close of regular trading for the day on the New York Stock Exchange. Usually this is 4:00 p.m., Eastern Time. If we receive a transfer request, in proper form, after the close of a Business Day, it will become effective at the end of the next Business Day.


Telephone and Electronic Transactions



If you complete a special authorization form, we will permit you to request transfers and withdrawals by telephone. We will also permit you to access information about your Contract, request transfers and perform some transactions (other than withdrawals) electronically through the internet. You can contact us at the applicable telephone number or internet address shown on page ii of this Prospectus.

To access information and perform electronic transactions through our website, we require you to create an account with a username and password, and to maintain a valid e-mail address. You may also authorize other people to make certain transaction requests by telephone or electronically through the internet by sending us instructions in a form acceptable to us.



We will not be liable for following instructions communicated by telephone or electronically that we reasonably believe to be genuine. We will employ reasonable procedures to confirm that instructions we receive are genuine. Our procedures require you to provide information to verify your identity when you call us and we will record all conversations with you. When someone contacts us by telephone and follows our procedures, we will assume that you are authorizing us to act upon those instructions. For electronic transactions through the internet, you will need to provide your username and password. You are responsible for keeping your password confidential and must notify us of:



     -    any loss or theft of your password; or



     -    any unauthorized use of your password.



We may only be liable for any losses due to unauthorized or fraudulent instructions where we fail to employ our procedures properly.


All transaction instructions we receive by telephone or electronically will be followed by a confirmation statement of the transaction. Transaction instructions we receive by telephone or electronically before the close of any Business Day will usually be effective at the end of that day. Circumstances beyond our control, such as system outages, or during periods when our telephone lines or our website may be busy, may limit your ability to access or transact business electronically. We may, for example, experience unusual volume during periods of substantial market change.



We may suspend, modify or terminate our telephone or electronic transaction procedures at any time. We may, for example, impose limits on the maximum withdrawal amount available to you through a telephone transaction. Also, as stated earlier in this Prospectus, we have imposed restrictions on transfers and reserve the right to take other actions to restrict trading, including the right to restrict the method used to submit transfers (e.g., by requiring transfer requests to be submitted in writing via U.S. mail). We also reserve the right to suspend or terminate the transfer privilege altogether with respect to anyone who we feel is abusing the privilege to the detriment of others.


Dollar Cost Averaging Programs


Under our STANDARD DOLLAR-COST AVERAGING PROGRAM, you may elect, at no cost, to automatically transfer assets from any Variable Investment Option to one or more other Variable Investment Options on a monthly, quarterly, semiannual, or annual basis. The following conditions apply to the standard dollar cost averaging program:



     - you may change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone;



     -    you may discontinue the program at any time;



     - the program automatically terminates when the Variable Investment Option from which we are taking the transfers has been exhausted;



     - automatic transfers to or from Fixed Investment Options are not permitted under this program.



We reserve the right to suspend or terminate the program at any time.



(Available only on the Revolution Value Variable Annuity.) Under our DOLLAR-COST AVERAGING VALUE PROGRAM, you may elect to deposit any new Purchase Payment of $5,000 or more in a guarantee rate account that we call the "DCA rate account." For Contracts issued after April 30, 2004, your deposits under this program will be depleted over a 6 month period. For Contracts issued prior to May 1, 2004, the assets in this account attributable to a new Purchase Payment will be transferred automatically to one or more Variable Investment Options over a period that is equal in length (i.e., either 6 months or 12 months) to the period you initially selected. A new period will begin on the date each new Purchase Payment is deposited in the DCA rate account program with respect to that Purchase Payment. At the time of each deposit into this program, you must tell us in writing:



     -    that your deposit should be allocated to this program; and



     -    the Variable Investment Options to which assets will be transferred;
          and



     - the percentage amount to be transferred to each such Variable Investment Option.



Transfers to Fixed Investment Options are not permitted under this program, and transfers of your account value from a Variable Investment Option are not currently permitted to initiate the program. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone).



Your participation in the dollar-cost averaging value program will end if you request a partial withdrawal from the DCA rate account, or if you request a transfer from the DCA rate account that is in addition to the automatic transfers.



You may not use the standard dollar-cost averaging program and the dollar-cost averaging value program at the same time.

Strategic Rebalancing Program



This program automatically re-sets the percentage of your account value allocated to the Variable Investment Options. Over time, the variations in the investment results for each Variable Investment Option you've selected for this program will shift the percentage allocations among them. The strategic rebalancing program will periodically transfer your account value among these Variable Investment Options to reestablish the preset percentages you have chosen. (You may, however, change your variable investment allocation instructions at any time in writing or, if you have authorized telephone transfers, by telephone). Strategic rebalancing would usually result in transferring amounts from a Variable Investment Option with relatively higher investment performance since the last rebalancing to one with relatively lower investment performance. However, rebalancing can also result in transferring amounts from a Variable Investment Option with relatively lower current investment performance to one with relatively higher current investment performance.



This program can be elected by sending the appropriate form to the Annuities Service Center. You must specify the frequency for rebalancing (monthly, quarterly, semi-annually or annually), the preset percentage for each Variable Investment Option, and a future beginning date. Once elected, strategic rebalancing will continue until we receive notice of cancellation of the option or notice of the death of the insured person.



The Fixed Investment Options do not participate in and are not affected by strategic rebalancing. There is no charge for the strategic rebalancing program. Also, fund transfers under this program do not trigger transfer fees (where applicable) nor do they count towards any applicable transfer limits. We reserve the right to modify, terminate or suspend the strategic rebalancing program at any time.


WHAT FEES AND CHARGES WILL BE DEDUCTED FROM MY CONTRACT?

We assess charges and deductions under the Contract against Purchase Payments, Contract Values or annuity payments. Currently, there are no deductions made from Purchase Payments. In addition, there are deductions from and expenses paid out of the assets of the Portfolios that are described in the Portfolios' prospectuses.

Asset-Based Charges

We deduct Separate Account expenses daily, as a percentage of average account value, to compensate us primarily for our administrative expenses and for the mortality and expense risks that we assume under the Contracts, as follows:

   SEPARATE ACCOUNT ANNUAL EXPENSES (AS A PERCENTAGE OF AVERAGE ACCOUNT VALUE)

                                    DECLARATION    PATRIOT   REVOLUTION ACCESS   REVOLUTION EXTRA   REVOLUTION VALUE
                                      VARIABLE    VARIABLE        VARIABLE           VARIABLE           VARIABLE
                                      ANNUITY      ANNUITY        ANNUITY             ANNUITY            ANNUITY
                                    -----------   --------   -----------------   ----------------   ----------------
(Contracts with initial Purchase
   Payment less than $250,000)
   Asset-Based Charge                  1.25%        1.25%          1.25%               1.25%              1.25%

(Contracts with initial Purchase
   Payment greater than $250,000)
   Asset-Based Charge                  1.00%        1.00%          1.25%               1.25%              1.25%

This charge does not apply to assets you have in our Fixed Investment Options. We take the deduction proportionally from each Variable Investment Option you are then using.

In return for the mortality risk charge, we assume the risk that Annuitants as a class will live longer than expected, requiring us to pay a greater number of annuity payments. In return for the expense risk charge, we assume the risk that our expenses relating to the Contracts may be higher than we expected when we set the level of the Contracts' other fees and charges, or that our revenues from such other sources will be less than expected.

Annual Contract Fee

We currently deduct a $30 annual Contract fee at the end of each Contract Year for a DECLARATION OR PATRIOT CONTRACT WITH A TOTAL VALUE OF LESS THAN $10,000 and also for a REVOLUTION ACCESS, REVOLUTION EXTRA OR REVOLUTION VALUE CONTRACT WITH A TOTAL VALUE OF LESS THAN $50,000. We also deduct the annual fee before then if you surrender your Contract, unless your Contract's total value, at the time of surrender, is above either $10,000 FOR DECLARATION and PATRIOT CONTRACTS, or $50,000 FOR REVOLUTION ACCESS, REVOLUTION EXTRA, AND REVOLUTION VALUE CONTRACTS.

We take the deduction proportionally from each Variable Investment Option and each Fixed Investment Option you are then using. We reserve the right to increase the annual Contract fee up to $50.

Premium Taxes

We make deductions for any applicable premium or similar taxes based on the amount of a Purchase Payment. Currently, certain local jurisdictions assess a tax of up to 4% of each Purchase Payment.

In most cases, we deduct a charge in the amount of the tax from the total value of the Contract only at the time of annuitization, death, surrender, or withdrawal. We reserve the right, however, to deduct the charge from each Purchase Payment at the time it is made. We compute the amount of the charge by multiplying the applicable premium tax percentage times the amount you are withdrawing, surrendering, annuitizing or applying to a death benefit.


               PREMIUM TAX RATE(1)
            ------------------------
STATE OR    QUALIFIED   NONQUALIFIED
TERRITORY   CONTRACTS    CONTRACTS
---------   ---------   ------------
CA            0.50%        2.35%
GUAM          4.00%        4.00%
ME(2)         0.00%        2.00%
NV            0.00%        3.50%
PR            1.00%        1.00%
SD(2)         0.00%        1.25%(3)
TX(4)         0.04%        0.04%
WV            1.00%        1.00%
WY            0.00%        1.00%



(1)  Based on the state of residence at the time the tax is assessed.



(2)  We pay premium tax upon receipt of Purchase Payment.



(3)  0.80% on Purchase Payments in excess of $500,000.



(4)  Referred to as a "maintenance" tax.


Withdrawal Charge

(Not applicable to the Revolution Access Variable Annuity)


If you withdraw some of your Purchase Payments from your Contract prior to the Maturity Date (a "partial withdrawal") or if you surrender (turn in) your Contract, in its entirety, for cash prior to the Maturity Date (a "total withdrawal" or "surrender"), we may assess a withdrawal charge. Some people refer to this charge as a "contingent deferred withdrawal load". The amount of this charge will depend on the type of Contract you purchased and the number of years that have passed since we received your Purchase Payments, as shown below:


                          DECLARATION             PATRIOT         REVOLUTION ACCESS     REVOLUTION EXTRA      REVOLUTION VALUE
                        VARIABLE ANNUITY      VARIABLE ANNUITY     VARIABLE ANNUITY     VARIABLE ANNUITY      VARIABLE ANNUITY
                      -------------------   -------------------   -----------------   -------------------   -------------------
Maximum Withdrawal    6% for the 1st year   6% for the 1st year                       7% for the 1st year   7% for the 1st year
   Charge             6% for the 2nd year   6% for the 2nd year                       7% for the 2nd year   6% for the 2nd year
   (as % of amount    5% for the 3rd year   5% for the 3rd year                       7% for the 3rd year   5% for the 3rd year
   withdrawn or       5% for the 4th year   5% for the 4th year          None         7% for the 4th year   4% for the 4th year
   surrendered) (1)   4% for the 5th year   4% for the 5th year                       6% for the 5th year   3% for the 5th year
                      3% for the 6th year   3% for the 6th year                       5% for the 6th year   2% for the 6th year
                      2% for the 7th year   2% for the 7th year                       4% for the 7th year   1% for the 7th year
                      0% thereafter         0% thereafter                             0% thereafter         0% thereafter

(1) THIS CHARGE IS TAKEN UPON WITHDRAWAL OR SURRENDER WITHIN THE SPECIFIED PERIOD OF YEARS MEASURED FROM THE DATE OF PURCHASE PAYMENT.

Withdrawal charges help to compensate us for the cost of selling the Contracts, including expenses relating to the Extra Credit feature under Revolution Extra Variable Annuity Contracts. The amount of the charges in any Contract Year does not specifically correspond to sales expenses for that year. We expect to recover our total sales expenses over the life of the Contracts. To the extent that the withdrawal charges do not cover total sales expenses, the sales expenses may be recovered from other sources, including gains from the asset-based risk charge and other gains with respect to the Contracts or from our general assets. Similarly, administrative expenses not fully recovered by the administration fee may also be recovered from such other sources.

FREE WITHDRAWAL AMOUNTS (APPLICABLE TO REVOLUTION EXTRA AND REVOLUTION VALUE CONTRACTS). If you purchased a Revolution Extra or Revolution Value Contract and have any profit in your Contract, you can always withdraw that profit without any withdrawal charge. By "profit," we mean the amount by which your Contract's total value exceeds the Purchase Payments you have paid and have not (as discussed below) already withdrawn. For Revolution Extra Contracts, "profit" also includes any amounts attributable to an Extra Credit. If your Contract doesn't have any profit (or you have withdrawn it all) you can still make charge free withdrawals, unless and until all of your withdrawals during the same Contract Year exceed 10% of all of the Purchase Payments you have paid to date.

FREE WITHDRAWAL AMOUNTS (APPLICABLE TO PATRIOT AND DECLARATION CONTRACTS). If you purchased a Patriot or Declaration Contract, you can make withdrawals without any withdrawal charge, unless and until all of your withdrawals during the same Contract Year exceed 10% of all of the Purchase Payments you have paid to date.

HOW WE DETERMINE AND DEDUCT THE CHARGE: If the amount you withdraw or surrender totals more than the free withdrawal amount during the Contract Year, we will assess a withdrawal charge shown in the Fee Tables on any amount of the excess that we attribute to Purchase Payments you made within a withdrawal charge period. Solely for purposes of determining the amount of the withdrawal charge, we assume that the amount of each withdrawal that exceeds the free withdrawal amount (together with any associated withdrawal charge) is a withdrawal first from the earliest Purchase Payment, and then from the next earliest Purchase Payment, and so forth until all payments have been exhausted. Once a Purchase Payment has been considered to have been "withdrawn" under these procedures that Purchase Payment will not enter into any future withdrawal charge calculations.

We deduct the withdrawal charge proportionally from each Variable Investment Option and each Fixed Investment Option being reduced by the surrender or withdrawal. For example, if 60% of the withdrawal amount comes from a Growth option and 40% from the Money Market option, then we will deduct 60% of the withdrawal charge from the Growth option and 40% from the Money Market option. If any such option has insufficient remaining value to cover the charge, we will deduct any shortfall from all of your other Investment Options, pro-rata based on the value in each. If your Contract as a whole has insufficient surrender value to pay the entire charge, we will pay you no more than the surrender value.

You will find examples of how we compute the withdrawal charge in Appendix B to this Prospectus.

WHEN WITHDRAWAL CHARGES DON'T APPLY: We don't assess a withdrawal charge in the following situations:

     - on amounts applied to an Annuity Option at the Contract's Maturity Date or to pay a death benefit;

     - on certain withdrawals if you have elected the Rider that waives the withdrawal charge (nursing home Rider for Declaration and Patriot Variable Annuities); and

     - on amounts withdrawn to satisfy the minimum distribution requirements for tax qualified plans. (Amounts above the minimum distribution requirements are subject to any applicable withdrawal charge, however).

HOW AN MVA AFFECTS THE WITHDRAWAL CHARGE. If you make a withdrawal from a Fixed Investment Option at a time when the related MVA results in an upward adjustment in your remaining value, we will calculate the withdrawal charge as if you had withdrawn that much more. Similarly, if the MVA results in a downward adjustment, we will compute any withdrawal charge as if you had withdrawn that much less.

Other Charges

If you purchased an optional benefit Rider, we will deduct the applicable charges for that benefit proportionally from each of your Investment Options, including the Fixed Investment Options, based on your value in each. We list these charges below:


OPTIONAL BENEFIT RIDER CHARGES(1) (AS A PERCENTAGE OF YOUR CONTRACT'S TOTAL VALUE UNLESS OTHERWISE STATED)


                                       DECLARATION          PATRIOT      REVOLUTION ACCESS  REVOLUTION EXTRA  REVOLUTION VALUE
                                     VARIABLE ANNUITY  VARIABLE ANNUITY   VARIABLE ANNUITY  VARIABLE ANNUITY  VARIABLE ANNUITY
                                     ----------------  ----------------  -----------------  ----------------  -----------------
Accidental Death Benefit Rider                   0.10%             0.10%       Not Offered       Not Offered        Not Offered
Accumulated Value Enhancement             Not Offered       Not Offered      Maximum: 1.00%    Maximum: 1.00%     Maximum: 1.00%
   ("CARESolutions Plus") Rider(2)                                           Current: 0.40%    Current: 0.35%     Current: 0.35%
   (as a percentage of your initial
   Purchase Payment)
Earnings Enhancement ("Beneficiary        Not Offered       Not Offered               0.25%             0.25%              0.25%
   Tax Relief")
   Death Benefit Rider
Enhanced "Stepped Up"                            0.15%             0.15%       Not Offered       Not Offered        Not Offered
   Death Benefit Rider
Enhanced Death Benefit Rider(3)           Not Offered       Not Offered               0.25%             0.25%              0.25%
Guaranteed Retirement Income              Not Offered       Not Offered               0.30%             0.30%              0.30%
   Benefit Rider (4)
Nursing Home Waiver (4)                          0.05%             0.05%       Not Offered       Not Offered        Not Offered
Waiver of Withdrawal Charge               Not Offered       Not Offered        Not Offered              0.10%              0.10%
   ("CARESolutions") Rider(5)

(1) CHARGES FOR OPTIONAL BENEFIT RIDERS ARE ASSESSED MONTHLY. THE MONTHLY CHARGE IS 1/12 OF THE ANNUAL CHARGE SHOWN IN THIS TABLE.

(2) THIS RIDER IS AVAILABLE ONLY IF YOU PURCHASED THE WAIVER OF WITHDRAWAL CHARGE RIDER AS WELL. WE DO NOT CURRENTLY IMPOSE THE MAXIMUM CHARGE SHOWN, BUT RESERVE THE RIGHT TO DO SO ON A UNIFORM BASIS FOR ALL ACCUMULATED VALUE ENHANCEMENT RIDERS ISSUED IN THE SAME STATE.

(3) IN CERTAIN STATES (AND FOR RIDERS ISSUED PRIOR TO MAY 1, 2002), THE RATE FOR ENHANCED DEATH BENEFIT RIDER MAY BE LOWER THAN THE AMOUNT SHOWN.

(4)  THIS RIDER WAS NOT AVAILABLE FOR CONTRACTS ISSUED AFTER APRIL 30, 2004.

(5) THE CHARGE SHOWN IS A PERCENTAGE OF THAT PORTION OF YOUR CONTRACT'S TOTAL VALUE ATTRIBUTABLE TO PURCHASE PAYMENTS THAT ARE STILL SUBJECT TO WITHDRAWAL CHARGES.

HOW CAN I WITHDRAW MONEY FROM MY CONTRACT?

Surrenders and Partial Withdrawals

Prior to your Contract's Maturity Date, if the Annuitant is living, you may:

     -    surrender your Contract for a cash payment of its Surrender Value; or

     -    make a partial withdrawal of the surrender value.


Certain surrenders and withdrawals may result in taxable income to you or other tax consequences as described under "IX. Federal Tax Matters." Among other things, if you make a full surrender or partial withdrawal from your Contract before you reach age 59 1/2, an additional federal penalty of 10% generally applies to any taxable portion of the withdrawal.


We will deduct any partial withdrawal proportionally from each of your Investment Options based on the value in each, unless you direct otherwise. When you take a partial withdrawal, we deduct any applicable withdrawal charge as a percentage of the total amount withdrawn. We take any applicable withdrawal charge from the amount remaining in a Contract after we process the amount you request.


We reserve the right to terminate your Contract if the value of your Contract becomes zero. You generally may not make any surrenders or partial withdrawals once we begin making payments under an Annuity Option. FOR DECLARATION AND PATRIOT VARIABLE ANNUITIES ONLY: if your "free withdrawal value" at any time is less than $100, you must withdraw that amount in full, in a single sum, before you make any other partial withdrawals.


Your request to surrender your Contract or to make a partial withdrawal becomes effective at the close of the Business Day in which we receive it, in proper form at the Annuities Service Center. Each Business Day ends at the close of regular trading for the day on the New York Stock Exchange. Usually this is 4:00 p.m., Eastern Time. If we receive a request, in proper form, after the close of a Business Day, it will become effective at the end of the next Business Day.


IMPACT OF DIVORCE. In the event that you and your spouse become divorced after you purchase a Contract, we will consider any request to reduce or divide benefits under a Contract as a request for withdrawal of Contract Value. The transaction may be subject to taxes and any applicable withdrawal charges. If you determine to continue the remaining Contract, we will reduce the benefit under any existing optional benefit Rider to the Contract in accordance with its terms.



TAX CONSIDERATIONS. Withdrawals from the Contract may be subject to income tax and a 10% IRS penalty tax (see "IX. Federal Tax Matters"). Withdrawals are permitted from Contracts issued in connection with Section 403(b) Qualified Plans only under limited circumstances (see Appendix E: "Qualified Plan Types"). See the Statement of Additional Information for further information regarding the impact of taking withdrawals from Section 403(b) Qualified Contracts.


Signature Guarantee Requirements for Surrenders and Partial Withdrawals


(Not applicable to Contracts issued in New Jersey)


We require that you obtain a signature guarantee on a surrender or partial withdrawal in the following circumstances:

     - you are requesting that we mail the amount withdrawn to an alternate address; or

     - you have changed your address within 30 days of the withdrawal request; or


     -    you are requesting a withdrawal in the amount of $250,000 or greater.


We must receive the original signature guarantee on your withdrawal request. We will not accept copies or facsimiles of a signature guarantee. You may obtain a signature guarantee at most banks, financial institutions or credit unions. A notarized signature is not the same as a signature guarantee and will not satisfy this requirement. There may be circumstances, of which we are not presently aware, in which we would not impose a signature guarantee on a surrender or partial withdrawal as described above.

Nursing Home Waiver of Withdrawal Charge

(Applicable only to the Declaration and Patriot Variable Annuities)

If you own a Declaration or Patriot Contract, you have may purchased an optional nursing home waiver of withdrawal charge Rider when you applied for your Contract, as permitted by state law. If you purchased this Rider, we will waive the withdrawal charges on any withdrawals, provided all the following conditions apply:

     - You become confined to a nursing home beginning at least 90 days after we issue your Contract.

     - You remain in the nursing home for at least 90 consecutive days and receive skilled nursing care.

     - We receive your request for a withdrawal and adequate proof of confinement no later than 90 days after discharge from the facility.

     -    Your confinement is prescribed by a doctor and medically necessary.

At the time of application, you could not purchase this Rider if (1) you were older than 75 years at application or (2) in most states, if you were confined to a nursing home within the past two years at application.

Waiver of Withdrawal Charge Rider

(Applicable only to Revolution Extra and Revolution Value Variable Annuities)

If you own a Revolution Extra or Revolution Value Contract, you may have purchased an optional waiver of withdrawal charge Rider when you applied for your Contract, as permitted by state law. The "covered persons" under the Rider are the Owner and the Owner's spouse, unless the Owner is a trust. If the Owner is a trust, the "covered persons" are the Annuitant and the Annuitant's spouse.

Under this Rider, we will waive withdrawal charges on any withdrawals, if all the following conditions apply to a "covered person":

     - a covered person becomes confined to a nursing home beginning at least 30 days after we issue your Contract;

     - such covered person remains in the nursing home for at least 90 consecutive days receiving nursing care; and

     - the covered person's confinement is prescribed by a doctor and medically necessary because of a covered physical or mental impairment.

In addition, depending on your state, the Rider may also provide for a waiver of withdrawal charges if a covered person has been diagnosed with a chronic, critical or terminal illness to the extent so provided in the Rider.

At the time of application, you could not purchase this Rider: (1) if either of the covered persons was older than 74 years at application or (2) in most states, if either of the covered persons was confined to a nursing home within the past two years at application.

There is a charge for this Rider, as set forth in the Fee Tables. This Rider (and the related charges) will terminate on the Contract's Maturity Date, upon your surrendering the Contract, or upon your written request that we terminate it.


If you purchased this Rider:


     - you and your immediate family will also have access to a national program designed to help the elderly maintain their independent living by providing advice about an array of eldercare services available to seniors; and

     - you will have access to a list of long-term care providers in your area who provide special discounts to persons who belong to the national program.


You should carefully review the tax considerations for optional benefit Riders under "IX. Federal Tax Matters". For a more complete description of the terms and conditions of this benefit, you should refer directly to the Rider. We will provide you with a copy on request. In certain marketing materials, this Rider may be referred to as "CARESolutions".


Systematic Withdrawal Plan

Our optional systematic withdrawal plan enables you to preauthorize periodic withdrawals. If you elect this plan, we will withdraw a percentage or dollar amount from your Contract on a monthly, quarterly, semiannual, or annual basis, based upon your instructions. Unless otherwise directed, we will deduct the requested amount from each applicable Investment Option in the ratio that the value of each bears to the total value of your Contract. Each systematic withdrawal is subject to any market value adjustment or withdrawal charge (WITHDRAWAL CHARGE NOT APPLICABLE TO REVOLUTION ACCESS VARIABLE ANNUITIES) that would apply to an otherwise comparable non-systematic withdrawal. See "How Will the Value of My Investment in the Contract Change Over Time?" and "What Fees and Charges Will be Deducted from My Contract?" The same tax consequences also generally will apply.


You may cancel the systematic withdrawal plan at any time.


Telephone Withdrawals

If you complete a separate authorization form, you may make requests to withdraw a portion of your Contract Value by telephone. We reserve the right to impose maximum withdrawal amount and procedural requirements regarding this privilege. For additional information regarding telephone procedures, see "Telephone and Facsimile Transactions" in this Prospectus.

WHAT HAPPENS IF THE OWNER OR ANNUITANT DIES BEFORE MY CONTRACT'S MATURITY DATE?

Death Benefits -- In General

The Contracts described in this Prospectus generally provide for distribution of death benefits if you die before a Contract's Maturity Date. The minimum death benefits provided under the Contracts differ, depending on when you purchased a Contract, our maximum limits on death benefits at that time, the jurisdiction in which we issued a Contract, and the age of the oldest Owner (or Annuitant) on the date of issue. We may pay death benefits in some cases on the Annuitant's death, instead of the Owner's death, if the Annuitant predeceases the Owner. In addition, you may have purchased a Contract with an optional death benefit Rider that will enhance the amount of death benefit. You should read your Contract carefully to determine the minimum death benefit and any enhanced death benefit payable during the Accumulation Period.

Distribution Requirements Following Death of Owner

If you did not purchase your Contract under a tax qualified plan, the Code requires that the following distribution provisions apply if you die. We summarize these provisions (and the effect of spousal continuation) below. If your Contract has joint Owners, these provisions apply upon the death of the first to die.


If you die before annuity payments have begun:



     - If the Contract's designated Beneficiary is your surviving spouse who falls within the definition of "spouse" under the federal Defense of Marriage Act, your spouse may continue the Contract as the new Owner without triggering adverse federal tax consequences. In that case:


          - under DECLARATION and PATRIOT Contracts, we will not pay a death benefit but the total value of your Contract will equal the death benefit that would have been payable, excluding amounts payable under any optional benefit Riders; and

          - under REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contracts, we will not pay a death benefit but the total value of your Contract will equal the death benefit that would have been payable, including amounts payable under any optional benefit Riders; and


          - under PATRIOT, DECLARATION, REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contracts, any additional amount that we may credit to your Contract will be allocated to the Investment Options in the same ratio as the investment allocations held at the time of death and will not be subject to any future surrender or withdrawal charges. If your spouse makes any Additional Purchase Payments (and if there are any unliquidated Purchase Payments at the time of your death), however, they will be subject to future surrender or withdrawal charges as provided in your Contract;


     - if the Beneficiary is not your surviving spouse or if the Beneficiary is your surviving spouse but chooses not to continue the Contract, the "entire interest" (as discussed below) in a Contract on the date of your death must be:

          -    paid out in full within five years of your death; or

          - applied in full towards the purchase of a life annuity on the Beneficiary, or for a similar benefit payable over a period not extending beyond the life expectancy of the Beneficiary, with payments commencing within one year of your death.

Your "entire interest" in a REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contract, as issued in most states, equals the standard death benefit (or any enhanced death benefit) for the Contract on the date of your death. If an Earnings Enhancement benefit Rider is then in force, the "entire interest" in most states will also include any Earnings Enhancement death benefit amount that may then be payable. Your "entire interest" in a DECLARATION or PATRIOT Contract on the date of your death, if you are the last surviving Annuitant as well as the Owner, equals the death benefit that then becomes payable. If you are the Owner of a DECLARATION or PATRIOT Contract (or an owner of a REVOLUTION ACCESS, REVOLUTION EXTRA or REVOLUTION VALUE Contract in certain states such as IL or
MN) but not the last surviving Annuitant, the "entire interest" equals:

     - the surrender value if paid out in full within five years of your death; or

     - the total value of your Contract applied in full towards the purchase of a life annuity on the Beneficiary, or for a similar benefit payable over a period not extending beyond the life expectancy of the Beneficiary, with payments commencing within one year of your death.

YOU SHOULD REVIEW YOUR CONTRACT CAREFULLY TO DETERMINE THE "ENTIRE INTEREST" THAT WILL BE DISTRIBUTED UPON AN OWNER'S DEATH.

If you die on or after annuity payments have begun:

     - any remaining amount that we owe must be paid out at least as rapidly as under the method of making annuity payments that is then in use.

The Code imposes very similar distribution requirements on Contracts used to fund tax qualified plans. We provide the required provisions for tax qualified plans in separate disclosures and endorsements.

Death Benefits Following Death of Annuitant

Under DECLARATION and PATRIOT Contracts, if the Annuitant dies before your Contract's date of maturity, we will pay a standard death benefit, unless you have elected an enhanced death benefit Rider. Under REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION

VALUE Contracts, our payment of the "standard" death benefit, and any enhanced death benefits, depends on the form of ownership and whether there is one Annuitant or joint Annuitants:

     - If your Contract is owned by a single natural person and has a single Annuitant, the death benefit is payable on the earlier of the Owner's death and the Annuitant's death.

     - If your Contract is owned by a single natural person and has joint Annuitants, the death benefit is payable on the earliest of the Owner's death (whether or not the Owner is also an Annuitant) and the last Annuitant's death.

     - If your Contract is owned by joint Owners and has a single Annuitant, the death benefit is payable on the earliest of the first Owner's death (whether or not the Owner is also an Annuitant) and the Annuitant's death.

     - If your Contract is owned by joint Owners and has joint Annuitants, the death benefit is payable on the earliest of the first Owner's death (whether or not the Owner is also an Annuitant) and the last Annuitant's death.

In certain states, such as IL and MN, the death benefit under REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contracts is payable only upon an Annuitant's death. YOU SHOULD REVIEW YOUR CONTRACT CAREFULLY TO DETERMINE WHEN A "STANDARD" DEATH BENEFIT IS PAYABLE.

If your PATRIOT, DECLARATION, REVOLUTION ACCESS, REVOLUTION EXTRA or REVOLUTION VALUE Contract has joint Owners, each Owner will automatically be deemed to be the Beneficiary of the other. This means that any death benefit payable upon the death of one owner will be paid to the other owner. In that case, any other Beneficiary you have named would receive the death benefit only if neither joint owner remains alive at the time the death benefit becomes payable.

Standard Death Benefit

The standard death benefit under Declaration, Patriot, Revolution Access, Revolution Extra and Revolution Value Contracts is the greater of:

     - the total value of your Contract, adjusted by any then-applicable market value adjustment; or

     - the total amount of Purchase Payments made, minus any partial withdrawals and related withdrawal charges.

Enhanced Death Benefit Riders

We offered several optional death benefit Riders under DECLARATION, PATRIOT, REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contracts that, depending on state availability and our underwriting rules, were available to you at the time you purchased your Contract. For an extra fee, these optional death benefit Riders may enhance the standard death benefit payable under your Contract, subject to the terms and limitations contained in the Rider.

Under DECLARATION and PATRIOT Contracts, we offered a "Stepped-up" death benefit Rider and an "Accidental Death Benefit" Rider to applicants under age 80 at the time of purchase. Under REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contracts, we offered an "Enhanced" death benefit Rider if each owner and each Annuitant was under age 80 at the time of purchase. We also offered an "Earnings Enhancement" death benefit Rider to purchasers of REVOLUTION ACCESS, REVOLUTION EXTRA and REVOLUTION VALUE Contracts if each Owner and each Annuitant was under age 75 at the time of purchase. The "Earnings Enhancement" death benefit Rider was not available, however, to Contracts issued in connection with tax-qualified plans.

We provide a general description of each of these Riders in Appendix C to this Prospectus.

Calculation and Payment of Death Benefit Value

We calculate the death benefit value as of the day we receive, in proper order at the Annuities Service Center:

     -    proof of death before the Contract's date of maturity; and

     -    any required instructions as to method of settlement.

We will generally pay the death benefit in a "lump-sum" under our current administrative procedures to the Beneficiary you chose, unless:

     - the death benefit is payable because of the Owner's death, the designated Beneficiary is the Owner's spouse, and he or she elects to continue the Contract in force; or

     - an optional method of settlement is in effect. If you have not elected an optional method of settlement, the Beneficiary may do so. However, if the death benefit is less than the minimum stated in your Contract (in most states, $5,000), we will pay it in a lump sum, regardless of any election. You can find more information about optional methods of settlement under "Annuity Options".


We will pay the death benefit within seven calendar days of the date that we determine the amount of the death benefit, subject to postponement under the same circumstances that payment of withdrawals may be postponed (see "Delay of Certain Payments" in the Statement of Additional Information). Beneficiaries who opt for a lump sum payout of their portion of the death benefit will receive the funds in a John Hancock Safe Access Account (JHSAA). Similar to a checking account, the JHSAA provides the Beneficiary access to the payout funds via a checkbook, and account funds earn interest at a variable interest rate. The Beneficiary can obtain the remaining death benefit proceeds in a single sum by cashing one check for the entire amount. Note, however, that a JHSAA is not a true checking account as the Beneficiary cannot make deposits. It is solely a means of distributing the death benefit, so the Beneficiary can only make withdrawals. The JHSAA is part of our general account; it is not a bank account and it is not insured by the FDIC or any other government agency. As part of our general account, it is subject to the claims of our creditors. We receive a benefit from all amounts left in the JHSAA.



You can find more information about optional methods of settlement under "Annuity Options."


WHAT OTHER OPTIONAL BENEFITS MAY HAVE BEEN AVAILABLE TO ME UNDER A CONTRACT?

(APPLICABLE ONLY TO REVOLUTION ACCESS, REVOLUTION EXTRA AND REVOLUTION VALUE VARIABLE ANNUITIES)

Accumulated Value Enhancement Benefit

If you elected this benefit when you purchased a Contract, we will make a contribution to the total value of the Contract on a monthly basis if the covered person (who must be an Owner and the Annuitant):

     - is unable to perform at least 2 activities of daily living without human assistance or has a cognitive impairment; and

     -    is receiving certain qualified services described in the Rider.

The amount of the contribution (called the "Monthly Benefit") is shown in the specifications page of the Contract. However, the benefit contains an inflation protection feature that will increase the Monthly Benefit by 5% each year after the 7th Contract Year. The specifications page of the Contract also contains a limit on how much the total value of the Contract can be increased by this benefit (the "benefit limit"). The Rider must be in effect for 7 years before any increase will occur.

You could only elect this benefit when you applied for the Contract, if it was then available in your state. Under our current administrative rules, the Monthly Benefit (without regard to the inflation protection feature) is equivalent to 1% of your initial Purchase Payment, up to a maximum Purchase Payment of $300,000. We may reduce this $300,000 limit further, however, if you own additional annuity contracts issued by JHVLICO and its affiliates that provide a similar benefit. The $300,000 limit applies only to the calculation of the Monthly Benefit under the accumulated value enhancement Rider. (See "Limits on Purchase Payments" for a general description of other Purchase Payment limits under the Contract).

You could not have elected this Rider unless you also elected the waiver of withdrawal charge Rider. There is a monthly charge for this benefit as described in the Fee Tables.

The Rider will terminate if the Contract terminates, if the covered person dies, if the benefit limit is reached, if the Owner is the covered person and the ownership of the Contract changes, or if, before annuity payments start, the total value of the Contract falls below an amount equal to 25% of your initial Purchase Payment. You may cancel the Rider by written notice at any time. The Rider charge will terminate when the Rider terminates.

If you choose to continue the Rider after the Contract's Maturity Date, charges for the Rider will be deducted from annuity payments and any Monthly Benefit for which the covered person qualifies will be added to the next annuity payment.

In certain marketing materials, this Rider may have been referred to as "CARESolutions Plus."


You should carefully review the tax considerations for optional benefit Riders under "IX. Federal Tax Matters" in this Prospectus.

Guaranteed Retirement Income Benefit

CONTRACTS ISSUED BEFORE MAY 1, 2004 MAY HAVE BEEN ISSUED WITH GUARANTEED RETIREMENT INCOME BENEFIT RIDER:

If you elected this benefit, we will guarantee the amount of annuity payments you receive, if the following conditions are satisfied:

     - The Maturity Date must be within the 30 day period following a Contract anniversary.

     - If the Annuitant was age 45 or older on the date of issue, the Contract must have been in effect for at least 10 Contract Years on the Maturity Date and the Maturity Date must be on or after the Annuitant's 60th birthday and on or before the Annuitant's 90th birthday.

     - If the Annuitant was less than age 45 on the date of issue, the Contract must have been in effect for at least 15 Contract Years on the Maturity Date and the Maturity Date must be on or before the Annuitant's 90th birthday.

If your Contract was issued with this Rider, you need not choose to receive the guaranteed income benefit that it provides. Rather, unless and until such time as you exercise your option to receive a guaranteed income benefit under this Rider, you will continue to have the option of exercising any other right or option that you would have under the Contract (including withdrawal and annuity payment options) if the Rider had not been added to it.

If you decided to add this Rider to your Contract, and if you ultimately decide to take advantage of the guaranteed income it provides, we will automatically provide that guaranteed income in the form of fixed payments under our "Option
A: life annuity with payments for guaranteed period" described below under "Annuity Options." The guaranteed period will automatically be a number of years that the Rider specifies, based on the Annuitant's age at the annuity date and whether your Contract is purchased in connection with a tax-qualified plan. (These specified periods range from 5 to 10 years.) You will have no discretion to vary this form of payment, if you choose the guaranteed income benefit under this Rider.

We guarantee that the amount you can apply to this annuity payment option will be at least equal to the amount of each Purchase Payment you have paid, accumulated at the rate(s) specified in the Contract, but adjusted for any partial withdrawals you have taken. The accumulation rates differ between (a) Contract Value allocated to a Fixed Investment Option or Money Market Investment Option (currently 4%) and (b) Contract Value allocated to all other Variable Investment Options (currently 5%). Withdrawals reduce the accumulated amount in direct proportion to the percentage of Contract Value that was reduced by the withdrawal (including any withdrawal charges). After a withdrawal, the accumulation rate(s) will only be applied to the remaining accumulated amount. If your total Contract Value is higher than the amount we guarantee, we will apply the higher amount to the annuity payment option instead of the guaranteed amount.

There is a monthly charge for this Rider as described in the Fee Tables. The Rider (and the related charges) automatically terminate if your Contract is surrendered or the Annuitant dies. After you've held your Contract for 10 years, you can terminate the Rider by written request.

CAN I RETURN MY CONTRACT?


In most cases, you had the right to cancel your Contract within 10 days (or longer in some states) after you received it. To have canceled your Contract, you would have delivered or mailed it to JHVLICO or to the JHVLICO representative who delivered the Contract to you.



In most states, you would have received a refund equal to the total value of your Contract on the date of cancellation, minus the extra credit deduction (APPLICABLE ONLY TO REVOLUTION EXTRA VARIABLE ANNUITY CONTRACTS, as defined below), adjusted by any then-applicable market value adjustments and increased by any charges for premium taxes deducted by us to that date. In some states, or if your Contract was issued as an "IRA," you would have received a refund of any Purchase Payments you would have paid, if that amount were higher. The date of cancellation would have been the date we receive the Contract.


The "extra credit deduction" is equal to the lesser of (1) the portion of the total value of your Contract that is attributable to any extra credits and (2) the amount of all extra credits. Thus, you would have received any gain and we would have borne any loss on extra credits if you returned your Contract within the time period specified above.

V. General Information about Us, the Separate Account and the Portfolios

THE COMPANY

We are John Hancock Variable Life Insurance Company, a stock life insurance company chartered in 1979 under Massachusetts law, with its home office at 197 Clarendon Street, Boston, Massachusetts 02117. We also have an Annuities Service Center at 164 Corporate Drive, Portsmouth, NH 03801-6815. We are authorized to transact a life insurance and annuity business in all states other than New York and in the District of Columbia.

We are a wholly-owned subsidiary of John Hancock Life Insurance Company ("John Hancock"), a Massachusetts stock life insurance company. On February 1, 2000, John Hancock Mutual Life Insurance Company (which was chartered in Massachusetts in 1862) converted to a stock company by "demutualizing" and changed its name to John Hancock Life Insurance Company. As part of the demutualization process, John Hancock became a subsidiary of John Hancock Financial Services, Inc., a newly formed publicly-traded corporation. In April 2004, John Hancock Financial Services, Inc. was merged with a subsidiary of Manulife Financial Corporation, a publicly-traded corporation organized under the laws of Canada. The merger was effected pursuant to an Agreement and Plan of Merger dated as of September 28, 2003. As a consequence of the merger, John Hancock's ultimate parent is now Manulife Financial Corporation. John Hancock's home office is at John Hancock Place, Boston, Massachusetts 02117.


On July 29, 2008 the Board of Directors of John Hancock Life Insurance Company (U.S.A.) ("John Hancock USA") unanimously voted to authorize the company to enter into an agreement to merge with two of its affiliates, JHLICO and JHVLICO. The Merger Agreement, which has also been authorized by the Boards of Directors of JHLICO and JHVLICO, is subject to the applicable regulatory approvals for insurance regulators in Massachusetts and Michigan and in the other jurisdictions where the companies are licensed. The Merger Agreement, if approved, will become effective in 2009 or such other time as may be agreed by the parties. Pursuant to the terms of the Merger Agreement, JHLICO and JHVLICO would cease to exist, and the companies' assets and obligations would be assumed by John Hancock USA.



RATING AGENCIES, ENDORSEMENTS AND COMPARISONS. We are ranked and rated by independent financial rating services, including Moody's Investors Service, Inc., Standard & Poor's Rating Services, Fitch Ratings Ltd. and A.M. Best Company. The purpose of these ratings is to reflect the financial strength or claims-paying ability of JHVLICO. The ratings are not intended to reflect the investment experience or financial strength of the Separate Accounts or their Sub-Accounts, or the Trust or its Portfolios. The ratings are available on our website. We may from time to time publish the ratings in advertisements, sales literature, reports to Contract Owners, etc. In addition, we may include in certain promotional literature endorsements in the form of a list of organizations, individuals or other parties which recommend the Company or the Contracts.



We may also occasionally include in advertisements comparisons of performance information for a Variable Account to:



     - other variable annuity separate accounts, mutual funds, or investment products tracked by research firms, rating services, companies, publications, or persons who rank separate accounts or investment products on overall performance or other criteria;



     - the Consumer Price Index, to assess the real rate of return from buying a Contract by taking inflation into consideration;



     -    various indices that are unmanaged;



     - currently taxable and tax deferred investment programs, based on selected tax brackets.



Our advertisements may also include discussions of alternative investment vehicles and general economic conditions.

THE SEPARATE ACCOUNT

We use our Separate Account to support the Variable Investment Options you choose.

You do not invest directly in the Portfolios made available under the Contract. When you direct or transfer money to a Variable Investment Option, we will purchase shares of a corresponding Portfolio through John Hancock Variable Annuity Account JF ("Separate Account"). We hold the Portfolio's shares in a "sub-account" (usually with a name similar to that of the corresponding Portfolio).

The Company established John Hancock Variable Annuity Account JF under Massachusetts law. The Separate Account's assets, including the Portfolios' shares, belong to JHVLICO. Each Contract provides that amounts we hold in the Separate Account pursuant to the Contracts cannot be reached by any other persons who may have claims against us.


The income, gains and losses, whether or not realized, from assets of the Separate Account are credited to or charged against the Separate Account without regard to the Company's other income, gains, or losses. Nevertheless, all obligations arising under the Company's Contracts are general corporate obligations of the Company. Assets of our Separate Accounts may not be charged with liabilities arising out of any Company's other business.


We reserve the right, subject to compliance with applicable law, to add other sub-accounts, eliminate existing sub-accounts, combine sub-accounts or transfer assets in one sub-account to another sub-account that we, or an affiliated company, may establish. We will not eliminate existing sub-accounts or combine sub-accounts without the prior approval of the appropriate state or federal regulatory authorities.

The Separate Accounts are registered as unit investment trusts under the Investment Company Act of 1940 ("1940 Act"). Registration under the 1940 Act does not involve supervision by the SEC of the management or investment policies or practices of the Separate Account. If we determine that it would be in the best interests of persons having voting rights under the Contracts, the Separate Account may be operated as a management investment company under the 1940 Act or it may be deregistered if 1940 Act registration were no longer required.

THE PORTFOLIOS

When you select a Variable Investment Option, we invest your money in a Sub-Account of our Separate Account and it invests in NAV shares of a corresponding Portfolio of John Hancock Trust.

THE PORTFOLIOS IN THE SEPARATE ACCOUNT ARE NOT PUBLICLY TRADED MUTUAL FUNDS. The Portfolios are only available to you as Investment Options in the Contracts or, in some cases, through other variable annuity contracts or variable life insurance policies issued by us or by other life insurance companies. In some cases, the Portfolios also may be available through participation in certain qualified pension or retirement plans.

Investment Management

The Portfolios' investment advisers and managers (i.e., subadvisers) may manage publicly traded mutual funds with similar names and investment objectives. However, the Portfolios are NOT directly related to any publicly traded mutual fund. You should not compare the performance of any Portfolio described in this Prospectus with the performance of a publicly traded mutual fund. THE PERFORMANCE OF ANY PUBLICLY TRADED MUTUAL FUND COULD DIFFER SUBSTANTIALLY FROM THAT OF ANY OF THE PORTFOLIOS HELD IN OUR SEPARATE ACCOUNT.

The John Hancock Trust is a so-called "series" type mutual fund and is registered under the 1940 Act as an open-end management investment company. John Hancock Investment Management Services, LLC ("JHIMS LLC") provides investment advisory services to the John Hancock Trust and receives investment management fees for doing so. JHIMS LLC pays a portion of its investment management fees to other firms that manage the John Hancock Trust's Portfolios. JHIMS LLC is our affiliate and we indirectly benefit from any investment management fees JHIMS LLC retains.

The John Hancock Trust has obtained an order from the SEC permitting JHIMS LLC, subject to approval by the Board of Trustees, to change a Subadviser for a Portfolio or the fees paid to Subadvisers and to enter into new subadvisory agreements from time to time without the expense and delay associated with obtaining shareholder approval of the change. This order does not, however, permit JHIMS LLC to appoint a Subadviser that is an affiliate of JHIMS LLC or the John Hancock Trust (other than by reason of serving as Subadviser to a portfolio) (an "Affiliated Subadviser") or to change a subadvisory fee of an Affiliated Subadviser without the approval of shareholders.

If shares of a Portfolio are no longer available for investment or in our judgment investment in a Portfolio becomes inappropriate, we may eliminate the shares of a Portfolio and substitute shares of another Portfolio, or of another open-end registered investment company. A substitution may be made with respect to both existing investments and the investment of future Purchase Payments. However, we will make no such substitution without first notifying you and obtaining approval of the SEC (to the extent required by the 1940 Act).

Portfolio Expenses


The table in the Fee Tables section of the Prospectus shows the investment management fees and other operating expenses for these Portfolio shares as a percentage (rounded to two decimal places) of each Portfolio's average daily net assets for 2008, except as indicated in the footnotes appearing at the end of the table. Fees and expenses of the Portfolios are not fixed or specified under the terms of the Contracts and may vary from year to year. These fees and expenses differ for each Portfolio and reduce the investment return of each Portfolio. Therefore, they also indirectly reduce the return you will earn on any Variable Investment Options you select.



The Portfolios pay us or certain of our affiliates compensation for some of the distribution, administrative, shareholder support, marketing and other services we or our affiliates provide to the Portfolios. The amount of this compensation is based on a percentage of the assets of the Portfolio attributable to the variable insurance products that we and our affiliates issue. These percentages may differ from Portfolio to Portfolio and among classes of shares within a Portfolio. In some cases, the compensation is derived from the Rule 12b-1 fees which are deducted from a Portfolio's assets and paid for the services we or our affiliates provide to that Portfolio. Compensation payments may be made by a Portfolio's investment adviser or its affiliates. Any such payments do not, however, result in any charge to you in addition to what is shown in the Total Annual Portfolio Operating Expenses table.



Fund-of-Funds



The John Hancock Trust's Lifestyle Balanced Trust is a "fund-of-funds" that invests in other underlying mutual funds. Expenses for a fund-of-funds may be higher than that for other portfolios because a fund-of-funds bears its own expenses and indirectly bears its proportionate share of expenses of the underlying portfolios in which it invests. The prospectus for the John Hancock Trust's Lifestyle Balanced Trust contains a description of the underlying portfolios for that Portfolio, including expenses and associated investment risks.


Portfolio Investment Objective and Strategies

You bear the investment risk of any Portfolio you choose as a Variable Investment Option for your Contract. The following table contains a general description of the Portfolios that we make available under the Contracts. You can find a full description of each Portfolio, including the investment objectives, policies and restrictions of, and the risks relating to, investment in the Portfolio in the prospectus for that Portfolio. YOU CAN OBTAIN A COPY OF A PORTFOLIO'S PROSPECTUS, WITHOUT CHARGE, BY CONTACTING US AT THE ANNUITIES SERVICE CENTER SHOWN ON THE FIRST PAGE OF THIS PROSPECTUS. YOU SHOULD READ THE PORTFOLIO'S PROSPECTUS CAREFULLY BEFORE INVESTING IN THE CORRESPONDING VARIABLE INVESTMENT OPTION.





                                               JOHN HANCOCK TRUST
           (We show the Portfolio's manager (i.e. subadviser) in bold above the name of the Portfolio
                        and we list the Portfolio alphabetically by subadviser)                           AVAILABLE IN:
-----------------------------------------------------------------------------------------------------   -----------------
CAPITAL GUARDIAN TRUST COMPANY
   Overseas Equity Trust                 Seeks long-term capital appreciation.  To do this, the         Revolution Access
                                         Portfolio invests at least 80% of its net assets in equity     Revolution Extra
                                         securities of a diversified mix of large established and       Revolution Value
                                         medium-sized foreign companies located primarily in            Patriot
                                         developed countries (outside of the U.S.) and, to a lesser     Declaration
                                         extent, in emerging markets.

DAVIS SELECTED ADVISERS, L.P.
   Financial Services Trust              Seeks growth of capital.  To do this, the Portfolio            Revolution Access
                                         invests at least 80% of its net assets in companies that       Revolution Extra
                                         are principally engaged in financial services.                 Revolution Value
                                                                                                        Patriot
                                                                                                        Declaration

DECLARATION MANAGEMENT & RESEARCH LLC
   Active Bond Trust (1)                 Seeks income and capital appreciation.  To do this, the        Revolution Access
                                         Portfolio invests at least 80% of its net assets in a          Revolution Extra
                                         diversified mix of debt securities and instruments with        Revolution Value
                                         maturity durations of approximately 4 to 6 years.              Patriot
                                                                                                        Declaration

   Short-Term Bond Trust                 Seeks income and capital appreciation.  To do this, the        Revolution Access
                                         Portfolio invests at least 80% of its net assets in a          Revolution Extra
                                         diversified mix of debt securities and instruments with an     Revolution Value
                                         average credit quality rating of "A" or "AA" and a weighted    Patriot
                                         average effective maturity between one and three years, and no more than 15% of the Portfolio's net assets will be
                                         invested in high yield bonds.

                                               JOHN HANCOCK TRUST
           (We show the Portfolio's manager (i.e. subadviser) in bold above the name of the Portfolio
                        and we list the Portfolio alphabetically by subadviser)                           AVAILABLE IN:
-----------------------------------------------------------------------------------------------------   -----------------
   Total Bond Market Trust B             Seeks to track the performance of the Lehman Brothers          Revolution Access
                                         Aggregate Bond Index (which represents the U.S. investment     Revolution Extra
                                         grade bond market).  To do this, the Portfolio will invest     Revolution Value
                                         at least 80% of its net assets in securities listed in the     Patriot
                                         Lehman Brothers Aggregate Bond Index.

DEUTSCHE INVESTMENT MANAGEMENT
AMERICAS INC. ("DIMA")
   Real Estate                           Seeks to achieve a combination of long-term capital            Revolution Access
   Securities Trust(2)                   appreciation and current income.  To do this, the Portfolio    Revolution Extra
                                         invests at least 80% of its net assets in equity securities    Revolution Value
                                         of REITs and real estate companies.                            Patriot

JENNISON ASSOCIATES LLC
   Capital Appreciation Trust            Seeks long-term growth of capital.  To do this, the            Revolution Access
                                         Portfolio invests at least 65% of its total assets in          Revolution Extra
                                         equity and equity-related securities of companies that are     Revolution Value
                                         attractively valued and have above-average growth prospects.   Patriot

MFC GLOBAL INVESTMENT MANAGEMENT
(U.S.A.) LIMITED
   500 Index Trust B                     Seeks to approximate the aggregate total return of a           Revolution Access
                                         broad-based U.S. domestic equity market index.  To do this,    Revolution Extra
                                         the Portfolio invests at least 80% of its net assets in the    Revolution Value
                                         common stocks in the S&P 500(R) index and securities that as   Patriot
                                         a group will behave in a manner similar to the index. (4)      Declaration

   Lifestyle Balanced Trust (3)          Seeks a balance between a high level of current income and     Revolution Access
   (formerly "Managed Trust"             growth of capital, with a greater emphasis on growth of        Revolution Extra
                                         capital.  To do this, the Portfolio invests approximately      Revolution Value
                                         40% of its assets in underlying Portfolios which invest        Patriot
                                         primarily in fixed income securities, and approximately 60%
                                         in underlying Portfolios which invest primarily in equity
                                         securities.

   Mid Cap Index Trust                   Seeks to approximate the aggregate total return of a mid       Revolution Access
                                         cap U.S. domestic equity market index.  To do this, the        Revolution Extra
                                         Portfolio invests at least 80% of its net assets in the        Revolution Value
                                         common stocks in the S&P Mid Cap 400(R) Index(4) and
                                         securities that as a group behave in a manner similar to
                                         the index.

   Money Market Trust B                  Seeks to obtain maximum current income consistent with         Revolution Access
                                         preservation of principal and liquidity.  To do this, the      Revolution Extra
                                         Portfolio invests in high quality, U.S. dollar denominated     Revolution Value
                                         money market instruments.                                      Patriot
                                                                                                        Declaration

   Optimized All Cap Trust               Seeks long-term growth of capital.  To do this, the            Revolution Access
                                         Portfolio invests at least 65% of its total assets in          Revolution Extra
                                         equity securities of large, mid and small-cap U.S.             Revolution Value
                                         companies with strong industry position, leading market        Patriot
                                         share, proven management and strong financials.                Declaration

   Small Cap Index Trust                 Seeks to approximate the aggregate total return of a small     Revolution Access
                                         cap U.S. domestic equity market index.  To do this, the        Revolution Extra
                                         Portfolio invests at least 80% of its net assets in the        Revolution Value
                                         common stocks in the Russell 2000(R) Index(5) and securities that as a group behave in a manner similar to the index.

                                               JOHN HANCOCK TRUST
           (We show the Portfolio's manager (i.e. subadviser) in bold above the name of the Portfolio
                        and we list the Portfolio alphabetically by subadviser)                           AVAILABLE IN:
-----------------------------------------------------------------------------------------------------   -----------------
   Total Stock Market Index Trust        Seeks to approximate the aggregate total return of a           Revolution Access
                                         broad-based U.S. domestic equity market index.  To do this,    Revolution Extra
                                         the Portfolio invests at least 80% of its net assets in the    Revolution Value
                                         common stocks in the Dow Jones Wilshire 5000(R) Index and
                                         securities that as a group will behave in a manner similar to the index. (6)

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC
   Global Bond Trust                     Seeks maximum total return, consistent with preservation of    Revolution Access
                                         capital and prudent investment management.  To do this, the    Revolution Extra
                                         Portfolio invests at least 80% of its net assets in fixed      Revolution Value
                                         income instruments, futures contracts (including related       Patriot
                                         options) with respect to such securities and options on
                                         such securities.

   Total Return Trust                    Seeks maximum total return, consistent with preservation of    Revolution Access
                                         capital and prudent investment management.  To do this, the    Revolution Extra
                                         Portfolio invests at least 65% of its total assets in a        Revolution Value
                                         diversified Portfolio of fixed income instruments of
                                         varying maturities which may be represented by forwards or derivatives.

SSGA FUNDS MANAGEMENT, INC.
   International Equity Index Trust B    Seeks to track the performance of a broad-based equity         Revolution Access
                                         index of foreign companies primarily in developed countries    Revolution Extra
                                         and, to a lesser extent, in emerging market countries.  To     Revolution Value
                                         do this, the Portfolio invests at least 80% of its assets      Patriot
                                         in securities listed in the Morgan Stanley Capital
                                         International All CountryWorld Excluding U.S. Index.(7)
T. ROWE PRICE ASSOCIATES, INC.
   Blue Chip Growth Trust                Seeks to provide long-term growth of capital. Current          Revolution Access
                                         income is a secondary objective.  To do this, the Portfolio    Revolution Extra
                                         invests at least 80% of its net assets in the common stocks    Revolution Value
                                         of large and medium-sized blue chip growth companies that      Patriot
                                         are well established in their industries.

   Equity-Income Trust                   Seeks to provide substantial dividend income and also          Revolution Access
                                         long-term capital appreciation.  To do this, the Portfolio     Revolution Extra
                                         invests at least 80% of its net assets in equity               Revolution Value
                                         securities, with 65% in common stocks of well-established      Patriot
                                         companies paying above-average dividends.

   Health Sciences Trust                 Seeks long-term capital appreciation.  To do this, the         Revolution Access
                                         Portfolio invests at least 80% of its net assets in common     Revolution Extra
                                         stocks of companies engaged in the research, development,      Revolution Value
                                         production, or distribution of products or services related to health care, medicine, or the life sciences.

   Mid Value Trust                       Seek long-term capital appreciation.  To do this, the          Revolution Access
                                         Portfolio invests at least 80% of its net assets in a          Revolution Extra
                                         diversified mix of common stocks of mid size U.S. companies    Revolution Value
                                         that are believed to be undervalued by various measures and    Patriot
                                         offer good prospects for capital appreciation.

WELLINGTON MANAGEMENT COMPANY, LLP
   Mid Cap Stock Trust                   Seeks long-term growth of capital.  To do this, the            Revolution Access
                                         Portfolio invests at least 80% of its net assets in equity     Revolution Extra
                                         securities of medium-sized companies with significant          Revolution Value
                                         capital appreciation potential.

   Small Cap Growth Trust                Seeks long-term capital appreciation.  To do this, the         Revolution Access
                                         Portfolio invests at least 80% of its net assets in            Revolution Extra
                                         small-cap companies that are believed to offer                 Revolution Value
                                         above-average potential for growth in revenues and earnings.   Patriot
                                                                                                        Declaration

                                               JOHN HANCOCK TRUST
           (We show the Portfolio's manager (i.e. subadviser) in bold above the name of the Portfolio
                        and we list the Portfolio alphabetically by subadviser)                           AVAILABLE IN:
-----------------------------------------------------------------------------------------------------   -----------------
   Small Cap Value Trust                 Seeks long-term capital appreciation. To do this, the          Revolution Access
                                         Portfolio invests at least 80% of its net assets in            Revolution Extra
                                         small-cap companies that are believed to be undervalued.       Revolution Value

WESTERN ASSET MANAGEMENT COMPANY
   High Yield Trust                      Seeks to realize an above-average total return over a          Revolution Access
                                         market cycle of three to five years, consistent with           Revolution Extra
                                         reasonable risk.  To do this, the Portfolio invests at         Revolution Value
                                         least 80% of its net assets in high yield securities,          Patriot
                                         including corporate bonds, preferred stocks and U.S.
                                         Government and foreign securities.


(1) The Active Bond Trust is also subadvised by MFC Global Investment Management (U.S.), LLC.

(2) RREEF American L.L.C. provides sub-subadvisory services to DIMA in its management of the Real Estate Securities Trust.

(3) Declaration Management and Research LLC is also a subadvisor for Managed Trust.

(4) "Standard & Poor's(R)," "S&P 500(R)," and "S&P MidCap 400(R)" are trademarks of The McGraw-Hill Companies, Inc. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by any of these companies, and none of these companies make any representation regarding the advisability of investing in the Trust. The S&P 500(R) is an unmanaged index representing 500 of the largest companies in the U.S. As of February 29, 2008, the mid cap range for S&P 500(R) was from $744 million to $468.29 billion, and for the S&P MidCap 400(R), was $302 million to $11.13 billion.

(5) "Russell 2000(R)" is a trademark of Frank Russell Company. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by the Frank Russell Company, nor does Frank Russell Company make any representation regarding the advisability of investing in the Trust. As of February 29, 2008, the market capitalizations of companies included in the Russell 2000(R) Index ranged was from $25 million to $7.68 billion.

(6) "Wilshire 5000(R)" is a trademark of Wilshire Associates. None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by Wilshire Associates, nor does Wilshire Associates make any representation regarding the advisability of investing in the Trust. As of February 29, 2008, the market capitalizations of companies included in the Dow Jones Wilshire 5000 ranged from $25 million to $468.29 billion.

(7) MSCI All CountryWorld ex-US IndexSM" is a service mark of Morgan Stanley Capital International Inc. and its affiliates ("MSCI"). None of the Index Trusts are sponsored, endorsed, managed, advised, sold or promoted by MSCI, nor does MSCI make any representation regarding the advisability of investing in the Trust. As of February 29, 2008, the market capitalization range of the Index was $56 million to $309 billion.

                 VI. Information about Fixed Investment Options



IN GENERAL


All of JHVLICO's general assets (discussed above) support its obligations under the Fixed Investment Options (as well as all of its other obligations and liabilities). To hold the assets that support primarily the Fixed Investment Options, we have established a "non-unitized" separate account. With a non-unitized separate account, you have no interest in or preferential claim on any of the assets held in the account. The investments we purchase with amounts you allocated to the Fixed Investment Options belong to us; any favorable investment performance on the assets allocated to the Fixed Investment Options belongs to us. Instead, you earn interest at the guaranteed interest rate of the Fixed Investment Option you selected, provided that you don't surrender, transfer, or withdraw your assets prior to the end of your selected Fixed Investment Option.


HOW THE FIXED INVESTMENT OPTIONS WORK


Amounts you allocate to the Fixed Investment Options earn interest at a guaranteed rate commencing with the date of allocation. At the expiration of the Fixed Investment Option, we will automatically transfer its total value to a Money Market Variable Investment Option under your Contract, unless you elect to:

     -    withdraw all or a portion of any such amount from the Contract;

     - allocate all or a portion of such amount to a new Fixed Investment Option or periods of the same or different duration as the expiring Fixed Investment Option; or

     - allocate all or a portion of such amount to one or more of the Variable Investment Options.

You must notify us of any such election, by mailing a request to us at the Annuities Service Center at least 30 days prior to the end of the expiring Fixed Investment Option. We will notify you of the end of the Fixed Investment Option at least 30 days prior to its expiration. The first day of the new Fixed Investment Option or other reallocation will begin the day after the end of the expiring Fixed Investment Option.

We currently make available Fixed Investment Options with durations of five years. For Contracts issued before September 30, 2002, however, we may permit you to select different durations. If you select any Fixed Investment Option with a duration that extends beyond your Contract's Maturity Date, your maturity date will automatically be changed to the Annuitant's 95th birthday (or a later date, if we approve). We reserve the right to add or delete Fixed Investment Options for new allocations to or from those that are available at any time.

GUARANTEED INTEREST RATES


Each Fixed Investment Option has its own guaranteed interest rate. We may, at our discretion, change the guaranteed rate for future Fixed Investment Options. These changes will not affect the guaranteed rates being paid on Fixed Investment Options that have already commenced. Each time you allocate or transfer money to a Fixed Investment Option, a new Fixed Investment Option, with a new interest rate, begins to run with respect to that amount. The amount allocated or transferred earns a guaranteed rate that will continue unchanged until the end of that period. We will not make available any Fixed Investment Option offering a guaranteed rate below 3%.


We make the final determination of guaranteed rates and Fixed Investment Options to be declared. We cannot predict or assure the level of any future guaranteed rates or the availability of any future Fixed Investment Options.

You may obtain information concerning the guaranteed rates applicable to the various Fixed Investment Options, and the durations of the Fixed Investment Options offered at any time by calling the Annuities Service Center.

CALCULATION OF MARKET VALUE ADJUSTMENT ("MVA")

If you withdraw, surrender, transfer, or otherwise remove money from a Fixed Investment Option prior to its expiration date, we will apply a market value adjustment.

A market value adjustment also generally applies to:

     -    death benefits pursuant to your Contract;

     -    amounts you apply to an Annuity Option; and

     -    amounts paid in a single sum in lieu of an annuity.

The market value adjustment increases or decreases your remaining value in the Fixed Investment Option. If the value in that Fixed Investment Option is insufficient to pay any negative MVA, we will deduct any excess from the value in your other Investment Options pro-rata based on the value in each. If there is insufficient value in your other Investment Options, we will in no event pay out more than the surrender value of the Contract.

Here is how the MVA works:

We compare:

     - the guaranteed rate of the Fixed Investment Option from which the assets are being taken WITH;

     - the guaranteed rate we are currently offering for Fixed Investment Options of the same duration as remains on the Fixed Investment Option from which the assets are being taken.

If the first rate exceeds the second by more than 1/2%, the market value adjustment produces an increase in your Contract's value.

If the first rate does not exceed the second by at least 1/2%, the market value adjustment produces a decrease in your Contract's value.

For this purpose, we consider that the amount withdrawn from the Fixed Investment Option includes the amount of any negative MVA and is reduced by the amount of any positive MVA.

The mathematical formula and sample calculations for the market value adjustment appear in Appendix A.

WHAT ADDITIONAL GUARANTEE APPLIES TO THE FIXED INVESTMENT OPTIONS UNDER MY CONTRACT?

JHVLICO's ultimate corporate parent, Manulife Financial Corporation ("MFC"), has guaranteed JHVLICO's obligations with respect to any Fixed Investment Options you elect (the "MFC Subordinated Guarantee"). The MFC Subordinated Guarantee will apply unless and until we notify you otherwise. (If we give you such notice, however, the MFC Subordinated Guarantee would remain in effect for all guarantee periods under the Fixed Investment Options that had already started, and would be inapplicable only to guarantee periods starting after the date of such notice.) The MFC Subordinated Guarantee does not relieve JHVLICO of any obligations under your Contract -- it is in addition to all of the rights and benefits that the Contract provides. There is no charge or cost to you for the MFC Subordinated Guarantee, and there are no disadvantages to you of having this additional guarantee.




Under the rules of the United States Securities and Exchange Commission ("SEC"), the MFC Subordinated Guarantee relieves us of our obligation to file with the SEC annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, and thereby saves us the expense of being an SEC reporting company. MFC is a company organized under the laws of Canada and its common shares are listed principally on the Toronto Stock Exchange and the New York Stock Exchange. MFC files with the SEC annual and current reports on Forms 40-F and 6-K, respectively. MFC's consolidated financial statements include information about us in a footnote containing condensed consolidating financial information with separate columns for MFC, JHVLICO and other subsidiaries of MFC, together with consolidating adjustments.


John Hancock Financial Services, Inc. ("JHFS") guaranteed JHVLICO Fixed Investment Option guarantee periods that began prior to June 29, 2005 (the "JHFS Guarantee"). The JHFS Guarantee does not apply to Fixed Investment Option guarantee periods that began on or after June 29, 2005.


WHAT ARE THE TERMS OF THE MFC SUBORDINATED GUARANTEE? MFC guarantees your full interest in any Fixed Investment Option. This means that, if we fail to honor any valid request to surrender, transfer, or withdraw any amount from a guarantee period, or fail to allocate amounts from a Fixed Investment Option to an Annuity Option when it is obligated to do so, MFC guarantees the full amount that you would have received, or value that you would have been credited with, had we fully met our obligations under your Contract with respect to such Fixed Investment Option. If we fail to pay any amount that becomes payable under the Contract upon the death of an owner or Annuitant, MFC guarantees the unpaid amount, up to the Contract Value in any Fixed Investment Option on the date of death, increased by any accrued but uncredited interest attributable thereto and increased by any upward market value adjustment that would have been payable upon any surrender of the Contract at that time (but not decreased by any negative market value adjustment). If we fail to make payment when due of any amount that is guaranteed by MFC, you could directly request MFC to satisfy our obligation, and MFC must do so. You would not have to make any other demands on us as a precondition to making a claim against MFC under the MFC Subordinated Guarantee.

The MFC Subordinated Guarantee constitutes an unsecured obligation of MFC as guarantor, and is subordinated in right of payment to the prior payment in full of all other obligations of MFC, except for other guarantees or obligations of MFC which by their terms are designated as ranking equally in right of payment with or subordinated to the MFC Subordinated Guarantee, and effectively rank senior to MFC's preferred and common shares.

HOW CAN I FIND ADDITIONAL INFORMATION ABOUT MFC? MFC is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the Exchange Act, files reports and other information with the SEC. Under a multi-jurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States.

You may read and copy any reports, statements or other information filed by MFC at the SEC's Public Reference Room, Station Place, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also inspect reports, proxy statements and other information about MFC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services. The SEC maintains a website that contains reports, proxy statements and other information, including those filed by MFC, at http://www.sec.gov. You may also access the SEC filings and obtain other information about MFC through the website maintained by MFC, which is http://www.manulife.com. The information contained in that website is not incorporated by reference into this Prospectus.

MFC and JHVLICO filed a joint registration statement on Form F-3 with the SEC in respect of the MFC guarantee described in this Prospectus. This Prospectus is a part of that registration statement. As permitted by SEC rules, this Prospectus does not contain all the information you can find in the registration statement. The SEC allows MFC to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC.

The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus. These documents contain important information about the companies and their financial condition.

MFC incorporates by reference the documents listed below, which were filed with the SEC.


(a) MFC's Reports of Foreign Issuer on Form 6-K filed March 26, 2009 other than the sections of the Notice of Annual Meeting and Proxy Circular entitled "Report of the Management Resources Committee and Compensation Committee" and "Performance Graph" and other than the 2008 Annual Financial Statements; and



(b) MFC's Annual Report on Form 40-F for the year ended December 31, 2008, as filed on March 26, 2009.



(c) MFC's Annual Report on Form 40-F for the year ended December 31, 2007, as filed on March 28, 2008.


Copies of the documents incorporated in this Prospectus by reference may be obtained on request without charge from:

                         Manulife Financial Corporation
                            ATTN: Corporate Secretary
                          200 Bloor Street East, NT-10
                         Toronto, Ontario Canada M4W 1E5
                            Telephone: (416) 926-3000

Any annual reports on Form 20-F, Form 40-F or Form 10-K, any reports on Form 10-Q or Form 8-K, other than current reports furnished to the SEC pursuant to
Item 2.02 or Item 7.01 of Form 8-K, and any Form 6-K specifying that it is being incorporated by reference in this Prospectus, as well as all Prospectus supplements disclosing additional or updated information, filed by MFC with the SEC subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus.

ANY STATEMENT CONTAINED IN THIS PROSPECTUS OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS PROSPECTUS TO THE EXTENT THAT A STATEMENT CONTAINED IN THIS PROSPECTUS OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS MODIFIES OR SUPERSEDES SUCH PRIOR STATEMENT. ANY STATEMENT OR DOCUMENT SO MODIFIED OR SUPERSEDED SHALL NOT, EXCEPT TO THE EXTENT SO MODIFIED OR SUPERSEDED, BE INCORPORATED BY REFERENCE AND CONSTITUTE A PART OF THIS PROSPECTUS.

YOU SHOULD RELY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT AND ON THE OTHER INFORMATION INCLUDED IN THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE NOT MAKING AN OFFER OF THE MFC GUARANTEES COVERED BY THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED BY LAW. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS OR ANY APPLICABLE PROSPECTUS SUPPLEMENT, AS THE CASE MAY BE.

                          VII. The Accumulation Period

YOUR VALUE IN OUR VARIABLE INVESTMENT OPTIONS

Each Purchase Payment or transfer that you allocate to a Variable Investment Option purchases accumulation units of that Variable Investment Option. Similarly, each withdrawal or transfer that you take from a Variable Investment Option (as well as certain charges that may be allocated to that option) result in a cancellation of such accumulation units.

VALUATION OF ACCUMULATION UNITS

To determine the number of accumulation units that a specific transaction will purchase or cancel, we use the following formula:

                          dollar amount of transaction
                                   DIVIDED BY
               value of one accumulation unit for the applicable
                 Variable Investment Option at the time of such
                                   transaction


The value of each accumulation unit will change daily depending upon the investment performance of the Portfolio that corresponds to that Variable Investment Option and certain charges we deduct from such Investment Option.


Therefore, at any time prior to the Maturity Date, the total value of your Contract in a Variable Investment Option can be computed according to the following formula:

                  number of accumulation units in the Variable
                               Investment Options
                                      TIMES
                     value of one accumulation unit for the
               applicable Variable Investment Option at that time


VARIABLE INVESTMENT OPTION VALUATION PROCEDURES



We compute the net investment return and accumulation unit values for each Variable Investment Option as of the end of each Business Day. A Business Day is any date on which the New York Stock Exchange is open for regular trading. Each Business Day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern Time. On any date other than a Business Day, the accumulation unit value will be the same as the value at the close of the next following Business Day.


YOUR VALUE IN THE FIXED INVESTMENT OPTIONS

On any date, the total value of your Contract in a Fixed Investment Option equals:

     - the amount of Purchase Payments or transferred amounts allocated to the Fixed Investment Option, MINUS

     - the amount of any withdrawals or transfers paid out of the Fixed Investment Option, MINUS

     - the amount of any negative market value adjustments resulting from such withdrawals or transfers, PLUS

     - the amount of any positive market value adjustments resulting from such withdrawals and transfers, MINUS

     - the amount of any charges and fees deducted from that Fixed Investment Option, PLUS

     - interest compounded daily on any amounts in the Fixed Investment Option from time to time at the effective annual rate of interest we have declared for that Fixed Investment Option.

                            VIII. The Annuity Period

Annuity payments are made to the Annuitant, if still living. If more than one Annuitant is living at the Maturity Date, the payments are made to the younger of them.


DATE OF MATURITY


Your Contract specifies the Maturity Date, when payments from one of our Annuity Options are scheduled to begin. You initially choose a Maturity Date when you complete your application for a Contract. Unless we otherwise permit, the Maturity Date must be:

     - at least 6 months after the date the first Purchase Payment is applied to your Contract; and

     -    no later than the maximum age specified in your Contract (normally age
          95).

Subject always to these requirements, you may subsequently change the Maturity Date. Maturity Dates which occur when the Annuitant is at an advanced age, e.g., past age 90, may have adverse income tax consequences. Also, if you are selecting or changing your Maturity Date for a Contract issued under a Qualified Plan, special limits apply (see "IX. Federal Tax Matters"). The Annuities Service Center must receive your new selection at least 31 days prior to the new Maturity Date.

NOTICE OF MATURITY DATE. Under our current administrative procedures, we will send you one or more notices at least 30 days before your scheduled Maturity Date and request that you verify information we currently have on file. We may delay the start of annuity payments if you fail to verify this information.

CHOOSING FIXED OR VARIABLE ANNUITY PAYMENTS

During the Annuity Period, the total value of your Contract must be allocated to no more than four Investment Options. During the Annuity Period, we do not offer the Fixed Investment Options. Instead, we offer annuity payments on a fixed basis as one Investment Option, and annuity payments on a variable basis for EACH Variable Investment Option.

We will generally apply (1) amounts allocated to the Fixed Investment Options as of the Maturity Date to provide annuity payments on a fixed basis and (2) amounts allocated to Variable Investment Options to provide annuity payments on a variable basis. If you are using more than four Investment Options on the Maturity Date, we will divide your Contract's value among the four Investment Options with the largest values (considering all Fixed Investment Options as a single option), pro-rata based on the amount of the total value of your Contract that you have in each.

We will make a market value adjustment to any remaining Fixed Investment Option amounts on the Maturity Date, before we apply such amounts to an annuity payment option. We will also deduct any premium tax charge.

Once annuity payments commence, you may not make transfers from fixed to variable or from variable to fixed.

SELECTING AN ANNUITY OPTION


Each Contract provides, at the time of its issuance, for annuity payments to commence on the Maturity Date pursuant to Option A: "Life Annuity with Payments for a Guaranteed Period" for a 10 year period (discussed under "Annuity Options".)



Prior to the Maturity Date, you may select a different Annuity Option. However, if the total value of your Contract on the Maturity Date is less than $5,000, you may only select Option A: "Life Annuity with Payments for a Guaranteed Period" for the 10 year period as an Annuity Option, regardless of any other election that you have made. You may not change the form of Annuity Option once payments commence.


If the initial monthly payment under an Annuity Option would be less than $50, we may make a single sum payment equal to the total surrender value of your Contract on the date the initial payment would be payable. Such single payment would replace all other benefits.

Subject to that $50 minimum limitation, your Beneficiary may elect an Annuity Option if:

     -    you have not made an election prior to the Annuitant's death;

     - the Beneficiary is entitled to payment of a death benefit of at least $5,000 in a single sum; and

     - the Beneficiary notifies us of the election prior to the date the proceeds become payable.

VARIABLE MONTHLY ANNUITY PAYMENTS

During the Annuity Period, the Contract Value must be allocated to no more than 4 Investment Options. During the Annuity Period, we offer annuity payments on a variable basis for each Variable Investment Option. If you are using more than 4 Investment Options on the Maturity Date, under a deferred Contract, we will divide your Contract's value (after deducting any premium tax charge that was not deducted from Purchase Payments) among the 4 Investment Options with the largest values, pro-rata based on the amount of the Contract Value that you have in each.

We determine the amount of the first variable monthly payment under any Variable Investment Option by using the applicable annuity purchase rate for the Annuity Option under which the payment will be made. The Contract sets forth these annuity purchase rates. In most cases they vary by the age and gender of the Annuitant or other payee.

The amount of each subsequent variable annuity payment under that Variable Investment Option depends upon the investment performance of that Variable Investment Option.

Here's how it works:

     - We calculate the actual net investment return of the Variable Investment Option (after deducting all charges) during the period between the dates for determining the current and immediately previous monthly payments.

     - If that actual net investment return exceeds the "assumed investment rate" (explained below), the current monthly payment will be larger than the previous one.

     - If the actual net investment return is less than the assumed investment rate, the current monthly payment will be smaller than the previous one.

Variable Investment Option Valuation Procedures

We compute the net investment return and accumulation unit values for each Variable Investment Option as of the end of each Business Day. A Business Day is any date on which the New York Stock Exchange is open for regular trading. Each Business Day ends at the close of regular trading for the day on that exchange. Usually this is 4:00 p.m., Eastern Time. On any date other than a Business Day, the Annuity Unit value will be the same as the value at the close of the next following Business Day.

ASSUMED INVESTMENT RATE

The assumed investment rate for any variable portion of your annuity payments will be 3 1/2% per year, except as follows.

You may elect an assumed investment rate of 5% or 6%, provided such a rate is available in your state. If you elect a higher assumed investment rate, your initial variable annuity payment will also be higher. Eventually, however, the monthly variable annuity payments may be smaller than if you had elected a lower assumed investment rate.

TRANSFERS DURING THE ANNUITY PERIOD

Some transfers are permitted during the Annuity Period, but subject to different limitations than during the Accumulation Period. Once annuity payments on a variable basis have begun, you may transfer all or part of the investment upon which those payments are based from one sub-account to another. You must submit your transfer request to Annuities Service Center at least 30 DAYS BEFORE the due date of the first annuity payment to which your transfer will apply. Transfers after the maturity date will be made by converting the number of ANNUITY UNITs being transferred to the number of Annuity Units of the Sub-Account to which the transfer is made, so that the next annuity payment if it were made at that time would be the same amount that it would have been without the transfer. Thereafter, annuity payments will reflect changes in the value of the Annuity Units for the new sub-account selected. Once annuity payments begin, no transfers may be made from payments on a fixed basis to payments on a variable basis or from payments on a variable basis to payments on a fixed basis. In addition, we reserve the right to defer the transfer privilege at any time that we are unable to purchase or redeem shares of a Portfolio. We also reserve the right to modify or terminate the transfer privilege at any time in accordance with applicable law.

FIXED MONTHLY ANNUITY PAYMENTS

The dollar amount of each fixed monthly annuity payment is specified during the entire period of annuity payments, according to the provisions of the Annuity Option selected. To determine such dollar amounts we first, in accordance with the procedures described above, calculate the amount to be applied to the FIXED ANNUITY Option as of the Maturity Date. We then subtract any applicable premium tax charge, if applicable, and divide the difference by $1,000.

We then multiply the result by the greater of:

     - the applicable Fixed Annuity purchase rate shown in the appropriate table in the Contract; or


     - the rate we currently offer at the time of annuitization. (This current rate may be based on the sex of the Annuitant, unless prohibited by law.)


ANNUITY OPTIONS

Here are some of the Annuity Options that are available, subject to the terms and conditions described above. We reserve the right to make available optional methods of payment in addition to those Annuity Options listed here and in your Contract.

OPTION A - LIFE ANNUITY WITH PAYMENTS FOR A GUARANTEED PERIOD - We will make monthly payments for a guaranteed period of 5, 10, or 20 years, as selected by you or your Beneficiary, and after such period for as long as the payee lives. If the payee dies prior to the end of such guaranteed period, we will continue payments for the remainder of the guaranteed period to a contingent payee, subject to the terms of any supplemental agreement issued.

Federal income tax requirements currently applicable to Contracts used with H.R. 10 plans and individual retirement annuities provide that the period of years guaranteed under Option A cannot be any greater than the joint life expectancies of the payee and his or her designated Beneficiary.

OPTION B - LIFE ANNUITY WITHOUT FURTHER PAYMENT ON DEATH OF PAYEE - We will make monthly payments to the payee as long as he or she lives. We guarantee no minimum number of payments.

OPTION C - JOINT AND LAST SURVIVOR - We will provide payments monthly, quarterly, semiannually, or annually, for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments to the surviving payee. All payments stop at the death of the surviving payee.

OPTION D - JOINT AND 1/2 SURVIVOR; OR JOINT AND 2/3 SURVIVOR - We will provide payments monthly, quarterly, semiannually, and annually for the payee's life and the life of the payee's spouse/joint payee. Upon the death of one payee, we will continue payments (reduced to 1/2 or 2/3 the full payment amount) to the surviving payee. All payments stop at the death of the surviving payee.

OPTION E - LIFE INCOME WITH CASH REFUND - We will provide payments monthly, quarterly, semiannually, or annually for the payee's life. Upon the payee's death, we will provide a contingent payee with a lump-sum payment, if the total payments to the payee were less than the accumulated value at the time of annuitization. The lump-sum payment, if any, will be for the balance.

OPTION F - INCOME FOR A FIXED PERIOD - We will provide payments monthly, quarterly, semiannually, or annually for a pre-determined period of time to a maximum of 30 years. If the payee dies before the end of the fixed period, payments will continue to a contingent payee until the end of the period.

OPTION G - INCOME OF A SPECIFIC AMOUNT - We will provide payments for a specific amount. Payments will stop only when the amount applied and earnings have been completely paid out. If the payee dies before receiving all the payments, we will continue payments to a contingent payee until the end of the Contract.

With Options A, B, C, and D, we offer both fixed and/or variable annuity payments. With Options E, F, and G, we offer only Fixed Annuity payments. Payments under Options F and G must continue for 10 years, unless your Contract has been in force for 5 years or more.

If the payee is more than 85 years old on the Maturity Date, the following two options are not available without our consent:

     - Option A: "Life Annuity with Payments for a Guaranteed Period" for the 5 year period and

     -    Option B: "Life Annuity without Further Payment on Death of Payee."

                             IX. Federal Tax Matters


INTRODUCTION


The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of an annuity contract is unclear in certain circumstances, and you should consult a qualified tax advisor with regard to the application of the law to your circumstances. This discussion is based on the Code, IRS regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.



This discussion does not address state or local tax consequences associated with the purchase of a Contract. IN ADDITION, WE MAKE NO GUARANTEE REGARDING ANY TAX TREATMENT -- FEDERAL, STATE, OR LOCAL -- OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.


OUR TAX STATUS

We are taxed as a life insurance company. Under current tax law rules, we include the investment income (exclusive of capital gains) of a Separate Account in our taxable income and take deductions for investment income credited to our "policyholder reserves." We are also required to capitalize and amortize certain costs instead of deducting those costs when they are incurred. We do not currently charge a Separate Account for any resulting income tax costs. We also claim certain tax credits or deductions relating to foreign taxes paid and dividends received by the Portfolios. These benefits can be material. We do not pass these benefits through to a Separate Account, principally because: (i) the deductions and credits are allowed to the Company and not the Contract owners under applicable tax law; and (ii) the deductions and credits do not represent investment return on Separate Account assets that is passed through to Contract owners.


The Contracts permit us to deduct a charge for any taxes we incur that are attributable to the operation or existence of the Contracts or a Separate Account. Currently, we do not anticipate making a charge for such taxes. If the level of the current taxes increases, however, or is expected to increase in the future, we reserve the right to make a charge in the future. (Please note that this discussion applies to federal income tax but not to any state or local taxes.)


SPECIAL CONSIDERATIONS FOR OPTIONAL BENEFITS


At present, the IRS has not provided guidance as to the tax treatment of charges for optional benefits to an annuity contract. The IRS might take the position that each charge associated with these optional benefits is deemed a withdrawal from the contract subject to current income tax to the extent of any gains and, if applicable, the 10% penalty tax for premature withdrawals. We do not currently report charges for optional benefits as partial withdrawals, but we may do so in the future if we believe that the IRS would require us to report them as such.



When you take a withdrawal under a Nonqualified Contract, it ordinarily is taxable only to the extent it does not exceed gain in the Contract, if any, at the time of the withdrawal. Under current IRS guidance, we expect to determine gain on a withdrawal, including withdrawals during the "Settlement Phase" of an optional guaranteed minimum withdrawal benefit Rider, using the Contract Value. See "VI. Optional Benefits" for a description of the guaranteed minimum withdrawal benefit Riders available under the Contracts. It is possible, however, that the IRS may take the position that the value of amounts guaranteed to be available in the future should also be taken into account in computing the taxable portion of a withdrawal. In that event, you may be subject to a higher amount of tax on a withdrawal.



Please see "Conversions and Rollovers to Roth IRAs" below for additional information on the impact on withdrawals of tax withholding pursuant to a conversion to a Roth IRA.


If you purchased a Qualified Contract with an optional death benefit or other optional benefit Rider, the presence of these benefits may increase the amount of any required minimum distributions under the requirements of your Qualified Plan. See "Qualified Contracts (Contracts Purchased for a Qualified Plan)" below.


Any annuity payments that you receive under an Annuity Option, including Annuity Options that only are available when you elect a guaranteed minimum withdrawal benefit Rider, will be taxed in the manner described in "Taxation of Annuity Payments" below.



You should consult a tax advisor for information on any optional benefit Riders.



CHARITABLE REMAINDER TRUSTS



This federal tax discussion does not address tax consequences of a Contract used in a charitable remainder trust. The tax consequences of charitable remainder trusts may vary depending on the particular facts and circumstances of each individual case. Additionally, the tax rules governing charitable remainder trusts, or the taxation of a Contract used with a charitable remainder trust, may be subject to change by legislation, regulatory changes, judicial decrees or other means. You should consult competent legal or tax counsel regarding the tax treatment of a charitable remainder trust before purchasing a Contract for use within it.



NONQUALIFIED CONTRACTS


(Contracts Not Purchased to Fund an Individual Retirement Account or Other Qualified Plan)

Undistributed Gains

Except where the Owner is not an individual, we expect our Contracts to be considered annuity contracts under Section 72 of the Code. This means that, ordinarily, you pay no federal income tax on any gains in your Contract until we actually distribute assets to you.

However, a Contract held by an Owner other than a natural person (for example, a corporation, partnership, limited liability company or other such entity) does not generally qualify as an annuity contract for tax purposes. Any increase in value therefore would constitute ordinary taxable income to such an Owner in the year earned. Notwithstanding this general rule, a Contract will ordinarily be treated as held by a natural person if the nominal Owner is a trust or other entity which holds the Contract as an agent for a natural person.

Taxation of Annuity Payments

When we make payments under a Contract in the form of an annuity, normally a portion of each annuity payment is taxable as ordinary income. The taxable portion of an annuity payment is equal to the excess of the payment over the exclusion amount.


In the case of variable annuity payments, the exclusion amount is the investment in the Contract when payments begin to be made divided by the number of payments expected to be made (taking into account the Annuitant's life expectancy and the form of annuity benefit selected). In the case of Fixed Annuity payments, the exclusion amount is based on the investment in the Contract and the total expected value of Fixed Annuity payments for the term of the Contract (determined under IRS regulations). In general, your investment in the Contract equals the aggregate amount of premium payments you have made over the life of the Contract, reduced by any amounts previously distributed from the Contract that were not subject to tax. (A simplified method of determining the taxable portion of annuity payments applies to Contracts issued in connection with certain Qualified Plans other than IRAs.)


Once you have recovered your total investment in the Contract tax-free, further annuity payments will be fully taxable. If annuity payments cease because the Annuitant dies before all of the investment in the Contract is recovered, the unrecovered amount generally will be allowed as a deduction on the Annuitant's last tax return or, if there is a beneficiary entitled to receive further payments, will be distributed to the beneficiary as described more fully below under "Taxation of Death Benefit Proceeds."

Surrenders, Withdrawals and Death Benefits

When we make a single sum payment consisting of the entire value of your Contract, you have ordinary taxable income to the extent the payment exceeds your investment in the Contract (discussed above). Such a single sum payment can occur, for example, if you surrender your Contract before the Maturity Date or if no extended payment option is selected for a death benefit payment.


When you take a partial withdrawal from a Contract before the Maturity Date, including a payment under a systematic withdrawal plan or guaranteed minimum withdrawal benefit, all or part of the payment may constitute taxable ordinary income to you. If, on the date of withdrawal, the total value of your Contract exceeds the investment in the Contract, the excess will be considered gain and the withdrawal will be taxable as ordinary income up to the amount of such gain. Taxable withdrawals may also be subject to a penalty tax for premature withdrawals as explained below. When only the investment in the Contract remains, any subsequent withdrawal made before the Maturity Date will be a tax-free return of investment until you have recovered your entire investment in the Contract. If you assign or pledge any part of your Contract's value, the value so pledged or assigned is taxed the same way as if it were a partial withdrawal.



For purposes of determining the amount of taxable income resulting from a single sum payment or a partial withdrawal, all Nonqualified annuity contracts issued by us or our affiliates to the Owner within the same calendar year will be treated as if they were a single contract.


As mentioned above, amounts received in either a partial withdrawal or full surrender are taxable to the extent that the Contract Value exceeds the investment in the Contract. There is some uncertainty regarding the effect a Fixed Investment Option's market value adjustment might have on the amount treated as "Contract Value" for this purpose. As a result, the taxable portion of amounts received in either a partial withdrawal or full surrender could be greater or less depending on how the market value adjustment is treated.

There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to each other. A tax adviser should be consulted in those situations.


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Taxation of Death Benefit Proceeds

All or part of any death benefit proceeds may constitute a taxable payout of earnings. A death benefit payment generally results in taxable ordinary income to the extent such payment exceeds your investment in the Contract.

Amounts may be distributed from a Contract because of the death of an Owner or the Annuitant. During the Accumulation Period, death benefit proceeds are includible in income as follows:

     - if distributed in a single sum payment under our current administrative procedures, they are taxed in the same manner as a full withdrawal, as described above; or

     - if distributed under an Annuity Option, they are taxed in the same manner as annuity payments, as described above; or

     - if distributed as a series of withdrawals over the Beneficiary's life expectancy, they are taxable to the extent the Contract Value exceeds the investment in the Contract.

After a Contract matures and annuity payments begin, if the Contract guarantees payments for a stated period and the Owner dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in the Beneficiary's income as follows:

     - if received in a single sum under our current administrative procedures, they are includible in income to the extent that they exceed the unrecovered investment in the Contract at that time; or

     - if distributed in accordance with the existing Annuity Option selected, they are fully excludable from income until the remaining investment in the Contract has been recovered, and all annuity payments thereafter are fully includible in income.

Penalty Tax on Premature Distributions


There is a 10% IRS penalty tax on the taxable portion of any payment from a Nonqualified Contract. Exceptions to this penalty tax include distributions:


     - received on or after the date on which the Contract Owner reaches age 59 1/2;

     - attributable to the Contract Owner becoming disabled (as defined in the tax law);

     - made to a Beneficiary on or after the death of the Contract Owner or, if the Contract Owner is not an individual, on or after the death of the primary Annuitant;

     - made as a series of substantially equal periodic payments for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and designated individual Beneficiary;

     -    made under a single-premium immediate annuity contract; or

     - made with respect to certain annuities issued in connection with structured settlement agreements.


Note that when a series of substantially equal periodic payments (Life Expectancy Distribution) is used to avoid the penalty, if the Contract Owner then modifies the payment pattern (other than by reason of death or disability) before the LATER of the Contract Owner's attaining age 59 1/2 and the passage of five years after the date of the first payment, such modification will cause retroactive imposition of the penalty plus interest on it.



Exchanges of Annuity Contracts



We may issue the Contract in exchange for all or part of another annuity contract that you own. Such an exchange will be tax free if certain requirements are satisfied. If the exchange is tax free, your investment in the Contract immediately after the exchange will generally be the same as that of the annuity contract exchanged, increased by any Additional Purchase Payment made as part of the exchange. Your Contract Value immediately after the exchange may not exceed your investment in the Contract. That excess may be includable in income should amounts subsequently be withdrawn or distributed from the Contract (e.g., as a partial surrender, full surrender, annuity payment, or death benefit.) If you exchange part of an existing contract for the Contract, and within 12 months of the exchange you receive a payment (e.g., you make a withdrawal) from either contract, the exchange may not be treated as a tax free exchange. Rather, the exchange may be treated as if you had made a partial surrender from the existing contract and then purchased the Contract. In these circumstances, some or all of the amount exchanged into the Contract could be includable in your income and subject to a 10% penalty tax. There are various circumstances in which a partial exchange followed by receipt of a payment within 12 months of the exchange is unlikely to affect the tax free treatment of the exchange. You should consult your tax advisor in connection with an exchange of all or part of an annuity contract for the Contract, especially if you may make a withdrawal from either contract within 12 months after the exchange.



Puerto Rico Nonqualified Contracts



IF YOU ARE A RESIDENT OF PUERTO RICO, YOU SHOULD CONSULT A TAX ADVISER. Distributions from Puerto Rico annuity contracts issued by us are subject to federal income taxation, withholding and reporting requirements as well as Puerto Rico tax laws. Both jurisdictions impose a tax on distributions. Under federal requirements, distributions are deemed to be income first. Under the Puerto Rico tax laws, however, distributions from a Contract not purchased to fund a Qualified Plan ("Nonqualified Contract") are generally treated as a non-taxable return of principal until the principal is fully recovered. Thereafter, all distributions under a Nonqualified Contact are fully taxable. Puerto Rico does not currently impose an early withdrawal penalty tax. The Internal Revenue Code, however, does impose such a penalty and bases it on the amount that is taxable under federal rules.

Distributions under a Nonqualified Contract after annuitization are treated as part taxable income and part non-taxable return of principal. The amount excluded from gross income after annuitization under Puerto Rico tax law is equal to the amount of the distribution in excess of 3% of the total Purchase Payments paid, until an amount equal to the total Purchase Payments paid has been excluded. Thereafter, the entire distribution from a Nonqualified Contract is included in gross income. For federal income tax purposes, however, the portion of each annuity payment that is subject to tax is computed on the basis of investment in the Contract and the Annuitant's life expectancy. Generally Puerto Rico does not require income tax to be withheld from distributions of income. Although Puerto Rico allows a credit against its income tax for taxes paid to the federal government, you may not be able to use the credit fully.


Diversification Requirements

Your Contract will not qualify for the tax benefits of an annuity contract unless the Separate Account follows certain rules requiring diversification of investments underlying the Contract. In addition, the rules require that the Contract Owner not have "investment control" over the underlying assets.

In certain circumstances, the owner of a variable annuity contract may be considered the owner, for federal income tax purposes, of the assets of the separate account used to support the contract. In those circumstances, income and gains from the separate account assets would be includible in the contract owner's gross income. The Internal Revenue Service ("IRS") has stated in published rulings that a variable contract owner will be considered the owner of separate account assets if the contract owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. A Treasury Decision issued in 1986 stated that guidance would be issued in the form of regulations or rulings on the "extent to which Policyholders may direct their investments to particular sub-accounts of a separate account without being treated as owners of the underlying assets." As of the date of this Prospectus, no comprehensive guidance on this point has been issued. In Rev. Rul. 2003-91, however, the IRS ruled that a contract holder would not be treated as the owner of assets underlying a variable annuity contract despite the owner's ability to allocate funds among as many as twenty sub-accounts.

The ownership rights under your Contract are similar to, but different in certain respects from, those described in IRS rulings in which it was determined that contract owners were not owners of separate account assets. Since you have greater flexibility in allocating premiums and Contract Values than was the case in those rulings, it is possible that you would be treated as the owner of your Contract's proportionate share of the assets of the Separate Account.

We do not know what future Treasury Department regulations or other guidance may require. We cannot guarantee that an underlying Portfolio will be able to operate as currently described in its prospectus, or that a Portfolio will not have to change any of its investment objectives or policies. We have reserved the right to modify your Contract if we believe doing so will prevent you from being considered the owner of your Contract's proportionate share of the assets of the Separate Account, but we are under no obligation to do so.

QUALIFIED CONTRACTS

(Contracts Purchased for a Qualified Plan, including IRAs)


The Contracts are also available for use in connection with certain types of retirement plans which receive favorable treatment under the Code ("Qualified Plans"). Numerous special tax rules apply to the participants in Qualified Plans and to the Contracts used in connection with these plans. We provide a brief description of types of Qualified Plans in Appendix E of this Prospectus and in the Statement of Additional Information, but make no attempt to provide more than general information about use of the Contracts with the various types of Qualified Plans in this Prospectus. We may limit the availability of the Contracts to certain types of Qualified Plans and may discontinue making Contracts available to any Qualified Plan in the future. If you intend to use a Contract in connection with a Qualified Plan you should consult a tax adviser.


We have no responsibility for determining whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular employee is eligible for inclusion under a plan. In general, the Code imposes limitations on the amount of annual compensation that can be contributed into a Qualified Plan, and contains rules to limit the amount you can contribute to all of your Qualified Plans. Trustees and administrators of Qualified Plans may, however, generally invest and reinvest existing plan assets without regard to such Code imposed limitations on contributions. Certain distributions from Qualified Plans may be transferred directly to another plan, unless funds are added from other sources, without regard to such limitations.

The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, for both withdrawals and annuity payments under certain Qualified Contracts, there may be no "investment in the Contract" and the total amount received may be taxable. Also, loans from Qualified Contracts intended for use under retirement plans qualified under section 403(b) of the Code, where allowed, are subject to a variety of limitations, including restrictions as to the amount that may be borrowed, the duration of the loan, and the manner in which the loan must be repaid. (You should always consult your tax adviser and retirement plan fiduciary prior to exercising your loan privileges.) Both the amount of the contribution that may be made and the tax deduction or exclusion that you may claim for that contribution are limited under Qualified Plans.

Under the tax rules, the Owner and the Annuitant may not be different individuals if a Contract is used in connection with a Qualified Plan. If a co-Annuitant is named, all distributions made while the Annuitant is alive must be made to the Annuitant. Also, if a co-Annuitant is named who is not the Annuitant's spouse, the Annuity Options which are available may be limited, depending on the difference in ages between the Annuitant and co-Annuitant. Additionally, for Contracts issued in connection with Qualified Plans subject to the Employee Retirement Income Security Act, the spouse or ex-spouse of the Owner will have rights in the Contract. In such a case, the Owner may need the consent of the spouse or ex-spouse to change Annuity Options or make a withdrawal from the Contract.



Required Minimum Distributions



Treasury Regulations prescribe required minimum distribution ("RMD") rules governing the time at which distributions to the Owner and beneficiaries must commence and the form in which the distributions must be paid. These special rules may also require the length of any guarantee period to be limited. They also affect the restrictions that the Owner may impose on the timing and manner of payment of death benefits to beneficiaries or the period of time over which a Beneficiary may extend payment of the death benefits under the Contract. In addition, the presence of the death benefit or a benefit provided under an optional rider may affect the amount of the required minimum distributions that must be made under the Contract. Failure to comply with minimum distribution requirements will result in the imposition of an excise tax, generally 50% of the amount by which the amount required to be distributed exceeds the actual distribution. In the case of IRAs (other than Roth IRAs), distributions of minimum amounts (as specified in the tax law) to the Owner must generally commence by April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2. In the case of certain other Qualified Plans, such distributions of such minimum amounts must generally commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires. Distributions made under certain Qualified Plans, including IRAs and Roth IRAs, after the Owner's death must also comply with the minimum distribution requirements, and different rules governing the timing and the manner of payments apply, depending on whether the designated Beneficiary is an individual, and, if so, the Owner's spouse, or an individual other than the Owner's spouse. If you wish to impose restrictions on the timing and manner of payment of death benefits to your designated beneficiaries or if your Beneficiary wishes to extend over a period of time the payment of the death benefits under your Contract, please consult your tax adviser.



TEMPORARY WAIVER OF RMDS FOR 2009. On December 23, 2008, the Worker, Retiree, and Employer Recovery Act of 2008 (the "Act") was signed into law. The Act provides a temporary waiver from required minimum distribution (RMD) rules in 2009 for certain tax-qualified retirement plans (including IRAs). You will need to notify us if you wish to suspend systematic withdrawals of RMD amounts under a Contract intended for use with a tax-qualified retirement plan (including an IRA).



Under the Act, no minimum distribution is required for calendar year 2009 from individual retirement plans and employer-provided "defined contribution" retirement plans. The next RMD under these types of plans would be for calendar year 2010. This relief applies to lifetime distributions to employees and IRA owners and after-death distributions to beneficiaries.



In the case of an individual who attains age 70 1/2 in 2009 (i.e., the individual's required beginning date under current law is April 1, 2010), no distribution is required for 2009 and no distribution will be required to be made by April 1, 2010.



If the five year rule applies to the payment of death benefit amounts, the Act provides that the five year period is determined without regard to calendar year 2009. For example, if an individual dies in 2007, the Act provides that the five year period ends in 2013 instead of 2012.



The Act does not change:



     - the requirement for an individual who attains age 70 1/2 in 2008 to begin RMDs, if not made during 2008, by April 1, 2009; and



     -    any RMD for calendar years after 2009.



In the case of an employer-provided plan, the Act also provides that if a plan makes a distribution in 2009 that is an "eligible rollover distribution" (but would have been an RMD if not for the Act's waiver of 2009 requirements), the plan may, but is not required to, offer an employee the ability to make a direct rollover of that amount and provide the employee with a written explanation of the requirement. If the employee elects to receive the distribution, the distribution is not subject to mandatory 20% federal income tax withholding.



Unless you notify us otherwise, we will continue to process systematic withdrawals that you have pre-authorized for an RMD amount. Please read the annuity prospectus carefully for additional information about the systematic withdrawal program(s) offered under your Contract.



You may not be required to take an RMD from a Contract in 2009. If you take a pre-authorized systematic withdrawal for a "required minimum distribution" amount in 2009, the withdrawal: (i) may be subject to income tax and, if your Rider calculates an annual guaranteed amount before age 59 1/2, a 10% IRS penalty tax; (ii) may reduce the death benefit and other optional benefits; and
(iii) may cancel your eligibility to earn a Credit under the provisions of your guaranteed minimum withdrawal benefit Rider during any Contract Year in which you receive a payment under the systematic withdrawal program.

Call or write us at the Annuities Service Center listed on page ii of this Prospectus if you wish to defer your RMD for 2009. If you would like to defer your RMD for 2009 but have already received a scheduled distribution, call our Annuities Service Center within 60 days of receipt of your distribution to discuss your options.



Please consult your tax advisor to determine how the Act affects your RMDs.


Penalty Tax on Premature Distributions

There is also a 10% IRS penalty tax on the taxable amount of any payment from certain Qualified Contracts (but not Section 457 plans). (The amount of the penalty tax is 25% of the taxable amount of any payment received from a SIMPLE retirement account during the 2-year period beginning on the date the individual first participated in any qualified salary reduction arrangement maintained by the individual's employer.) There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an Individual Retirement Annuity or an IRA, including a SIMPLE IRA, the penalty tax does not apply to a payment:

     - received on or after the date on which the Contract Owner reaches age 59 1/2;

     - received on or after the Owner's death or because of the Owner's disability (as defined in the tax law); or

     - made as a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and "designated beneficiary" (as defined in the tax law).

Note that when a series of substantially equal periodic payments is used to avoid the penalty, if the Contract Owner then modifies the payment pattern (other than by reason of death or disability) before the LATER of the Contract Owner's attaining age 59 1/2 and the passage of five years after the date of the first payment, such modification will cause retroactive imposition of the penalty plus interest on it.


These exceptions generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under Sections 401 and 403, the exception for substantially equal periodic payments applies only if the Owner has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs which are used for first time home purchases or for higher education expenses, or for distributions made to certain eligible individuals called to active duty after September 11, 2001. Special conditions must be met to qualify for these three exceptions to the penalty tax. If you wish to take a distribution from an IRA for these purposes, you should consult your tax adviser.


When we issue a Contract in connection with a Qualified Plan, we will amend the Contract as necessary to conform to the requirements of the plan. However, your rights to any benefits under the plan may be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contracts. We will not be bound by terms and conditions of Qualified Plans to the extent those terms and conditions contradict a Contract, unless we consent.

Rollovers and Transfers

If permitted under your plan, you may make take a distribution:

     - from a traditional IRA and make a "tax-free" rollover to another traditional IRA;

     - from a traditional IRA and make a "tax-free" rollover to a retirement plan qualified under Sections 401(a), 403(a), or 403(b) of the Code or a governmental deferred compensation plan described in Section 457(b) of the Code;

     - from any Qualified Plan (other than a Section 457 deferred compensation plan maintained by a tax-exempt organization) and make a "tax-free" rollover to a traditional IRA;

     - from a retirement plan qualified under Sections 401(a), 403(a), or 403(b) of the Code or a governmental deferred compensation plan described in Section 457(b) of the Code and make a "tax-free" rollover to any such plans.


In addition, if your spouse survives you and falls within the definition of the federal Defense of Marriage Act, he or she is permitted to take a distribution from your tax-qualified retirement account and make a "tax-free" rollover to another tax-qualified retirement account in which your surviving spouse participates, to the extent permitted by your surviving spouse's plan. A beneficiary who is not your surviving spouse may, if permitted by the plan, transfer to a traditional IRA the amount distributable to him or her upon your death under a Contract that is held as part of a retirement plan described in Sections 401(a), 403(a), or 403(b) of the Code or a governmental deferred compensation plan described in Section 457(b) of the Code to a traditional IRA. The IRA is treated as an inherited IRA of the non-spouse beneficiary.



You may also make a taxable rollover from a traditional IRA to a Roth IRA. In addition, distributions that you receive from a retirement plan described in Sections 401(a), 403(a), or 403(b) of the Code or a governmental deferred compensation plan described in Section 457(b) of the Code may be rolled over directly to a Roth IRA if (i) your adjusted gross income is not in excess of $100,000, and (ii) you are not a married taxpayer filing a separate return. This type of rollover is taxable. You may make a tax-free rollover to a Roth IRA from a Roth IRA or from a Roth account in a retirement plan described in Section 401(a) or Section 403(b) of the Code.



Although we allow a beneficiary of an IRA who is eligible to roll the IRA over to a Contract as a traditional or Roth IRA to do so, we do not allow such an IRA beneficiary to purchase any of our optional benefit Riders on that Contract.

In lieu of taking a distribution from your plan (including a Section 457 deferred compensation plan maintained by a tax-exempt organization), your plan may permit you to make a direct trustee-to-trustee transfer of plan assets.

Withholding on Rollover Distributions

Eligible rollover distributions from a retirement plan that is qualified under Sections 401(a), 403(a), or 403(b) of the Code, or a governmental deferred compensation plan described in Section 457(b) of the Code are subject to mandatory withholding. An eligible rollover distribution generally is any taxable distribution from such plans except (i) minimum distributions required under Section 401(a)(9) of the Code, (ii) certain distributions for life, life expectancy, or for 10 years or more which are part of a "series of substantially equal periodic payments," and (iii) if applicable, certain hardship withdrawals.


Federal income tax of 20% will be withheld from an eligible rollover distribution. The withholding is mandatory, and you cannot elect to have it not apply. This 20% withholding will not apply, however, if instead of receiving the eligible rollover distribution, you choose to have it directly transferred to an applicable plan, a traditional IRA, or a Roth IRA.


If you take a distribution from a Qualified Contract, we may have to take a withdrawal from your Contract Value, withhold it from you, and remit to the IRS. The amount we may be required to withhold is up to 20% of the taxable gain in the Contract. We treat any amount we withhold as a withdrawal from your Contract, which could result in a reduction of the guarantees and benefits you may have purchased under an optional benefits Rider to your Contract. Please read "What Other Optional Benefits May Have Been Available to Me Under a Contract?" in "IV. Basic Information" earlier in this Prospectus for information about the impact of withdrawals on optional benefit Riders.

We do not need to withhold amounts if you provide us with information, on the forms we require for this purpose, that you wish to assign a Qualified Contract and/or transfer amounts from that Contract directly to another tax-qualified retirement plan. Similarly, you may find it advantageous to instruct your existing retirement plan to transfer amounts directly to us, in lieu of making a distribution to you, if you wish to purchase a Qualified Contract. YOU SHOULD SEEK INDEPENDENT TAX ADVICE IF YOU PURCHASED A CONTRACT FOR USE WITH A TAX-QUALIFIED RETIREMENT PLAN.

Conversions and Rollovers to Roth IRAs

You can convert a traditional IRA to a Roth IRA or directly roll over distributions that you receive from a retirement plan described in Sections 401(a), 403(a), or 403(b) of the Code or a governmental deferred compensation plan described in Section 457(b) of the Code to a Roth IRA unless:

     -    you have adjusted gross income over $100,000; or

     -    you are a married tax payer filing a separate return.


These restrictions do not apply in tax years beginning after December 31, 2009. The Roth IRA annual contribution limit does not apply to converted or rollover amounts.



You must, however, pay tax on any portion of the converted or rollover amount that would have been taxed if you had not converted or rolled over to a Roth IRA. No similar limitations apply to rolloversto one Roth IRA from another Roth IRA or from a Roth account in a retirement plan described in Section 401(a) or
Section 403(b) of the Code. Please note that the amount deemed to be the "converted amount" for tax purposes may be higher than the Contract Value because of the deemed value of guarantees.


If you convert a Contract issued as a traditional IRA (or other type of Qualified Contract, if permitted under your plan) to a Roth IRA, or instruct us to transfer a rollover amount from a Qualified Contract to a Roth IRA, you may instruct us to not withhold any of the conversion for taxes and remittance to the IRS. A direct rollover or conversion is not subject to mandatory tax withholding, even if the distribution is includible in gross income. If you do instruct us to withhold for taxes when converting an existing Contract to a Roth IRA, we will treat any amount we withhold as a withdrawal from your Contract, which could result in a reduction of the guarantees and benefits you may have purchased under an optional benefits Rider to your Contract. Please read "What Other Optional Benefits May Have Been Available to Me Under a Contract?" in "IV. Basic Information" earlier in this Prospectus for information about the impact of withdrawals on optional benefit Riders.

You may find it advantageous to pay the tax due from resources other than your retirement plan assets if you wish to purchase a Contract for use as a Roth IRA through a rollover from that retirement plan. YOU SHOULD SEEK INDEPENDENT TAX ADVICE IF YOU INTEND TO USE THE CONTRACT IN CONNECTION WITH A ROTH IRA.


Section 403(b) Qualified Plans



Section 403(b) of the Code permits public school employees and employees of ERISA, unless they certain types of tax-exempt organizations to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the Purchase Payments from gross income for tax purposes. We currently are not offering this Contract for use in a retirement plan intended to qualify as a Section 403(b) Qualified Plan (a "Section 403(b) Qualified Plan" or the "Plan") unless (a) we (or an affiliate of ours) previously issued annuity contracts to that retirement plan, (b) the initial purchase payment for the new Contract is sent to us directly from the Section 403(b) Qualified Plan through your employer, the Plan's administrator, the Plan's sponsor or in the form of a transfer acceptable to us, (c) we have entered into an agreement with your Section 403(b) Qualified Plan concerning the sharing of information related to your Contract (an "Information Sharing Agreement"), and (d) unless contained in the Information Sharing Agreement, we have received a written determination by your employer, the Plan administrator or the Plan sponsor of your Section 403(b) Qualified Plan that the plan qualifies under section 403(b) of the Code and complies with applicable Treasury regulations (a "Certificate of Compliance") (Information Sharing Agreement and Certificate of Compliance, together, the "Required Documentation").



We may accept, reject or modify any of the terms of a proposed Information Sharing Agreement presented to us, and make no representation that we will enter into an Information Sharing Agreement with your Section 403(b) Qualified Plan.



In the event that we do not receive the Required Documentation and you nonetheless direct us to proceed with a rollover transfer of initial Purchase Payment funds, the transfer may be treated as a taxable transaction.


Loans

A loan privilege is available only to Owners of Contracts issued in connection with Section 403(b) retirement arrangements that are not subject to Title 1 of the Employee Retirement Income Security Act of 1974 (ERISA). The rules governing the availability of loans, including the maximum Loan Amount, are prescribed in the Code, Treasury regulations, IRS rulings, and our procedures in effect at the time a loan is made. Because the rules governing loans under section 403(b) Contracts are complicated, you should consult your tax adviser before exercising the loan privilege. Failure to meet the requirements for loans may result in adverse income tax consequences to you. The loan agreement you sign will describe the restrictions and limitations applicable to the loan at the time you apply.

Federal tax law generally requires loans to be repaid within 5 years (except in cases where the loan was used to acquire the principal residence of a plan participant), with repayments made at least quarterly and in level payments over the term of the loan. Interest will be charged on your Loan Amount. Failure to make a loan repayment when due will result in adverse tax income tax consequences to you.

The amount of any Unpaid Loans will be deducted from the death benefit otherwise payable under the Contract. In addition, loans, whether or not repaid, will have a permanent effect on the Contract Value because the investment results of the Investment Accounts will apply only to the unborrowed portion of the Contract Value. The longer a loan is unpaid, the greater the effect is likely to be. The effect could be favorable or unfavorable.


If you are considering making a rollover transfer from a retirement plan described in Section 403(b) of the Code to a traditional IRA or a Roth IRA, you should consult with a qualified tax advisor regarding possible tax consequences. If you have a loan outstanding under the section 403(b) plan, the transfer may subject you to income taxation on the amount of the loan balance.



Please see Appendix B or request a copy of the Statement of Additional Information from the Annuities Service Center for more detailed information regarding Section 403(b) Qualified Plans.


Puerto Rico Contracts Issued to Fund Retirement Plans

The tax laws of Puerto Rico vary significantly from the provisions of the Internal Revenue Code of the United States that are applicable to various Qualified Plans. Although we may offer variable annuity contracts in Puerto Rico in connection with Puerto Rican "tax qualified" retirement plans, the text of this Prospectus addresses federal tax law only and is inapplicable to the tax laws of Puerto Rico.

SEE YOUR OWN TAX ADVISER


The foregoing description of federal income tax topics and issues is only a brief summary and is not intended as tax advice. It does not include a discussion of federal estate and gift tax or state tax consequences. The rules under the Code governing Qualified Plans are extremely complex and often difficult to understand. Changes to the tax laws may be enforced retroactively. Anything less than full compliance with the applicable rules, all of which are subject to change from time to time, can have adverse tax consequences. The taxation of an Annuitant or other payee has become so complex and confusing that great care must be taken to avoid pitfalls. For further information you should always consult a qualified tax adviser.

                              X. Other Information



ASSIGNMENT; CHANGE OF OWNER OR BENEFICIARY



To qualify for favorable tax treatment, certain Contracts can't be sold; assigned; discounted; or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose, unless the Owner is a trustee under section 401(a) of the Code.



Subject to these limits, while the Annuitant is alive, you may designate someone else as the Owner by written notice to the Annuities Service Center. You choose the Beneficiary in the application for the Contract. You may change the Beneficiary by written notice no later than receipt of due proof of the death of the Annuitant. Changes of Owner or Beneficiary will take effect when we receive them, whether or not you or the Annuitant is then alive. However, these changes are subject to:



     -    the rights of any assignees of record; and



     -    certain other conditions referenced in the Contract.



An assignment, pledge, or other transfer may be a taxable event. See "IX. Federal Tax Matters" above. Therefore, you should consult a competent tax adviser before taking any such action.



BENEFICIARY



The Beneficiary is the person, persons or entity designated in the Contract specifications page (or as subsequently changed). However, if there is a surviving Contract Owner, we will treat that person as the Beneficiary. You may change the Beneficiary subject to the rights of any irrevocable Beneficiary. You must make any change in writing and the change must be received at our Annuities Service Center. We must approve any change. If approved, we will effect such change as of the date on which it was written. We assume no liability for any payments made or actions taken before the change is approved. If no Beneficiary is living, the Contingent Beneficiary will be the Beneficiary. The interest of any Beneficiary is subject to that of any assignee. If no Beneficiary or Contingent Beneficiary is living, the Beneficiary is the estate of the deceased Contract Owner. In the case of certain Qualified Contracts, IRS regulations may limit designations of Beneficiaries.



SPOUSE



FEDERAL DEFINITION OF SPOUSE. Any federal tax provisions related to status as a "spouse" are governed by the federal Defense of Marriage Act ("DOMA"), which does not recognize civil unions or same-sex marriages that may be allowed under state law. Please consult your tax advisor for information on how federal tax rules may affect Contracts where civil union or same-sex marriage partners, either singularly or jointly own the Contract, or are designated Annuitant(s), Beneficiary(ies) and/or Covered Person(s).



STATE VARIATIONS. Some states require that civil union and same-sex marriage partners receive the same contractual benefits as spouses who fall within the DOMA definition. To see a table of states with such a requirement, you may request a Statement of Additional Information from the Annuities Service Center. You should consult with a qualified financial professional for additional information on your state's regulations regarding civil unions and same-sex marriages.



PERFORMANCE INFORMATION


We may advertise total return information about investments made in the Variable Investment Options. We refer to this information as "Account level" performance. In our Account level advertisements, we usually calculate total return for 1, 5, and 10 year periods or since the beginning of the applicable Variable Investment Option.

Total return at the Account level is the percentage change between:

     - the value of a hypothetical investment in a Variable Investment Option at the beginning of the relevant period, and

     -    the value at the end of such period.

At the Account level, total return reflects adjustments for any:

     -    mortality and expense risk charges,

     -    administrative charge,

     -    annual Contract fee, and

     - withdrawal charge payable if the Owner surrenders his Contract at the end of the relevant period.

Total return at the Account level does not, however, reflect any premium tax charges or any charges for optional benefit Riders. Total return at the Account level will be lower than that at the Trust level where comparable charges are not deducted.

We may also advertise total return in a non-standard format in conjunction with the standard format described above. The non-standard format is generally the same as the standard format except that it will not reflect any Contract fee or withdrawal charge and it may be for additional durations.

We may advertise "current yield" and "effective yield" for investments in the Money Market Investment Option. Current yield refers to the income earned on your investment in the Money Market Investment Option over a 7-day period and then annualized. In other words, the income earned in the period is assumed to be earned every 7 days over a 52-week period and stated as a percentage of the investment.

Effective yield is calculated in a similar manner but, when annualized, the income earned by your investment is assumed to be reinvested and thus compounded over the 52-week period. Effective yield will be slightly higher than current yield because of this compounding effect of reinvestment.

Current yield and effective yield reflect all the recurring charges at the Account level, but will not reflect any premium tax, any withdrawal charge, if applicable, or any charge for optional benefit Riders.


REPORTS



At least annually, we will send you (1) a report showing the number and value of the accumulation units in your Contract and (2) the financial statements of the Portfolios.



VOTING PRIVILEGES


At meetings of the Portfolios' shareholders, we will generally vote all the shares of each Portfolio that we hold in the Account in accordance with instructions we receive from the Owners of Contracts that participate in the corresponding Variable Investment Option.


CHANGES TO THE SEPARATE ACCOUNT


We reserve the right, subject to applicable law, including any required shareholder approval,

     - to transfer assets that we determine to be your assets from the Separate Account to another separate account or Investment Option by withdrawing the same percentage of each investment in the Account with proper adjustments to avoid odd lots and fractions;

     -    to add or delete Variable Investment Options;

     -    to change the underlying investment vehicles;

     -    to operate the Separate Account in any form permitted by law; and

     - to terminate the Separate Account's registration under the 1940 Act, if such registration should no longer be legally required.

Unless otherwise required under applicable laws and regulations, notice to or approval of Owners will not be necessary for us to make such changes.

VARIATIONS IN CHARGES OR RATES FOR ELIGIBLE CLASSES

We may allow a reduction in or the elimination of any Contract charges, or an increase in a credited interest rate for a Fixed Investment Option. The affected Contracts would involve sales to groups or classes of individuals under special circumstances that we expect to result in a reduction in our expenses associated with the sale or maintenance of the Contracts, or that we expect to result in mortality or other risks that are different from those normally associated with the Contracts.

The entitlement to such variation in charges or rates will be determined by us based upon such factors as the following:

     -    the size of the initial Purchase Payment;

     -    the size of the group or class,

     - the total amount of Purchase Payments expected to be received from the group or class and the manner in which the Purchase Payments are remitted;

     - the nature of the group or class for which the Contracts are being purchased and the persistency expected from that group or class as well as the mortality or morbidity risks associated with that group or class;

     - the purpose for which the Contracts are being purchased and whether that purpose makes it likely that the costs and expenses will be reduced; or

     - the level of commissions paid to selling broker-dealers or certain financial institutions with respect to Contracts within the same group or class.

We will make any reduction in charges or increase in initial guarantee rates according to our rules in effect at the time an application for a Contract is approved. We reserve the right to change these rules from time to time. Any variation in charges, rates, or fees will reflect differences in costs and services, will apply uniformly to all prospective Contract purchasers in the group or class, and will not be unfairly discriminatory to the interests of any Owner.


DISTRIBUTION OF CONTRACTS


John Hancock Distributors, LLC ("JH Distributors"), a Delaware limited liability company and an affiliate of ours, is the principal underwriter and distributor of the Contract interests offered by this Prospectus and of other annuity and life insurance products we and our affiliates offer. JH Distributors also acts as the principal underwriter of John Hancock Trust, whose securities are used to fund certain Variable Investment Options under the Contract and under other annuity and life insurance products we offer.

JH Distributors' principal address is 200 Bloor Street East, Toronto, Canada M4W 1E5. It also maintains offices with us at 601 Congress Street, Boston, Massachusetts 02210. JH Distributors is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member of the Financial Industry Regulatory Authority ("FINRA," formerly the National Association of Securities Dealers, Inc., or "NASD").

We offered the Contract for sale through broker-dealers that entered into selling agreements for the sale of the Contracts. Broker-dealers sold the Contract through their registered representatives who have been appointed by us to act as our insurance agents. Signator Investors, Inc. ("Signator"), a subsidiary of John Hancock Life Insurance Company, or any of its affiliates that is registered under the 1934 Act and a member of FINRA, may also have offered the Contract.


JH Distributors may pay on-going compensation to broker-dealers in connection with the sale or servicing of a Contract. In turn, the broker-dealers pay a portion of the compensation to their registered representatives, under their own arrangements. We may also reimburse Signator for direct and indirect expenses actually incurred in connection with the distribution of these Contracts.


Signator representatives may have received additional cash or non-cash incentives (including expenses for conference or seminar trips and certain gifts) in connection with the sale of Contracts issued by us. From time to time, Signator, at its expense, may also have provided significant additional amounts to broker dealers or other financial services firms which sold or arranged for the sale of the Contracts. Such compensation may have included, for example, financial assistance to financial services firms in connection with their conferences or seminars, sales or training programs for invited registered representatives and other employees, payment for travel expenses, including lodging, incurred by registered representatives and other employees for such seminars or training programs, seminars for the public, advertising and sales campaigns regarding the Contracts, and/or other events or activities sponsored by the financial services firms. As a consequence of such additional compensation, representatives and financial services firms, including but not limited to Signator and its representatives, may have been motivated to sell our Contracts instead of Contracts issued by other insurance companies.

We or our affiliates may provide compensation to broker-dealers for providing on-going service in relation to Contracts that have already been purchased. The amount and timing of compensation we or our affiliates may provide may vary, but total compensation paid to broker-dealers with respect to the Contracts is not expected to exceed the amount of compensation for distribution of the Contracts as described in this Prospectus.


STATEMENT OF ADDITIONAL INFORMATION



Our Statement of Additional Information provides additional information about the Contract and the Separate Account, including information on our history, services provided to the Separate Account and legal and regulatory matters. We filed the Statement of Additional Information with the SEC on the same date as this Prospectus and incorporate it herein by reference. You may obtain a copy of the current Statement of Additional Information without charge by contacting us at the Annuities Service Center shown on the first page of this Prospectus. The SEC also maintains a Web site (http://www.sec.gov) that contains the Statement of Additional Information and other information about us, the Contract and the Separate Account. We list the Table of Contents of the Statement of Additional Information below.

JOHN HANCOCK VARIABLE ANNUITY ACCOUNT JF



Statement of Additional Information



Table of Contents



                                                                     page of SAI
                                                                     -----------
General Information and History...................................             3
Accumulation Unit Value Tables....................................             3
Services..........................................................             3
Calculation of Performance Data...................................             6
Other Performance Information.....................................             8
State Variations Regarding Recognition of Same-Sex Couples........             8
Qualified Plan Types..............................................            10
Legal and Regulatory Matters......................................            18
Financial Statements..............................................            19

             APPENDIX A: Details About Our Fixed Investment Options

INVESTMENTS THAT SUPPORT OUR FIXED INVESTMENT OPTIONS

We back our obligations under the Fixed Investment Options with JHVLICO's general assets. Subject to applicable law, we have sole discretion over the investment of our general assets (including those held in our "non-unitized" separate account that primarily supports the Fixed Investment Options). We invest these amounts in compliance with applicable state insurance laws and regulations concerning the nature and quality of our general investments.

We invest the non-unitized separate account assets, according to our detailed investment policies and guidelines, in fixed income obligations, including:

     -    corporate bonds;

     -    mortgages;

     -    mortgage-backed and asset-backed securities; and

     -    government and agency issues.

We invest primarily in domestic investment-grade securities. In addition, we use derivative Contracts only for hedging purposes, to reduce ordinary business risks associated with changes in interest rates, and not for speculating on future changes in the financial markets. Notwithstanding the foregoing, we are not obligated to invest according to any particular strategy.

GUARANTEED INTEREST RATES

We declare the guaranteed rates from time to time as market conditions and other factors dictate. We advise you of the guaranteed rate for a selected Fixed Investment Option at the time we:

     -    receive your Purchase Payment;

     -    effectuate your transfer; or

     -    renew your Fixed Investment Option.

We have no specific formula for establishing the guaranteed rates for the Fixed Investment Options. The rates may be influenced by interest rates generally available on the types of investments acquired with amounts allocated to the Fixed Investment Option. In determining guarantee rates, we may also consider, among other factors, the duration of the Fixed Investment Option, regulatory and tax requirements, sales and administrative expenses we bear, risks we assume, our profitability objectives, and general economic trends.

COMPUTATION OF MARKET VALUE ADJUSTMENT

We determine the amount of the market value adjustment by multiplying the amount being taken from the Fixed Investment Option (before any applicable withdrawal charge, if any is applicable) by a factor expressed by the following formula:

                                 (   1+g   )(n/12)
                                  ---------       - 1
                                 (1+c+0.005)

where,

g is the guaranteed rate in effect for the current Fixed Investment Option.

c is the current guaranteed rate in effect for new Fixed Investment Options with duration equal to the number of years remaining in the current Fixed Investment Option (rounded to the nearest whole number of years). If we are not currently offering such a Fixed Investment Option, we will declare a guarantee rate, solely for this purpose, consistent with interest rates currently available.

n is the number of complete months from the date of withdrawal to the end of the current Fixed Investment Option. (If less than one complete month remains, N equals one unless the withdrawal is made on the last day of the Fixed Investment Option, in which case no adjustment applies.)

SAMPLE CALCULATION 1: POSITIVE ADJUSTMENT

Amount withdrawn or transferred                $10,000
Guarantee period                               5 years
Time of withdrawal or transfer                 beginning of 3rd year of guaranteed period
Guaranteed rate (g)                            4%
Guaranteed rate for new 3 year guarantee (c)   3%
Remaining guarantee period (n)                 36 months

Market Value Adjustment:

                            [(    1 + 0.04    )(36/12)   ]
                   10,000 X [(----------------)       - 1] = 145.63
                            [(1 + 0.03 + 0.005)          ]

Amount withdrawn or transferred (adjusted for market value adjustment):
$10,000 + $145.63 = $10,145.63

* All interest rates have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we actually guaranteeing at the time.

SAMPLE CALCULATION 2: NEGATIVE ADJUSTMENT

Amount withdrawn or transferred                $10,000
Guarantee period                               5 years
Time of withdrawal or transfer                 beginning of 3rd year of guaranteed period
Guaranteed rate (g)                            4%
Guaranteed rate for new 3 year guarantee (c)   5%
Remaining guarantee period (n)                 36 months

Market Value Adjustment:

                            [(    1 + 0.04    )(36/12)   ]
                   10,000 X [(----------------)       - 1] = -420.50
                            [(1 + 0.05 + 0.005)          ]

Amount withdrawn or transferred (adjusted for market value adjustment):
$10,000 - $420.50 = $9,579.50


* All interest rates shown have been arbitrarily chosen for purposes of this example. In most cases they will bear little or no relation to the rates we are actually guaranteeing at any time.

             APPENDIX B: Examples of Withdrawal Charge Calculations

DECLARATION AND PATRIOT VARIABLE ANNUITIES

Assume the Following Facts:

     - On January 1, 1997, you make a $5000 initial Purchase Payment and we issue you a Contract.

     -    On January 1, 1998, you make a $1000 Purchase Payment.

     -    On January 1, 1999, you make a $1000 Purchase Payment.

     - On January 1, 2000, the total value of your Contract is $9000 because of good investment earnings.

Now assume you make a partial withdrawal of $6000 (no tax withholding) on January 2, 2000. In this case, assuming no prior withdrawals, we would deduct a CDSL of $272.23. We withdraw a total of $6272.23 from your Contract.

          $ 6,000.00 -- withdrawal request payable to you
          +   272.23 -- withdrawal charge payable to us
          ----------
          $ 6,272.23 -- total amount withdrawn from your Contract

Here Is How We Determine the Withdrawal Charge:

     (1) We FIRST reduce your $5000 INITIAL PURCHASE PAYMENT by the three annual $30 Contract fees we assessed on January 1, 1998, 1999, and 2000. We withdraw the remaining $4910 from your Contract.

          $5,000
          -   30 -- 1998 Contract fee payable to us
          -   30 -- 1999 Contract fee payable to us
          -   30 -- 2000 Contract fee payable to us
          ------
          $4,910 -- amount of your initial Purchase Payment we would consider to be withdrawn

Under the free withdrawal provision, we deduct 10% of the total value of your Contract at the beginning of the Contract Year, or $900 (.10 x $9000). We pay the $900 to you as part of your withdrawal request, and we assess a withdrawal charge on the remaining balance of $4010. Because you made the initial Purchase Payment 3 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $200.50 from your Contract to cover the withdrawal charge on your initial Purchase Payment. We pay the remainder of $3809.50 to you as a part of your withdrawal request.

          $4,910.00
          -     900 -- free withdrawal amount (payable to you)
          ---------
          $   4,010
          x     .05
          ---------
          $  200.50 -- withdrawal charge on initial Purchase Payment (payable to
                       us)

          $4,010.00
          -  200.50
          ---------
          $3,809.50 -- part of withdrawal request payable to you

     (2) We NEXT deem the entire amount of your 1998 PURCHASE PAYMENT to be withdrawn and we assess a withdrawal charge on that $1000 amount. Because you made this Purchase Payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your Contract to cover the withdrawal charge on your 1998 Purchase Payment. We pay the remainder of $950 to you as a part of your withdrawal request.

          $ 1,000
          x   .05
          -------
          $    50 -- withdrawal charge on 1998 Purchase Payment (payable to us)

          $ 1,000
          -    50
          -------
          $   950 -- part of withdrawal request payable to you

     (3) We NEXT determine what additional amount we need to withdraw to provide you with the total $6000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $900 from the free withdrawal amount, $3809.50 from your initial Purchase Payment, and $950 from your 1998 Purchase Payment. Therefore, $340.50 is needed to reach $6000.

          $ 6,000.00 -- total withdrawal amount requested
          -   900.00 -- free withdrawal amount
          - 3,809.50 -- payment deemed from initial Purchase Payment
          -   950.00 -- payment deemed from 1998 Purchase Payment
          ----------
          $   340.50 -- additional payment to you needed to reach $6000

We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all Purchase Payments you paid prior to 1999. We use the following formula to determine how much more we need to withdraw:

Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

          $ 340.50      = x - [.06x]
          $ 340.50      = .94x
          $ 340.50/0.94 = X
          $ 362.23      = X

          $ 362.23      -- deemed withdrawn from 1999 Purchase Payment
          $-340.50      -- part of withdrawal request payable to you
          --------
          $  21.73      -- withdrawal charge on 1999 Purchase Payment deemed
                           withdrawn (payable to us)

          $ 200.50      -- withdrawal charge on the INITIAL PURCHASE PAYMENT
          $+ 50.00      -- withdrawal charge on the 1998 PURCHASE PAYMENT
          $+ 21.73      -- withdrawal charge on the 1999 PURCHASE PAYMENT
          --------
          $ 272.23      -- Total withdrawal charge

EXAMPLES OF WITHDRAWAL CHARGE CALCULATIONS - CONTINUED

Revolution Extra Variable Annuities

Assume the Following Facts:

     - On January 1, 2001, you make a $5,000 initial Purchase Payment and we issue you a Contract.

     -    On January 1, 2002, you make a $1,000 Purchase Payment.

     -    On January 1, 2003, you make a $1,000 Purchase Payment.

     - On January 1, 2004, the total value of your Contract is $7,500 because of the extra credits and favorable investment earnings.

Now assume you make a partial withdrawal of $7,000 (no tax withholding) on January 2, 2004. In this case, assuming no prior withdrawals, we would deduct a CDSL of $474.19. We withdraw a total of $7,474.19 from your Contract.

          $7,000.00 -- withdrawal request payable to you
          +  474.19 -- withdrawal charge payable to us
          ---------
          $7,474.19 -- total amount withdrawn from your Contract

Here Is How We Determine the Withdrawal Charge:

(1) We first distribute to you the $500 profit you have in your Contract ($7,500 total Contract Value less $7,000 of Purchase Payments you have paid) under the free withdrawal provision.

(2) Next we repay to you the $5,000 Purchase Payments you paid in 2001 Under the free withdrawal provision, $200 of that Purchase Payment is charge free ($7,000 total Purchase Payments paid x 10%; less the $500 free withdrawal in the same Contract Year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 2001 Purchase Payment. Because you made that Purchase Payment 3 years ago, the withdrawal charge percentage is 7%. We deduct the resulting $336 from your Contract to cover the withdrawal charge on your 2001 Purchase Payment. We pay the remainder of $4,464 to you as a part of your withdrawal request.

          $ 5,000
          -   200 -- free withdrawal amount (payable to you)
          -------
          $ 4,800
          x   .07
          -------
          $   336 -- withdrawal charge on 2001 Purchase Payment (payable to us)

          $ 4,800
          -   336
          -------
          $ 4,464 -- part of withdrawal request payable to you

(1) We NEXT deem the entire amount of your 2002 PURCHASE PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this Purchase Payment 2 years ago, the withdrawal charge percentage is 7%. We deduct the resulting $70 from your Contract to cover the withdrawal charge on your 2002 Purchase Payment. We pay the remainder of $930 to you as a part of your withdrawal request.

          $ 1,000
          x   .07
          -------
          $    70 -- withdrawal charge on 2002 Purchase Payment (payable to us)

          $ 1,000
          -    70
          -------
          $   930 -- part of withdrawal request payable to you

(2) We NEXT determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,464 from your 2001 Purchase Payment under paragraph 2, and $930 from your 2003 Purchase Payment under paragraph 3. Therefore, $906 is needed to reach $7,000.

          $ 7,000 -- total withdrawal amount requested
          -   500 -- profit
          -   200 -- free withdrawal amount
          - 4,464 -- payment deemed from initial Purchase Payment
          -   930 -- payment deemed from initial Purchase Payment
          -------
          $   906 -- additional payment to you needed to reach $7,000

We know that the withdrawal charge percentage for this remaining amount is 7%, because you are already deemed to have withdrawn all Purchase Payments you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

          $906     = x - [.07x]
          $906     = .93x
          $906/.93 = X
          $974.19  = X

          $974.19 -- deemed withdrawn from 2003 Purchase Payment
          $906.00 -- part of withdrawal request payable to you
          -------
          $ 68.19 -- withdrawal charge on 2003 Purchase Payment deemed withdrawn
                    (payable to us)

Revolution Value Variable Annuities

Assume the Following Facts:

     - On January 1, 2001, you make a $5,000 initial Purchase Payment and we issue you a Contract.

     -    On January 1, 2002, you make a $1,000 Purchase Payment.

     -    On January 1, 2003, you make a $1,000 Purchase Payment.

     - On January 1, 2004, the total value of your Contract is $7,500 because of favorable investment earnings.

Now assume you make a partial withdrawal of $7,000 (no tax withholding) on January 2, 2004. In this case, assuming no prior withdrawals, we would deduct a withdrawal charge of $289.36. We withdraw a total of $7,289.36 from your Contract.

          $ 7,000.00 -- withdrawal request payable to you
          +   289.36 -- withdrawal charge payable to us
          ----------
          $ 7,289.36 -- total amount withdrawn from your Contract

Here Is How We Determine the Withdrawal Charge:

     (1) We FIRST distribute to you the $500 profit you have in your Contract ($7,500 total Contract Value less $7,000 of Purchase Payments you have paid) under the free withdrawal provision.

Next we repay to you the $5,000 Purchase Payments you paid in 2001. Under the free withdrawal provision, $200 of that Purchase Payment is charge free ($7,000 total Purchase Payments paid x 10%; less the $500 free withdrawal in the same Contract Year described in paragraph 1 above). We assess a withdrawal charge on the remaining balance of $4,800 from your 2001 Purchase Payment. Because you made that Purchase Payment 3 years ago, the withdrawal charge percentage is 4%. We deduct the resulting $192 from your Contract to cover the withdrawal charge on your 2001 Purchase Payment. We pay the remainder of $4,608 to you as a part of your withdrawal request.

          $ 5,000
          -   200 -- free withdrawal amount (payable to you)
          -------
          $ 4,800
          x   .04
          -------
          $   192 -- withdrawal charge on 2001 Purchase Payment (payable to us)

          $ 4,800
          -   192
          -------
          $ 4,608 -- part of withdrawal request payable to you

     (2) We NEXT deem the entire amount of your 2002 PURCHASE PAYMENT to be withdrawn and we assess a withdrawal charge on that $1,000 amount. Because you made this Purchase Payment 2 years ago, the withdrawal charge percentage is 5%. We deduct the resulting $50 from your Contract to cover the withdrawal charge on your 2002 Purchase Payment. We pay the remainder of $950 to you as a part of your withdrawal request.

          $ 1,000
          x   .05
          -------
          $    50 -- withdrawal charge on 2002 Purchase Payment (payable to us)

          $ 1,000
          -    50
          -------
          $   950 -- part of withdrawal request payable to you

     (3) We NEXT determine what additional amount we need to withdraw to provide you with the total $7,000 you requested, after the deduction of the withdrawal charge on that additional amount. We have already allocated $500 from profits under paragraph 1 above, $200 of additional free withdrawal amount under paragraph 2, $4,608 from your 2001 Purchase Payment under paragraph 2, and $950 from your 2003 Purchase Payment under paragraph 3. Therefore, $742 is needed to reach $7,000.

          $7,000 -- total withdrawal amount requested
          -  500 -- Profit
          -  200 -- free withdrawal amount
          -4,608 -- payment deemed from initial Purchase Payment
          -  950 -- payment deemed from 2002 Purchase Payment
          ------
          $  742 -- additional payment to you needed to reach $7,000

     (4) We know that the withdrawal charge percentage for this remaining amount is 6%, because you are already deemed to have withdrawn all Purchase Payments you paid prior to 2003. We use the following formula to determine how much more we need to withdraw:

Remainder due to you = Withdrawal needed - [applicable withdrawal charge percentage times withdrawal needed]

          $ 742.00     = x - [.06x]
          $ 742.00     = .94x
          $ 742.00/.94 = X
          $ 789.36     = X

          $ 789.36 -- Deemed withdrawn from 2003 Purchase Payment
          $-742.00 -- part of withdrawal request payable to you
          --------
          $  47.36 -- withdrawal charge on 2003 Purchase Payment deemed withdrawn (payable to us)

                  APPENDIX C: Optional Enhanced Death Benefits

DECLARATION AND PATRIOT VARIABLE ANNUITIES

"Stepped-Up" Death Benefit Rider

If you were under age 80 when you applied for your Contract, you may have elected to enhance the standard death benefit by purchasing a stepped-up death benefit. Under this benefit, if the Annuitant dies before the Contract's Maturity Date, we will pay the Beneficiary the greater of:

     -    the standard death benefit (described above); or

     - the highest total value of your Contract (adjusted by any market value adjustment) as of any anniversary of your Contract to date, PLUS any Purchase Payments you have made since that anniversary, MINUS any withdrawals you have taken (and any related withdrawal charges) since that anniversary.

For these purposes, however, we count only those Contract anniversaries that occur (1) BEFORE we receive proof of death and any required settlement instructions and (2) BEFORE the Annuitant attains age 81 (80 1/2 for PATRIOT VARIABLE ANNUITIES).

You may have elected this benefit ONLY when you applied for the Contract and ONLY if this benefit is available in your state. As long as the benefit is in effect, you will pay a monthly charge for this benefit as shown in the Fee Tables. For a description of this charge, refer to "What Fees and Charges will be Deducted from My Contract?"

You should carefully review the tax considerations for optional benefit benefits section before selecting this optional benefit. For a more complete description of the terms and conditions of this benefit, you should refer directly to the benefit. We will provide you with a copy on request.

Accidental Death Benefit Rider

If you are under age 80 when you apply for your Contract, you may elect to purchase an accidental death benefit. In addition to any other death benefit, this benefit provides a benefit upon the accidental death of the Annuitant prior to the earlier of:

     -    the Contract's Maturity Date; and

     -    the Annuitant's 80th birthday.

Under this benefit, the Beneficiary will receive an amount equal to the total value of the Contract as of the date of the accident, up to a maximum of $200,000. We will pay the benefit after we receive, at the Annuities Service
Center:

     -    proof of the Annuitant's death; and

     -    any required instructions as to method of settlement.

You may elect this benefit ONLY when you apply for the Contract. As long as the benefit is in effect, you will pay a monthly charge for this benefit as shown in the Fee Tables.

YOU SHOULD CAREFULLY REVIEW THE TAX CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS BEFORE SELECTING THIS OPTIONAL BENEFIT RIDER. FOR A COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS BENEFIT, YOU SHOULD REFER DIRECTLY TO THE RIDER. WE WILL PROVIDE YOU WITH A COPY UPON REQUEST. NOT ALL STATES ALLOW THIS BENEFIT.

REVOLUTION ACCESS, REVOLUTION EXTRA, AND REVOLUTION VALUE VARIABLE ANNUITIES

You may have elected a death benefit that differs from the standard death benefit by purchasing an optional death benefit Rider:

     - only if the Rider was available in your state when you applied for the Contract;

     - if you elected the Enhanced Death Benefit Rider, only if each Owner and each Annuitant was under age 80 at the time you applied for the Contract; and

     - if you elected the Earnings Enhancement Death Benefit Rider, only if each Owner and each Annuitant was under age 75 at the time you applied for the Contract.

We may have waived either or both of the last two restrictions for Contracts purchased prior to the date a Rider was available in your state.

As long as an optional death benefit Rider is in effect, you will pay the monthly charge shown in the Fee Tables for that benefit. The Rider and its related charges terminate on:

     -    the Contract's Maturity Date; or

     -    upon your surrendering the Contract; or

     - a change of ownership, except where a spousal Beneficiary continues the Rider after an Owner's death (we explain Contract continuation by a spouse in "Distributions Requirements Following Death of Owner."

In addition, you may terminate the Enhanced Death Benefit Rider at any time by providing written notification to us at the Annuities Service Center shown on the cover page. If you purchase an Earnings Enhancement Death Benefit Rider, however, you CANNOT request us to terminate the Rider and its charges.

Enhanced Death Benefit Rider

Under this benefit, we will pay the greatest of:

     -    the standard death benefit;

     - the amount of each Purchase Payment you have paid (but not including any extra credits), accumulated at 5% effective annual interest during the benefit's measuring period (less any partial withdrawals you have taken and not including any interest on such amounts after they are withdrawn); or

     - the highest total value of your Contract (adjusted by any market value adjustment) as of any anniversary of your Contract during the benefit's measuring period, plus any Purchase Payments you have made since that anniversary, minus any withdrawals you have taken since that anniversary.

The benefit's "measuring period" includes only those Contract anniversaries that occur (1) before we receive proof of death and (2) before the measuring life attains age 81. The benefit's "measuring life" is:

     - the Owner, if there is only one Owner under your Contract and the death benefit is payable because the Owner dies before the Maturity Date;

     - the oldest Owner, if there are joint Owners under your Contract and the death benefit is payable because either Owner dies before the Maturity Date;

     - the Annuitant, if there is only one Annuitant under your Contract and the death benefit is payable because the Annuitant dies before the Maturity Date;

     - the youngest Annuitant, if there are joint Annuitants under your Contract and the death benefit is payable because the surviving Annuitant dies during the Owner(s) lifetime(s) but before the Maturity Date.

If an Owner is also an Annuitant, we will generally consider that person to be an "Owner" instead of an "Annuitant" for purposes of determining the benefit's measuring life.

For a more complete description of the terms and conditions of this benefit, you should refer directly to the benefit. We will provide you with a copy on request.


You should carefully review the tax considerations for optional benefits under "IX. Federal Tax Matters" if you selected this optional benefit.


Earnings Enhancement Death Benefit Rider

(not available for Contracts issued to tax-qualified plans) Under this benefit, the death benefit may be increased by an earnings enhancement amount that will vary based on the age of the Owners and Annuitants when you purchased the benefit. In certain marketing materials, this benefit may have been referred to as the "Beneficiary Tax Relief" benefit because any amounts paid under this benefit can be used to cover taxes that may be due on death benefit proceeds under your Contract. Amounts paid under this benefit, however, may also be subject to tax and may be greater than or less than the amount of taxes due on the death benefits.

The Earnings Enhancement amount is determined as follows:

     - if all of the Owners and the Annuitant are under age 70 on the date your benefit is issued, the Earnings Enhancement amount will be 40% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that benefit is in effect) and your "Net Purchase Payments," up to a maximum benefit amount of 80% of your "Adjusted Net Purchase Payments" prior to the date of the decedent's death;

     - if any of the Owners or the Annuitant is age 70 or older on the date your benefit is issued, the Earnings Enhancement amount will be 25% of the difference between the Standard Death Benefit (or Enhanced Death Benefit, if that benefit is in effect) and your "Net Purchase Payments," up to a maximum benefit amount of 50% of your "Adjusted Net Purchase Payments" prior to the date of the decedent's death; but

     - if there are joint Annuitants under your Contract, we will not count the age of the older Annuitant for either of these purposes unless the older Annuitant is also an Owner.

"Net Purchase Payments," for purposes of this benefit, means Purchase Payments you paid for the Contract, less any withdrawals in excess of earnings from your Contract (including any surrender charges imposed on these withdrawals). For this purpose, we consider withdrawals to be taken first from earnings on your Contract before they are taken from your Purchase Payments. "Adjusted Net Purchase Payments" means Net Purchase Payments minus any Purchase Payments you paid in the 12 month period prior to the decedent's death (excluding the initial Purchase Payments).

For a more complete description of the terms and conditions of this benefit, you should refer directly to the Rider. We will provide you with a copy on request.


YOU SHOULD CAREFULLY REVIEW THE TAX CONSIDERATIONS FOR OPTIONAL BENEFIT RIDERS UNDER "IX. FEDERAL TAX MATTERS" IF YOU SELECTED ANY OF THESE OPTIONAL DEATH BENEFIT RIDERS. THE DEATH BENEFITS UNDER THESE RIDERS WILL DECREASE IF YOU MAKE PARTIAL WITHDRAWALS UNDER YOUR CONTRACT. THE ENHANCED EARNINGS DEATH BENEFIT RIDER MAY NOT BE APPROPRIATE FOR YOU IF YOU EXPECT TO WITHDRAW EARNINGS.

     APPENDIX D: Examples of Earnings Enhancement Death Benefit Calculation

        (Not applicable to the Declaration or Patriot Variable Annuities)

The following are examples of the optional Earnings Enhancement death benefit. We have assumed that there are earnings under the Contracts in each case. Actual investment performance may be greater or lower than the amounts shown.

EXAMPLE 1

Earnings Enhancement death benefit with standard death benefit, no adjustments for withdrawals or Additional Purchase Payments

Assume:

     - You elect the Earnings Enhancement death benefit Rider (but not the enhanced death benefit Rider) when you purchase your Contract,

     - At the time of purchase, you and the Annuitant are each under age 70 and you pay an initial Purchase Payment of $100,000,

     - You allocate the Purchase Payment to a Variable Investment Option, and make no transfers of Contract Value to other Investment Options,

     - We determine the death benefit before the Maturity Date, in the fourth year of your Contract on a day when the total value of your Contract is $180,000.

CALCULATION OF STANDARD DEATH BENEFIT. We compare the total value of your Contract ($180,000, with no market value adjustment) to the total amount of Purchase Payments you paid ($100,000, with no adjustment for withdrawals). The standard death benefit is the higher of the two, or $180,000.

CALCULATION OF EARNINGS ENHANCEMENT AMOUNT. Because you and the Annuitant were both under age 70 when the Rider was issued, the Earnings Enhancement amount is 40% of the difference between the standard death benefit and your "Net Premiums," up to a maximum benefit amount equal to 80% of your "Adjusted Net Premiums."

CALCULATION OF NET PURCHASE PAYMENTS AND ADJUSTED NET PURCHASE PAYMENTS. To determine "Net Purchase Payments," we reduce the Purchase Payments you paid ($100,000) by the amount of any withdrawals in excess of earnings ($0, with no adjustment for withdrawal charges). In this example, the Net Purchase Payments is $100,000. To determine "Adjusted Net Purchase Payments," we reduce the Net Purchase Payments ($100,000) by any Purchase Payments you made, other than the initial Purchase Payment, during the 12 months before we calculated the death benefit ($0). In this example, the "Adjusted Net Purchase Payments" is $100,000.

CALCULATION OF MAXIMUM BENEFIT AMOUNT. The maximum benefit amount under the Earnings Enhancement death benefit Rider in this example is 80% of the Adjusted Net Premiums ($100,000), or $80,000.

The Earnings Enhancement amount is 40% of the difference between the standard death benefit ($180,000) and your Net Premiums ($100,000), up to the maximum benefit amount. In this example, 40% of the difference is $32,000, which is less than the maximum benefit amount ($80,000). The Earnings Enhancement amount is therefore $32,000.

The total Death Benefit in this example is the standard death benefit ($180,000) plus the Earnings Enhancement amount ($32,000), or $212,000.

EXAMPLE 2

Earnings Enhancement death benefit with enhanced death benefit, adjusted for withdrawal and Additional Purchase Payments.

Assume:

     - you elect the Earnings Enhancement death benefit Rider and the enhanced death benefit Rider when you purchase your Contract;

     - at the time of purchase, you are over age 70 and you pay an initial Purchase Payment of $100,000;

     - you allocate the Purchase Payments to a Variable Investment Option, and make no transfers of Contract Value to other Investment Options;

     - on the seventh anniversary of your Contract, your total value in the Contract is $175,000, which is the highest value on any anniversary date;

     - on the day after the seventh anniversary of your Contract, you make a withdrawal of $80,000;

     - on the eighth anniversary of your Contract, the total value of your Contract is $110,000, and you make an Additional Purchase Payment of $10,000 at the end of the eighth year of your Contract;

     - we determine the death benefit before the Maturity Date in the middle of the ninth year of your Contract, on a day when the total value of your Contract is $120,000.

CALCULATION OF ENHANCED DEATH BENEFIT. In this example, the enhanced death benefit is the highest of an accumulated premium "roll-up" amount, a "highest anniversary value" amount and the value of your Contract on the date the death benefit is determined.

CALCULATION OF PREMIUM ROLL-UP. We calculate the amount of each Purchase Payment you have paid, accumulated at a 5% effective annual rate, minus any withdrawals. In this example, the accumulated value of your initial Purchase Payment, after adjustment for the $80,000 withdrawal, is $65,319.75, and the accumulated value of your second Purchase Payment is $10,246.95. The total amount of the premium "roll-up" is $75,566.70.

CALCULATION OF HIGHEST ANNIVERSARY VALUE. We determine the highest anniversary value of your Contract on any anniversary date during the Rider's measuring period ($175,000), plus any Purchase Payments since that date ($10,000), minus any withdrawals since that date ($80,000). In this example, the "highest anniversary value" is $105,000.

The total value of your Contract on the date the death benefit is determined ($120,000, with no market value adjustment) is higher than the premium roll-up amount ($75,566.70) and higher than the "highest anniversary value" amount ($105,000). The enhanced death benefit is therefore $120,000.

CALCULATION OF EARNINGS ENHANCEMENT AMOUNT. Because you were over age 70 when the Rider was issued, the Earnings Enhancement amount is 25% of the difference between the enhanced death benefit and your "Net Premiums," up to a maximum benefit amount equal to 50% of your "Adjusted Net Premiums."

CALCULATION OF NET PREMIUMS AND ADJUSTED NET PREMIUMS. To determine "Net Premiums," we reduce the Purchase Payments you paid by the amount of any withdrawals in excess of earnings (including withdrawal charges). In this example, you withdrew $80,000 at a time when your earnings were $75,000 and no withdrawal charges were imposed. The amount withdrawn in excess of earnings is therefore $5,000. Net Premiums is the amount of Purchase Payments paid ($110,000) less amounts withdrawn in excess of earnings ($5,000), or $105,000. To determine "Adjusted Net Premiums," we reduce the Net Premiums ($105,000) by any Purchase Payments you made during the 12 months before we calculated the death benefit ($10,000). In this example, the "Adjusted Net Premiums" is $95,000.

CALCULATION OF MAXIMUM BENEFIT AMOUNT. The maximum benefit amount under the Earnings Enhancement death benefit Rider in this example is 50% of your Adjusted Net Premiums ($95,000), or $47,500.

The Earnings Enhancement amount is 25% of the difference between the enhanced death benefit ($120,000) and your Net Premiums ($105,000), up to the maximum benefit amount. In this example, 25% of the difference is $3,750, which is less than the maximum benefit amount ($47,500). The Earnings Enhancement amount is therefore $3,750.

The total Death Benefit in this example is the enhanced death benefit ($120,000) plus the Earnings Enhancement amount ($3,750), or $123,750.

                        APPENDIX E: Qualified Plan Types

       PLAN TYPE
------------------------
   TRADITIONAL IRAS        Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity or IRA (sometimes referred to as a traditional IRA to distinguish it from the Roth IRA discussed below). IRAs are subject to limits on the amounts that may be contributed and deducted, the persons who may be eligible and the time when distributions may commence. Also, distributions from certain other types of qualified retirement plans may be rolled over on a tax-deferred basis into an IRA. The Contract may not, however, be used in connection with an Education IRA under Section 530 of the Code. In general, unless you have made non-deductible contributions to your IRA, all amounts paid out from a traditional IRA contract (in the form of an annuity, a single sum, death benefits or partial withdrawal), are taxable to the payee as ordinary income.

      ROTH IRAS            Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a
                           Roth IRA. Roth IRAs are generally subject to the same rules as non-Roth IRAs, but they differ in certain significant respects. Among the differences are that contributions to a Roth IRA are not deductible and qualified distributions from a Roth IRA are excluded from income

    SIMPLE IRA PLANS       In general, under Section 408(p) of the Code a small business employer may establish a SIMPLE
                           IRA retirement plan if the employer employed no more than 100 employees earning at least $5,000 during the preceding year. Under a SIMPLE IRA plan both employees and the employer make deductible contributions. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. The requirements for minimum distributions from a SIMPLE IRA retirement plan are generally the same as those discussed above for distributions from a traditional IRA. The rules on taxation of distributions are also similar to those that apply to a traditional IRA with a few exceptions (please see the section titled "Qualified Plan Types"
                           in the Statement of Additional Information for that information).

  SIMPLIFIED EMPLOYEE      Section 408(k) of the Code allows employers to establish simplified employee pension plans for
 PENSIONS (SEP - IRAS)     their employees, using the employees' IRAs for such purposes, if certain criteria are met.
                           Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to IRAs. The requirements for minimum distributions from a SEP - IRA, and rules on taxation of distributions from a SEP - IRA, are generally the same as those discussed above for distributions from a traditional IRA.

SECTION 403(B) QUALIFIED   Section 403(b) of the Code permits public school employees and employees of certain types of
       PLANS OR            tax-exempt organizations to have their employers purchase annuity contracts for them and,
TAX-SHELTERED ANNUITIES    subject to certain limitations, to exclude the Purchase Payments from gross income for tax purposes. There also are limits on the amount of incidental benefits that may be provided under a tax-sheltered annuity. These Contracts are commonly referred to as "tax-sheltered annuities."
                           We currently are not offering this Contract for use in a Section 403(b) Qualified Plan except under limited circumstances. Please see the Statement of Additional Information for this information.

   CORPORATE AND SELF-     Sections 401(a) and 403(a) of the code permit corporate employers to establish various types of
 EMPLOYED PENSION AND      tax-deferred retirement plans for employees. The Self-Employed Individuals' Tax
  PROFIT-SHARING PLANS     Retirement Act of 1962, as amended, commonly referred to as "H.R. - 10" or "Keogh," permits
  (H.R. 10 AND KEOGH)      self-employed individuals to establish tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of annuity contracts in order to provide benefits under the plans, however, there are limits on the amount of incidental benefits that may be provided under pension and profit sharing plans.

 DEFERRED COMPENSATION     Section 457 of the Code permits employees of state and local governments and tax-exempt
PLANS OF STATE AND LOCAL   organizations to defer a portion of their compensation without paying current taxes. The
  GOVERNMENTS AND TAX-     employees must be participants in an eligible deferred compensation plan. A Section 457 plan
 EXEMPT ORGANIZATIONS      must satisfy several conditions, including the requirement that it must not permit distributions prior to your separation from service (except in the case of an unforeseen emergency). When we make payments under a Section 457 Contract, the payment is taxed as ordinary income.

                   APPENDIX U: Accumulation Unit Value Tables

The following table provides information about Variable Investment Options available under the Contracts described in this Prospectus. We present this information in columns that compare the value of various classes of Accumulation Units for each Variable Investment Option during the periods shown.

We use Accumulation Units to measure the value of your investment in a particular Variable Investment Option. Each Accumulation Unit reflects the value of underlying shares of a particular Portfolio (including dividends and distributions made by that Portfolio), as well as the charges we deduct on a daily basis for Separate Account Annual Expenses. (See the Fee Tables section of the Prospectus for additional information on these charges).

The table contains information on different classes of Accumulation Units because we deduct different levels of daily charges. In particular, the table shows Accumulation Units reflecting the daily charges for:

     -    Patriot Contracts with Initial Purchase of less that $250,000;

     -    Patriot Contracts with Initial Purchase of $250,000, or more;

     -    Declaration Contracts with Initial Purchase of less that $250,000;

     -    Declaration Contracts with Initial Purchase of $250,000, or more;

     -    Revolution Access Contracts with Initial Purchase of less that
          $250,000;

     - Revolution Access Contracts with Initial Purchase of $250,000, or more;

     -    Revolution Extra Contracts with Initial Purchase of less that
          $250,000;

     -    Revolution Extra Contracts with Initial Purchase of $250,000, or more;

     -    Revolution Value Contracts with Initial Purchase of less that
          $250,000;

     -    Revolution Value Contracts with Initial Purchase of $250,000, or more.

Revolution, Declaration

                        JOHN HANCOCK VARIABLE ACCOUNT JF
                            ACCUMULATION UNIT VALUES
     REVOLUTION VALUE VARIABLE ANNUITY, REVOLUTION ACCESS VARIABLE ANNUITY,
                       REVOLUTION EXTRA VARIABLE ANNUITY
                                      AND
           DECLARATION VARIABLE ANNUITY AND PATRIOT VARIABLE ANNUITY

                              YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR     YEAR
                              ENDED     ENDED    ENDED     ENDED      ENDED    ENDED     ENDED      ENDED    ENDED     ENDED
                            12/31/08  12/31/07  12/31/06  12/31/05  12/31/04  12/31/03  12/31/02  12/31/01  12/31/00 12/31/99
                            -------- --------- --------- --------- --------- --------- --------- --------- --------- --------
500 INDEX TRUST B - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year      22.93     22.06     19.32     18.70        --        --        --        --        --       --
   Value at End of Year         7.37     22.93     22.06     19.32        --        --        --        --        --       --
   Rev Value No. of Units    964,580 1,237,659 1,647,151 1,911,056        --        --        --        --        --       --
   Rev. Access No. of Units  150,214   173,190   201,117   236,963        --        --        --        --        --       --
   Rev. Extra No. of Units   286,531   384,693   524,530   609,115        --        --        --        --        --       --
Patriot Contracts with no Optional Benefits with initial premium payments greater than  $250,000
   Value at Start of Year         --        --        --     10.08        --        --        --        --        --       --
   Value at End of Year           --        --        --     10.45        --        --        --        --        --       --
   No. of Units                   --        --        --     4,262        --        --        --        --        --       --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year      12.18     11.72     10.27      9.93        --        --        --        --        --       --
   Value at End of Year         7.55     12.18     11.72     10.27        --        --        --        --        --       --
   No. of Units               12,827    21,214    34,915    39,274        --        --        --        --        --       --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year      19.28     18.50     16.17     15.61        --        --        --        --        --       --
   Value at End of Year        11.99     19.28     18.50     16.17        --        --        --        --        --       --
   No. of Units                  400       655    25,069    75,382        --        --        --        --        --       --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year      22.93     22.06     19.32     18.70        --        --        --        --        --       --
   Value at End of Year        14.22     22.93     22.06     19.32        --        --        --        --        --       --
   No. of Units               80,207   102,600   140,106   197,318        --        --        --        --        --       --
ACTIVE BOND FUND (MERGED INTO ACTIVE BOND TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-01-2001)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --     11.57     11.00     10.39     10.00        --       --
   Value at End of Year           --        --        --        --     11.97     11.57     11.00     10.39        --       --
   Rev Value No. of Units         --        --        --        -- 1,549,579 1,767,167 1,018,456 1,154,989        --       --
   Rev. Access No. of Units       --        --        --        --   152,483   172,975   191,092 1,154,989        --       --
   Rev. Extra No. of Units        --        --        --        --   508,142   561,305   391,520 1,154,989        --       --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --        --     14.78     14.02     13.20     10.00        --       --
   Value at End of Year           --        --        --        --     15.33     14.78     14.02     13.20        --       --
   No. of Units                   --        --        --        --    13,113    24,515    24,867    12,777        --       --
Patriot Contracts with no Optional Benefits with initial premium  payments less than $250,000
   Value at Start of Year         --        --        --        --     11.57     11.00     10.39     10.00        --       --
   Value at End of Year           --        --        --        --     11.97     11.57     11.00     10.39        --       --
   No. of Units                   --        --        --        --    55,188    65,067    22,897    22,387        --       --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --        --     14.78     14.02     13.20     10.00        --       --
   Value at End of Year           --        --        --        --     15.33     14.78     14.02     13.20        --       --
   No. of Units                   --        --        --        --    31,793    36,530     8,785     9,232        --       --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year         --        --        --        --     11.57     11.00     10.39     10.00        --       --
   Value at End of Year           --        --        --        --     11.97     11.57     11.00     10.39        --       --
   No. of Units                   --        --        --        --   534,099   670,444   400,122   341,607        --       --

Revolution, Declaration

                              YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR     YEAR
                              ENDED     ENDED    ENDED     ENDED      ENDED    ENDED     ENDED      ENDED    ENDED     ENDED
                            12/31/08  12/31/07  12/31/06  12/31/05  12/31/04  12/31/03  12/31/02  12/31/01  12/31/00 12/31/99
                            -------- --------- --------- --------- --------- --------- --------- --------- --------- --------
ACTIVE BOND TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year      12.86     12.52     12.13     11.97        --        --        --        --        --       --
   Value at End of Year        11.37     12.86     12.52     12.13        --        --        --        --        --       --
   Rev Value No. of Units    651,030   897,422 1,118,514 1,299,356        --        --        --        --        --       --
   Rev. Access No. of Units  110,460   117,286   126,015   156,946        --        --        --        --        --       --
   Rev. Extra No. of Units   228,290   265,929   354,955   433,037        --        --        --        --        --       --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --     15.33        --        --        --        --        --       --
   Value at End of Year           --        --        --     15.57        --        --        --        --        --       --
   No. of Units                   --        --        --    12,777        --        --        --        --        --       --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year      12.86     12.52     12.13     11.97        --        --        --        --        --       --
   Value at End of Year        11.37     12.86     12.52     12.13        --        --        --        --        --       --
   No. of Units               16,226    18,927    24,243    50,914        --        --        --        --        --       --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year      16.60     16.12     15.57     15.33        --        --        --        --        --       --
   Value at End of Year        14.71     16.60     16.12     15.57        --        --        --        --        --       --
   No. of Units                7,210    20,258    24,714    35,544        --        --        --        --        --       --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year      12.86     12.52     12.13     11.97        --        --        --        --        --       --
   Value at End of Year        11.37     12.86     12.52     12.13        --        --        --        --        --       --
   No. of Units              172,100   243,065   282,341   375,146        --        --        --        --        --       --
AIM V. I. CAPITAL DEVELOPMENT FUND (SHARES MERGED INTO MID CAP INDEX TRUST EFF 4-29-05)SERIES II CLASS SHARES (units first credited 5-01-2002)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --      9.93      7.45     10.00        --        --       --
   Value at End of Year           --        --        --        --     11.31      9.93      7.45        --        --       --
   Rev Value No. of Units         --        --        --        --    45,281    37,054    11,177        --        --       --
   Rev. Access No. of Units       --        --        --        --     1,080     6,387     2,620        --        --       --
   Rev. Extra No. of Units        --        --        --        --     4,632     4,066        --        --        --       --
AIM V. I. PREMIER EQUITY FUND (SHARES MERGED INTO 500 INDEX TRUST B EFF 4-29-05)SERIES I CLASS SHARES (units first credited
8-10-1999)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --      7.29      5.90      8.57      9.92     11.77    10.00
   Value at End of Year           --        --        --        --      7.62      7.29      5.90      8.57      9.92    11.77
   Rev Value No. of Units         --        --        --        -- 1,894,411 2,169,567 1,779,003 3,090,645 2,548,369  302,772
   Rev. Access No. of Units       --        --        --        --   227,332   268,348   230,661 3,090,645 2,548,369  302,772
   Rev. Extra No. of Units        --        --        --        --   675,995   791,576   646,051 3,090,645 2,548,369  302,772
BLUE CHIP GROWTH TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year       9.43      8.47      7.82      7.41        --        --        --        --        --       --
   Value at End of Year         5.35      9.43      8.47      7.82        --        --        --        --        --       --
   Rev Value No. of Units    849,908 1,132,219 1,200,356 1,324,980        --        --        --        --        --       --
   Rev. Access No. of Units   84,973   103,249   106,105   121,357        --        --        --        --        --       --
   Rev. Extra No. of Units   246,938   310,455   395,008   445,212        --        --        --        --        --       --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --      7.52        --        --        --        --        --       --
   Value at End of Year           --        --        --     35.40        --        --        --        --        --       --
   No. of Units                   --        --        --     3,877        --        --        --        --        --       --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year       9.43      8.47      7.82      7.41        --        --        --        --        --       --
   Value at End of Year         5.35      9.43      8.47      7.82        --        --        --        --        --       --
   No. of Units               26,771    38,624    63,374    53,262        --        --        --        --        --       --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year      42.90     38.40     35.40      7.52        --        --        --        --        --       --
   Value at End of Year        24.41     42.90     38.40     35.40        --        --        --        --        --       --
   No. of Units                6,096     6,124     9,367     9,370        --        --        --        --        --       --

Revolution, Declaration

                              YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR     YEAR
                              ENDED     ENDED    ENDED     ENDED      ENDED    ENDED     ENDED      ENDED    ENDED     ENDED
                            12/31/08  12/31/07  12/31/06  12/31/05  12/31/04  12/31/03  12/31/02  12/31/01  12/31/00 12/31/99
                            -------- --------- --------- --------- --------- --------- --------- --------- --------- --------
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year       9.43      8.47      7.82      7.41        --        --        --        --        --       --
   Value at End of Year         5.35      9.43      8.47      7.82        --        --        --        --        --       --
   No. of Units               58,618    87,324   104,902   127,019        --        --        --        --        --       --
BOND INDEX FUND (REPLACED BY BOND INDEX TRUST B EFF 4-29-05)(NOW TOTAL BOND MARKET TRUST B) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --     12.57     12.28     11.31     10.63      9.63     9.65
   Value at End of Year           --        --        --        --     12.91     12.57     12.28     11.31     10.63     9.63
   Rev Value No. of Units         --        --        --        --   731,490   911,341   737,019   833,929   327,502   47,232
   Rev. Access No. of Units       --        --        --        --    78,974   105,438   145,149   833,929   327,502   47,232
   Rev. Extra No. of Units        --        --        --        --   176,431   215,193   232,070   833,929   327,502   47,232
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --        --     12.74     12.42     11.41     10.66      9.66    10.00
   Value at End of Year           --        --        --        --     13.12     12.74     12.42     11.41     10.66     9.66
   No. of Units                   --        --        --        --     9,826     9,826     9,826     9,826     9,826    9,826
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year         --        --        --        --     12.58     12.29     11.32     10.64      9.63    10.00
   Value at End of Year           --        --        --        --     12.92     12.58     12.29     11.32     10.64     9.63
   No. of Units                   --        --        --        --     7,901     9,232    18,388    14,281    19,106   22,733
CAPITAL APPRECIATION TRUST - NAV SHARES (units first credited 4-28-2006)
Contracts with no Optional Benefits
   Value at Start of Year       4.21      3.81      3.71        --        --        --        --        --        --       --
   Value at End of Year         2.61      4.21      3.81        --        --        --        --        --        --       --
   Rev Value No. of Units    678,778   883,258   924,111        --        --        --        --        --        --       --
   Rev. Access No. of Units   87,290    90,304    97,812        --        --        --        --        --        --       --
   Rev. Extra No. of Units   104,980   139,604   151,570        --        --        --        --        --        --       --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year      13.41     12.12     11.77        --        --        --        --        --        --       --
   Value at End of Year         8.33     13.41     12.12        --        --        --        --        --        --       --
   No. of Units                4,168     4,708     4,708        --        --        --        --        --        --       --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year       4.21      3.81      3.71        --        --        --        --        --        --       --
   Value at End of Year         2.61      4.21      3.81        --        --        --        --        --        --       --
   No. of Units               43,157    50,245    86,214        --        --        --        --        --        --       --
EARNINGS GROWTH FUND (REPLACED BY LARGE CAP GROWTH TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --      3.65      2.96      4.43      7.11     10.00       --
   Value at End of Year           --        --        --        --      3.70      3.65      2.96      4.43      7.11       --
   Rev Value No. of Units         --        --        --        -- 1,068,977 1,209,120 1,222,455 1,636,323   629,910       --
   Rev. Access No. of Units       --        --        --        --   118,540   129,095   154,964 1,636,323   629,910       --
   Rev. Extra No. of Units        --        --        --        --   174,391   227,056   239,167 1,636,323   629,910       --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --        --      7.19      5.82      8.69     13.92     21.92    10.00
   Value at End of Year           --        --        --        --      7.31      7.19      5.82      8.69     13.92    21.92
   No. of Units                   --        --        --        --     7,532    20,004    20,872    14,866    20,511   27,163
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year         --        --        --        --      7.10      5.76      8.63     13.85     21.87    10.00
   Value at End of Year           --        --        --        --      7.20      7.10      5.76      8.63     13.85    21.87
   No. of Units                   --        --        --        --    78,767    90,017    98,370   112,159   154,934  143,380
EQUITY INDEX FUND (REPLACED BY 500 INDEX TRUST B EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --     17.10     13.49     17.58     20.22     22.54    10.00
   Value at End of Year           --        --        --        --     18.70     17.10     13.49     17.58     20.22    22.54
   Rev Value No. of Units         --        --        --        --   651,999   728,312   673,856   804,600   507,320   76,098
   Rev. Access No. of Units       --        --        --        --    85,101    85,894    86,077   804,600   507,320   76,098
   Rev. Extra No. of Units        --        --        --        --   171,065   164,996   154,223   804,600   507,320   76,098

Revolution, Declaration

                              YEAR      YEAR     YEAR      YEAR       YEAR     YEAR      YEAR      YEAR      YEAR       YEAR
                              ENDED    ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                            12/31/08  12/31/07  12/31/06  12/31/05  12/31/04 12/31/03   12/31/02  12/31/01  12/31/00  12/31/99
                            -------- --------- --------- --------- --------- --------- --------- --------- --------- ----------
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --        --      9.20      7.23      9.41     10.79     12.00     10.00
   Value at End of Year           --        --        --        --     10.08      9.20      7.23      9.41     10.79     12.00
   No. of Units                   --        --        --        --     4,262    75,959    75,959    79,909    79,917    61,962
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year         --        --        --        --      9.08      7.16      9.33     10.74     11.97     10.00
   Value at End of Year           --        --        --        --      9.93      9.08      7.16      9.33     10.74     11.97
   No. of Units                   --        --        --        --    47,638    51,022    60,758    84,207   115,506   110,398
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --        --     14.24     11.20     14.56     10.00        --        --
   Value at End of Year           --        --        --        --     15.61     14.24     11.20     14.56        --        --
   No. of Units                   --        --        --        --    78,336    52,830    59,634    75,420        --        --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year         --        --        --        --     17.10     13.49     17.58     10.00        --        --
   Value at End of Year           --        --        --        --     18.70     17.10     13.49     17.58        --        --
   No. of Units                   --        --        --        --   279,282   352,181   366,608   447,352        --        --
EQUITY-INCOME TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year      16.92     16.57     14.09     13.72        --        --        --        --        --        --
   Value at End of Year        10.70     16.92     16.57     14.09        --        --        --        --        --        --
   Rev Value No. of Units    946,430 1,201,392 1,446,739 1,650,936        --        --        --        --        --        --
   Rev. Access No. of Units  139,325   153,610   164,653   186,140        --        --        --        --        --        --
   Rev. Extra No. of Units   267,263   371,493   471,158   525,745        --        --        --        --        --        --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year      26.96     26.36     22.34     13.93        --        --        --        --        --        --
   Value at End of Year        17.10     26.96     26.36     22.34        --        --        --        --        --        --
   No. of Units                  945       947        --    14,210        --        --        --        --        --        --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year      16.92     16.57     14.09     13.72        --        --        --        --        --        --
   Value at End of Year        10.70     16.92     16.57     14.09        --        --        --        --        --        --
   No. of Units               14,103    19,101    36,627    48,062        --        --        --        --        --        --
FIDELITY VIP CONTRAFUND (MERGED INTO TOTAL STOCK MARKET INDEX TRUST EFF 4-29-05) - SERVICE CLASS SHARES (units first credited
8-10-1999)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --     10.49      8.28      9.25     10.69     11.61     10.00
   Value at End of Year           --        --        --        --     11.95     10.49      8.28      9.25     10.69     11.61
   Rev Value No. of Units         --        --        --        -- 1,199,675 1,230,521 1,168,106 1,645,859 1,447,471   237,990
   Rev. Access No. of Units       --        --        --        --   157,444   179,239   202,789 1,645,859 1,447,471   237,990
   Rev. Extra No. of Units        --        --        --        --   371,068   386,807   377,519 1,645,859 1,447,471   237,990
FIDELITY VIP GROWTH (MERGED INTO 500 INDEX TRUST B EFF 4-29-05) - SERVICE CLASS SHARES (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --      7.76      5.92      8.59     10.57     12.04     10.00
   Value at End of Year           --        --        --        --      7.92      7.76      5.92      8.59     10.57     12.04
   Rev Value No. of Units         --        --        --        -- 1,424,488 1,601,890   133,140 2,501,361 1,875,307   205,097
   Rev. Access No. of Units       --        --        --        --   157,843   203,487   198,959 2,501,361 1,875,307   205,097
   Rev. Extra No. of Units        --        --        --        --   400,455   480,716   507,521 2,501,361 1,875,307   205,097
FIDELITY VIP OVERSEAS (MERGED INTO INTERNATIONAL EQUITY INDEX TRUST B EFF 4-29-05) - SERVICE CLASS SHARES (units first credited
8-10-1999)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --      8.62      6.10      7.73      9.97     12.48     10.00
   Value at End of Year           --        --        --        --      9.66      8.62      6.10      7.73      9.97     12.48
   Rev Value No. of Units         --        --        --        --   470,234   501,964   523,589   960,931 1,107,608    30,517
   Rev. Access No. of Units       --        --        --        --   108,986   126,285   143,079   960,931 1,107,608    30,517
   Rev. Extra No. of Units        --        --        --        --   165,213   170,854   193,599   960,931 1,107,608    30,517
FINANCIAL INDUSTRIES FUND (REPLACED BY FINANCIAL SERVICES TRUST EFF 4-29-05) - NAV SHARES (units first credited 4-30-1997)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --     14.43     11.60     14.58     17.90     14.25     10.00
   Value at End of Year           --        --        --        --     15.49     14.43     11.60     14.58     17.90     14.25
   Rev Value No. of Units         --        --        --        --   418,976   488,871   542,851   855,100   642,376   113,876
   Rev. Access No. of Units       --        --        --        --    18,431    21,825    49,964   855,100   642,376   113,876
   Rev. Extra No. of Units        --        --        --        --   126,349   132,174   145,392   855,100   642,376   113,876

Revolution, Declaration

                              YEAR      YEAR     YEAR      YEAR       YEAR     YEAR      YEAR      YEAR      YEAR       YEAR
                              ENDED    ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                            12/31/08  12/31/07  12/31/06  12/31/05  12/31/04 12/31/03   12/31/02  12/31/01  12/31/00  12/31/99
                            -------- --------- --------- --------- --------- --------- --------- --------- --------- ----------
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --        --     14.67     11.76     14.75     18.06     14.35      14.42
   Value at End of Year           --        --        --        --     15.79     14.67     11.76     14.75     18.06      14.35
   No. of Units                   --        --        --        --     5,074     7,562    10,776    15,026    13,558     17,470
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year         --        --        --        --     14.43     11.60     14.58     17.90     14.25      14.36
   Value at End of Year           --        --        --        --     15.49     14.43     11.60     14.58     17.90      14.25
   No. of Units                   --        --        --        --    22,357    24,757    29,786    44,296    59,272     59,300
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --        --     14.67     11.76     14.74     18.06     14.35      14.42
   Value at End of Year           --        --        --        --     15.79     14.67     11.76     14.74     18.06      14.35
   No. of Units                   --        --        --        --    91,290    88,045    95,524   155,926   115,989     93,950
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year         --        --        --        --     14.43     11.60     14.58     17.90     14.25      14.36
   Value at End of Year           --        --        --        --     15.49     14.43     11.60     14.58     17.90      14.25
   No. of Units                   --        --        --        --   656,027   791,313   946,719 1,210,792 1,113,582  1,506,906
FINANCIAL SERVICES TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year      18.42     20.00     16.44     15.49        --        --        --        --        --         --
   Value at End of Year        10.07     18.42     20.00     16.44        --        --        --        --        --         --
   Rev Value No. of Units    177,539   225,906   301,610   367,963        --        --        --        --        --         --
   Rev. Access No. of Units    7,682     9,704    10,516    12,681        --        --        --        --        --         --
   Rev. Extra No. of Units    40,298    63,214    86,689   102,683        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --     15.79        --        --        --        --        --         --
   Value at End of Year           --        --        --     16.80        --        --        --        --        --         --
   No. of Units                   --        --        --     4,460        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year      18.42     20.00     16.44     15.49        --        --        --        --        --         --
   Value at End of Year        10.07     18.42     20.00     16.44        --        --        --        --        --         --
   No. of Units                5,086     7,948    13,625    19,140        --        --        --        --        --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --     16.80     15.79        --        --        --        --        --         --
   Value at End of Year           --        --     20.49     16.80        --        --        --        --        --         --
   No. of Units                   --        --    22,512    59,620        --        --        --        --        --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year      18.42     20.00     16.44     15.49        --        --        --        --        --         --
   Value at End of Year        10.07     18.42     20.00     16.44        --        --        --        --        --         --
   No. of Units              236,100   308,095   377,881   502,999        --        --        --        --        --         --
FUNDAMENTAL GROWTH FUND (MERGED INTO LARGE CAP GROWTH FUND EFF 11-1-04) - NAV SHARES (units first credited 11-15-2001)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --        --      6.79      9.86     14.74     15.39      10.00
   Value at End of Year           --        --        --        --        --      8.84      6.79      9.86     14.74      15.39
   Rev Value No. of Units         --        --        --        --        --   328,022   337,037   589,572   525,081     38,912
   Rev. Access No. of Units       --        --        --        --        --    49,535    66,283   589,572   525,081     38,912
   Rev. Extra No. of Units        --        --        --        --        --   135,376   123,943   589,572   525,081     38,912
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --        --        --      7.20     10.43     10.00        --         --
   Value at End of Year           --        --        --        --        --      9.39      7.20     10.43        --         --
   No. of Units                   --        --        --        --        --     5,248     5,264     8,119        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year         --        --        --        --        --      6.79      9.86     10.00        --         --
   Value at End of Year           --        --        --        --        --      8.84      6.79      9.86        --         --
   No. of Units                   --        --        --        --        --    11,404    10,008    24,747        --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --        --        --      7.20     10.43     10.00        --         --
   Value at End of Year           --        --        --        --        --      9.39      7.20     10.43        --         --
   No. of Units                   --        --        --        --        --    46,190    33,826    64,187        --         --

Revolution, Declaration

                              YEAR      YEAR     YEAR      YEAR       YEAR     YEAR      YEAR      YEAR      YEAR       YEAR
                              ENDED    ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                            12/31/08  12/31/07  12/31/06  12/31/05  12/31/04 12/31/03   12/31/02  12/31/01  12/31/00  12/31/99
                            -------- --------- --------- --------- --------- --------- --------- --------- --------- ----------
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year         --        --        --        --        --      6.79      9.86     10.00        --         --
   Value at End of Year           --        --        --        --        --      8.84      6.79      9.86        --         --
   No. of Units                   --        --        --        --        --   117,743   114,921   167,698        --         --
FUNDAMENTAL VALUE FUND (REPLACED BY EQUITY-INCOME TRUST EFF 4-29-05) - NAV SHARES (units first credited 11-15-2001)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --     11.12      8.75     10.73     11.68     10.43      10.00
   Value at End of Year           --        --        --        --     12.70     11.12      8.75     10.73     11.68      10.43
   Rev Value No. of Units         --        --        --        -- 1,256,245   603,015   569,649   802,605   347,760     64,904
   Rev. Access No. of Units       --        --        --        --   143,234    78,791    85,139   802,605   347,760     64,904
   Rev. Extra No. of Units        --        --        --        --   371,180   210,263   177,846   802,605   347,760     64,904
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --        --      9.76      7.66      9.37     10.00        --         --
   Value at End of Year           --        --        --        --     11.17      9.76      7.66      9.37        --         --
   No. of Units                   --        --        --        --        --    50,632    50,632    50,632        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year         --        --        --        --     11.12      8.75     10.73     10.00        --         --
   Value at End of Year           --        --        --        --     12.70     11.12      8.75     10.73        --         --
   No. of Units                   --        --        --        --    22,289    21,714    23,612    30,710        --         --
FUNDAMENTAL VALUE FUND B (FORMERLY LARGE CAP VALUE CORE SM) (MERGED INTO FUNDAMENTAL VALUE FUND EFF 11-01-04) - NAV SHARES
(units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --        --      8.13     10.07     10.71     10.31      10.00
   Value at End of Year           --        --        --        --        --     10.35      8.13     10.07     10.71      10.31
   Rev Value No. of Units         --        --        --        --        --   816,510   826,588 1,056,790   520,128     92,493
   Rev. Access No. of Units       --        --        --        --        --    71,994    80,764 1,056,790   520,128     92,493
   Rev. Extra No. of Units        --        --        --        --        --   204,107   195,857 1,056,790   520,128     92,493
GLOBAL BOND FUND (REPLACED BY GLOBAL BOND TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --     13.85     12.10     10.31     10.60     10.00         --
   Value at End of Year           --        --        --        --     15.13     13.85     12.10     10.31     10.60         --
   Rev Value No. of Units         --        --        --        --   150,408   180,511   141,303    71,857        --         --
   Rev. Access No. of Units       --        --        --        --    31,596    32,488    28,155    71,857        --         --
   Rev. Extra No. of Units        --        --        --        --    76,355    87,529    39,131    71,857        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year         --        --        --        --     13.96     12.20     10.39     10.68      9.65      10.00
   Value at End of Year           --        --        --        --     15.26     13.96     12.20     10.39     10.68       9.65
   No. of Units                   --        --        --        --     9,431     9,647    11,396     5,140     8,203      8,837
GLOBAL BOND TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year      15.60     14.41     13.86     15.13        --        --        --        --        --         --
   Value at End of Year        14.73     15.60     14.41     13.86        --        --        --        --        --         --
   Rev Value No. of Units    129,165   153,973   122,036   137,434        --        --        --        --        --         --
   Rev. Access No. of Units   18,840    21,525    24,419    26,043        --        --        --        --        --         --
   Rev. Extra No. of Units    40,352    51,292    54,079    67,446        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year      15.60     14.41     13.86     15.26        --        --        --        --        --         --
   Value at End of Year        14.73     15.60     14.41     13.86        --        --        --        --        --         --
   No. of Units                  517     3,653     3,657     5,725        --        --        --        --        --         --
GROWTH & INCOME FUND (MERGED INTO GROWTH & INCOME TRUST II EFF 4-29-05)(NOW GROWTH & INCOME TRUST) - NAV SHARES (units first credited 11-15-2001)
Contracts with no Optional Benefits
   Value at Start of Year         --        --        --        --      6.95      5.66      7.36      8.82     10.00         --
   Value at End of Year           --        --        --        --      7.61      6.95      5.66      7.36      8.82         --
   Rev Value No. of Units         --        --        --        -- 2,011,770 2,127,364 1,293,111 1,817,947    12,749         --
   Rev. Access No. of Units       --        --        --        --   149,584   160,565   126,954 1,817,947    12,749         --
   Rev. Extra No. of Units        --        --        --        --   747,950   802,120   416,961 1,817,947    12,749         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         --        --        --        --     12.30      9.99     12.97     10.00        --         --
   Value at End of Year           --        --        --        --     13.52     12.30      9.99     12.97        --         --
   No. of Units                   --        --        --        --    15,633    16,765    11,472    17,169        --         --

Revolution, Declaration

                               YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
                              ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                             12/31/08  12/31/07  12/31/06  12/31/05  12/31/04  12/31/03  12/31/02  12/31/01  12/31/00  12/31/99
                            --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year          --        --        --        --      6.95      5.66      7.36     10.00        --        --
   Value at End of Year            --        --        --        --      7.61      6.95      5.66      7.36        --        --
   No. of Units                    --        --        --        --   283,703   306,082   182,202   225,112        --        --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year          --        --        --        --     12.30      9.99     12.97     10.00        --        --
   Value at End of Year            --        --        --        --     13.52     12.30      9.99     12.97        --        --
   No. of Units                    --        --        --        --    54,413   145,833    26,987    92,665        --        --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year          --        --        --        --      6.95      5.66      7.36     10.00        --        --
   Value at End of Year            --        --        --        --      7.61      6.95      5.66      7.36        --        --
   No. of Units                    --        --        --        -- 2,038,882 2,463,202 1,034,165 1,326,556        --        --
GROWTH & INCOME TRUST (MERGED INTO OPTIMIZED ALL CAP TRUST EFF 4-25-08) - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year          --      9.12      8.19      7.61        --        --        --        --        --        --
   Value at End of Year            --      9.37      9.12      8.19        --        --        --        --        --        --
   Rev Value No. of Units          -- 1,233,324 1,509,917 1,762,597        --        --        --        --        --        --
   Rev. Access No. of Units        --   120,175   132,498   142,242        --        --        --        --        --        --
   Rev. Extra No. of Units         --   436,434   522,234   682,260        --        --        --        --        --        --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year          --        --        --     13.52        --        --        --        --        --        --
   Value at End of Year            --        --        --     14.58        --        --        --        --        --        --
   No. of Units                    --        --        --    14,829        --        --        --        --        --        --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year          --      9.12      8.19      7.61        --        --        --        --        --        --
   Value at End of Year            --      9.37      9.12      8.19        --        --        --        --        --        --
   No. of Units                    --   151,847   206,970   254,401        --        --        --        --        --        --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year          --     16.28     14.58     13.52        --        --        --        --        --        --
   Value at End of Year            --     16.77     16.28     14.58        --        --        --        --        --        --
   No. of Units                    --     6,823    36,469    54,549        --        --        --        --        --        --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year          --      9.12      8.19      7.61        --        --        --        --        --        --
   Value at End of Year            --      9.37      9.12      8.19        --        --        --        --        --        --
   No. of Units                    --   818,413 1,071,538 1,515,204        --        --        --        --        --        --
HEALTH SCIENCES FUND (REPLACED BY HEALTH SCIENCES TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-01-2001)
Contracts with no Optional Benefits
   Value at Start of Year          --        --        --        --     10.00      7.69      9.73     10.00        --        --
   Value at End of Year            --        --        --        --     10.98     10.00      7.69      9.73        --        --
   Rev Value No. of Units          --        --        --        --   127,989   138,303   129,645   100,786        --        --
   Rev. Access No. of Units        --        --        --        --    13,508    15,522    15,340   100,786        --        --
   Rev. Extra No. of Units         --        --        --        --    65,016    60,627    33,411   100,786        --        --
HEALTH SCIENCES TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year       15.88     13.65     12.75     10.98        --        --        --        --        --        --
   Value at End of Year         11.00     15.88     13.65     12.75        --        --        --        --        --        --
   Rev Value No. of Units      80,893   102,996   123,120   130,066        --        --        --        --        --        --
   Rev. Access No. of Units     1,468     1,523     1,574     4,983        --        --        --        --        --        --
   Rev. Extra No. of Units     44,129    55,554    64,344    68,732        --        --        --        --        --        --
HIGH YIELD BOND FUND (REPLACED BY HIGH YIELD TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of Year          --        --        --        --      9.90      8.60      9.12      9.04     10.27     10.00
   Value at End of Year            --        --        --        --     10.57      9.90      8.60      9.12      9.04     10.27
   Rev Value No. of Units          --        --        --        --   551,124   626,689   477,166   644,021   333,028    48,898
   Rev. Access No. of Units        --        --        --        --    89,295    97,589    77,833   644,021   333,028    48,898
   Rev. Extra No. of Units         --        --        --        --   238,160   234,126   149,911   644,021   333,028    48,898

Revolution, Declaration

                               YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
                              ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                             12/31/08  12/31/07  12/31/06  12/31/05  12/31/04  12/31/03  12/31/02  12/31/01  12/31/00  12/31/99
                            --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year          --        --        --        --     10.10      8.76      9.26      9.16     10.38     10.00
   Value at End of Year            --        --        --        --     10.82     10.10      8.76      9.26      9.16     10.38
   No. of Units                    --        --        --        --        --     6,229     2,466     2,470     2,473     2,423
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year          --        --        --        --      9.98      8.67      9.19      9.11     10.35     10.00
   Value at End of Year            --        --        --        --     10.66      9.98      8.67      9.19      9.11     10.35
   No. of Units                    --        --        --        --     5,093     6,395    11,108     9,657    10,644    11,541
HIGH YIELD TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year       11.87     11.82     10.84     10.57        --        --        --        --        --        --
   Value at End of Year          8.26     11.87     11.82     10.84        --        --        --        --        --        --
   Rev Value No. of Units     227,866   317,293   410,632   471,887        --        --        --        --        --        --
   Rev. Access No. of Units    34,468    60,756    71,458    77,829        --        --        --        --        --        --
   Rev. Extra No. of Units     85,158   116,666   150,806   212,388        --        --        --        --        --        --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year       11.87     11.82     10.84     10.66        --        --        --        --        --        --
   Value at End of Year          8.26     11.87     11.82     10.84        --        --        --        --        --        --
   No. of Units                 1,517     3,542     3,881     4,281        --        --        --        --        --        --
INTERNATIONAL EQUITY INDEX FUND (REPLACED BY INTERNATIONAL EQUITY INDEX TRUST B EFF 4-29-05) - NAV SHARES (units first credited
5-03-1999)
Contracts with no Optional Benefits
   Value at Start of Year          --        --        --        --      9.49      6.77     10.00        --        --        --
   Value at End of Year            --        --        --        --     11.27      9.49      6.77        --        --        --
   Rev Value No. of Units          --        --        --        --   211,686   206,714     9,558        --        --        --
   Rev. Access No. of Units        --        --        --        --    34,893    31,853       906        --        --        --
   Rev. Extra No. of Units         --        --        --        --   100,560   101,328     4,383        --        --        --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year          --        --        --        --      9.61      6.84      8.14     10.32     12.62     10.00
   Value at End of Year            --        --        --        --     11.44      9.61      6.84      8.14     10.32     12.62
   No. of Units                    --        --        --        --     8,050     8,075     8,099     8,123     8,148        --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year          --        --        --        --      9.49      6.77      8.08     10.27     12.59     10.00
   Value at End of Year            --        --        --        --     11.27      9.49      6.77      8.08     10.27     12.59
   No. of Units                    --        --        --        --    10,689    10,664    13,070    14,510    19,558    18,759
INTERNATIONAL EQUITY INDEX TRUST B - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year       18.67     16.33     13.01     11.29        --        --        --        --        --        --
   Value at End of Year         10.26     18.67     16.33     13.01        --        --        --        --        --        --
   Rev Value No. of Units     430,124   588,679   670,804   713,779        --        --        --        --        --        --
   Rev. Access No. of Units    97,211   106,507   116,598   128,613        --        --        --        --        --        --
   Rev. Extra No. of Units    133,152   194,823   246,859   257,900        --        --        --        --        --        --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year          --        --        --     11.44        --        --        --        --        --        --
   Value at End of Year         10.52        --        --     13.24        --        --        --        --        --        --
   No. of Units                    --        --        --     8,026        --        --        --        --        --        --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year       18.67     16.33     13.01      9.49        --        --        --        --        --        --
   Value at End of Year         10.26     18.67     16.33     13.01        --        --        --        --        --        --
   No. of Units                 7,712     8,833     9,829     9,943        --        --        --        --        --        --
JANUS ASPEN GLOBAL TECHNOLOGY (MERGED INTO TOTAL STOCK MARKET INDEX TRUST EFF 4-29-05) SERVICE CLASS SHARES (units first credited
5-01-2003)
Contracts with no Optional Benefits
   Value at Start of Year          --        --        --        --     13.67     10.04        --        --        --        --
   Value at End of Year            --        --        --        --     13.58     13.67        --        --        --        --
   Rev Value No. of Units          --        --        --        --    10,639    18,973        --        --        --        --
   Rev. Access No. of Units        --        --        --        --     1,095     1,101        --        --        --        --
   Rev. Extra No. of Units         --        --        --        --     4,092     2,704        --        --        --        --

Revolution, Declaration

                               YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
                              ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                             12/31/08  12/31/07  12/31/06  12/31/05  12/31/04  12/31/03  12/31/02  12/31/01  12/31/00  12/31/99
                            --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
JANUS ASPEN WORLDWIDE GROWTH (MERGED INTO INTERNATIONAL EQUITY INDEX TRUST B EFF 4-29-05) SERVICE CLASS SHARES (units first credited
11-01-2000)
Contracts with no Optional Benefits
   Value at Start of Year          --        --        --        --      6.19      5.07      6.90      9.04     10.00        --
   Value at End of Year            --        --        --        --      6.39      6.19      5.07      6.90      9.04        --
   Rev Value No. of Units          --        --        --        --   178,127   214,502   229,005   322,018   128,709        --
   Rev. Access No. of Units        --        --        --        --    35,764    47,215    42,016   322,018   128,709        --
   Rev. Extra No. of Units         --        --        --        --    52,533    53,367    51,239   322,018   128,709        --
LARGE CAP GROWTH FUND (REPLACED BY BLUE CHIP GROWTH TRUST EFF 4-29-05) - NAV SHARES (units first credited 3-03-1999)
Contracts with no Optional Benefits
   Value at Start of Year          --        --        --        --      7.19      5.79      8.13     10.00        --        --
   Value at End of Year            --        --        --        --      7.41      7.19      5.79      8.13        --        --
   Rev Value No. of Units          --        --        --        -- 1,439,838   540,715   167,749    77,662        --        --
   Rev. Access No. of Units        --        --        --        --   146,532    49,259    10,413    77,662        --        --
   Rev. Extra No. of Units         --        --        --        --   489,849   128,549    20,683    77,662        --        --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year          --        --        --        --      7.28      5.85      8.19     10.03     12.34     10.00
   Value at End of Year            --        --        --        --      7.52      7.28      5.85      8.19     10.03     12.34
   No. of Units                    --        --        --        --    17,276    12,579    13,586    48,418    49,959    38,907
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year          --        --        --        --      7.19      5.79      8.13      9.98     12.31     10.00
   Value at End of Year            --        --        --        --      7.41      7.19      5.79      8.13      9.98     12.31
   No. of Units                    --        --        --        --    59,258    50,560    53,908    74,845    86,341    72,822
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year          --        --        --        --      6.97        --        --        --        --        --
   Value at End of Year            --        --        --        --      7.52        --        --        --        --        --
   No. of Units                    --        --        --        --    34,293        --        --        --        --        --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year          --        --        --        --      6.87        --        --        --        --        --
   Value at End of Year            --        --        --        --      7.41        --        --        --        --        --
   No. of Units                    --        --        --        --   142,526        --        --        --        --        --
LARGE CAP GROWTH FUND B (FORMERLY LARGE CAP AGGRESSIVE GROWTH FUND) (MERGED INTO LARGE CAP GROWTH FUND EFF 11-1-04)
- NAV SHARES (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of Year          --        --        --        --        --      5.48      8.09      9.60     11.97     10.00
   Value at End of Year            --        --        --        --        --      7.13      5.48      8.09      9.60     11.97
   Rev Value No. of Units          --        --        --        --        --   609,843   681,954 1,205,414 1,040,129   178,388
   Rev. Access No. of Units        --        --        --        --        --    45,760    78,966 1,205,414 1,040,129   178,388
   Rev. Extra No. of Units         --        --        --        --        --   294,010   322,673 1,205,414 1,040,129   178,388
LARGE CAP GROWTH TRUST (MERGED INTO CAPITAL APPRECIATION TRUST EFF 4-28-2006) - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year          --        --        --      3.70        --        --        --        --        --        --
   Value at End of Year            --        --        --      3.71        --        --        --        --        --        --
   Rev Value No. of Units          --        --        --   975,667        --        --        --        --        --        --
   Rev. Access No. of Units        --        --        --   100,095        --        --        --        --        --        --
   Rev. Extra No. of Units         --        --        --   159,332        --        --        --        --        --        --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year          --        --        --      7.31        --        --        --        --        --        --
   Value at End of Year            --        --        --     11.77        --        --        --        --        --        --
   No. of Units                    --        --        --     4,708        --        --        --        --        --        --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year          --        --        --      3.70        --        --        --        --        --        --
   Value at End of Year            --        --        --      3.71        --        --        --        --        --        --
   No. of Units                    --        --        --   118,078        --        --        --        --        --        --

Revolution, Declaration

                               YEAR       YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
                               ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                             12/31/08   12/31/07  12/31/06  12/31/05  12/31/04 12/31/03   12/31/02  12/31/01  12/31/00  12/31/99
                            ---------- --------- --------- --------- --------- --------- --------- --------- --------- ----------
LARGE CAP VALUE FUND (REPLACED BY EQUITY-INCOME TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --     12.08      9.75     11.38     10.00        --         --
   Value at End of Year             --        --        --        --     13.72     12.08      9.75     11.38        --         --
   Rev Value No. of Units           --        --        --        --   619,096   601,394   483,868   334,667        --         --
   Rev. Access No. of Units         --        --        --        --    94,674    91,386    50,708   334,667        --         --
   Rev. Extra No. of Units          --        --        --        --   209,987   155,358    97,450   334,667        --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --        --     12.23      9.84     11.46     11.44     10.22      10.00
   Value at End of Year             --        --        --        --     13.93     12.23      9.84     11.46     11.44      10.22
   No. of Units                     --        --        --        --    22,174    54,141    54,818    47,784    47,784     36,375
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --     12.08      9.75     11.38     11.38     10.20      10.00
   Value at End of Year             --        --        --        --     13.72     12.08      9.75     11.38     11.38      10.20
   No. of Units                     --        --        --        --    35,552    40,103    45,084    69,954    80,984    101,992
LIFESTYLE BALANCED TRUST - NAV SHARES (units first credited 11-07-2008)
Contracts with no Optional Benefits
   Value at Start of Year         8.49        --        --        --        --        --        --        --        --         --
   Value at End of Year           8.40        --        --        --        --        --        --        --        --         --
   Rev Value No. of Units      579,379        --        --        --        --        --        --        --        --         --
   Rev. Access No. of Units     21,983        --        --        --        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year         9.54        --        --        --        --        --        --        --        --         --
   Value at End of Year             --        --        --        --        --        --        --        --        --         --
   No. of Units                     --        --        --        --        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year         9.31        --        --        --        --        --        --        --        --         --
   Value at End of Year           9.21        --        --        --        --        --        --        --        --         --
   No. of Units                  4,005        --        --        --        --        --        --        --        --         --
MANAGED FUND (MERGED INTO MANAGED TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --      9.41      8.00      9.34      9.73     10.00         --
   Value at End of Year             --        --        --        --     10.05      9.41      8.00      9.34      9.73         --
   Rev Value No. of Units           --        --        --        -- 1,168,263 1,277,365 1,159,355   868,814        89         --
   Rev. Access No. of Units         --        --        --        --    65,821    73,227    80,473   868,814        89         --
   Rev. Extra No. of Units          --        --        --        --   166,993   185,973   154,757   868,814        89         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --     10.31      8.77     10.24     10.67     10.80      10.00
   Value at End of Year             --        --        --        --     11.02     10.31      8.77     10.24     10.67      10.80
   No. of Units                     --        --        --        --    16,131    17,668    19,124    20,975    26,890     25,357
MANAGED TRUST (MERGED INTO LIFESTYLE BALANCED TRUST EFF 11-7-08) - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year           --     10.82     10.19     10.05        --        --        --        --        --         --
   Value at End of Year             --     10.90     10.82     10.19        --        --        --        --        --         --
   Rev Value No. of Units           --   735,180   837,115 1,037,978        --        --        --        --        --         --
   Rev. Access No. of Units         --    27,832    31,340    61,630        --        --        --        --        --         --
   Rev. Extra No. of Units          --   139,748   153,056   163,956        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --     11.86     11.17     11.02        --        --        --        --        --         --
   Value at End of Year             --     11.94     11.86     11.17        --        --        --        --        --         --
   No. of Units                     --     6,463    10,572    14,098        --        --        --        --        --         --
MFS INVESTORS GROWTH STOCK FUND (MERGED INTO 500 INDEX TRUST B EFF 4-29-05) - INITIAL CLASS SHARES (units first credited
8-10-1999)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --      7.46      6.14      8.58     11.45     12.36      10.00
   Value at End of Year             --        --        --        --      8.05      7.46      6.14      8.58     11.45      12.36
   Rev Value No. of Units           --        --        --        --   641,118   715,159   723,032 1,280,675   971,077    158,192
   Rev. Access No. of Units         --        --        --        --   121,589   132,909   146,522 1,280,675   971,077    158,192
   Rev. Extra No. of Units          --        --        --        --   253,985   281,892   331,636 1,280,675   971,077    158,192

Revolution, Declaration

                               YEAR       YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
                               ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                             12/31/08   12/31/07  12/31/06  12/31/05  12/31/04 12/31/03   12/31/02  12/31/01  12/31/00  12/31/99
                            ---------- --------- --------- --------- --------- --------- --------- --------- --------- ----------
MFS NEW DISCOVERY FUND (MERGED INTO SMALL CAP INDEX TRUST EFF 4-29-05) - INITIAL CLASS SHARES (units first credited 5-01-2001)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --     12.35      9.35     13.85     14.77     15.26      10.00
   Value at End of Year             --        --        --        --     12.99     12.35      9.35     13.85     14.77      15.26
   Rev Value No. of Units           --        --        --        --   225,250   256,805   277,963   533,377       431     36,557
   Rev. Access No. of Units         --        --        --        --    57,556    76,297    83,268   533,377   431,090     36,557
   Rev. Extra No. of Units          --        --        --        --   103,634   117,145   144,140   533,377   431,090     36,557
MFS RESEARCH FUND (SHARES MERGED INTO TOTAL STOCK MARKET INDEX TRUST EFF 4-29-05) - INITIAL CLASS SHARES (units first credited
8-10-1999)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --      7.95      6.46      8.67     11.14     11.86      10.00
   Value at End of Year             --        --        --        --      9.10      7.95      6.46      8.67     11.14      11.86
   Rev Value No. of Units           --        --        --        --   517,686   578,045   621,468   970,571   672,010     73,452
   Rev. Access No. of Units         --        --        --        --    38,062    49,422    68,797   970,571   672,010     73,452
   Rev. Extra No. of Units          --        --        --        --   160,507   183,241   177,806   970,571   672,010     73,452
MID CAP GROWTH FUND (REPLACED BY MID CAP STOCK TRUST EFF 4-29-05) - NAV SHARES (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --     23.49     16.19     20.79     20.47     18.98      18.07
   Value at End of Year             --        --        --        --     25.90     23.49     16.19     20.79     20.47      18.98
   Rev Value No. of Units           --        --        --        --   210,494   228,854   200,020   242,085   136,439     14,779
   Rev. Access No. of Units         --        --        --        --    28,188    29,359    29,475   242,085   136,439     14,779
   Rev. Extra No. of Units          --        --        --        --    65,986    67,961    57,788   242,085   136,439     14,779
MID CAP INDEX TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year        13.99     13.17     12.15     11.31        --        --        --        --        --         --
   Value at End of Year           8.79     13.99     13.17     12.15        --        --        --        --        --         --
   Rev Value No. of Units       34,418    43,736    56,057    52,742        --        --        --        --        --         --
   Rev. Access No. of Units      4,933     7,744    10,746    11,718        --        --        --        --        --         --
   Rev. Extra No. of Units       9,935    10,108     6,412     6,834        --        --        --        --        --         --
MID CAP STOCK TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year        41.30     33.84     30.14     25.90        --        --        --        --        --         --
   Value at End of Year          22.94     41.30     33.84     30.14        --        --        --        --        --         --
   Rev Value No. of Units      127,520   161,299   181,786   207,932        --        --        --        --        --         --
   Rev. Access No. of Units     18,794    21,306    24,574    25,048        --        --        --        --        --         --
   Rev. Extra No. of Units      29,692    46,933    60,077    63,351        --        --        --        --        --         --
MID CAP VALUE B FUND (FORMERLY SMALL MIDCAP CORE FUND) (MERGED INTO MID VALUE TRUST EFF 4-29-05) - NAV SHARES (units first credited
5-03-1999)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --     15.68     10.94     13.06      13.16    12.73      11.00
   Value at End of Year             --        --        --        --     18.39     15.68     10.94      13.06    13.16      12.73
   Rev Value No. of Units           --        --        --        --   293,358   231,918   215,620    220,092  114,891      9,532
   Rev. Access No. of Units         --        --        --        --    54,371    39,919    41,956    220,092  114,891      9,532
   Rev. Extra No. of Units          --        --        --        --   128,593    70,945    67,848    220,092  114,891      9,532
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --        --     14.91     10.38     12.36      12.42    11.99      10.00
   Value at End of Year             --        --        --        --     17.53     14.91     10.38      12.36    12.42      11.99
   No. of Units                     --        --        --        --     9,924     4,305     5,358      6,506    6,516      5,870
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --     14.73     10.27     12.27      12.36    11.96      10.00
   Value at End of Year             --        --        --        --     17.27     14.73     10.27      12.27    12.36      11.96
   No. of Units                     --        --        --        --    16,112    16,311    15,084     19,421   16,718     12,272
MID CAP VALUE FUND (MERGED INTO MID CAP VALUE B FUND EFF 11-01-04) - NAV SHARES (units first credited 5-01-2003)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --        --     10.00        --        --        --         --
   Value at End of Year             --        --        --        --        --     13.56        --        --        --         --
   Rev Value No. of Units           --        --        --        --        --    27,470        --        --        --         --
   Rev. Access No. of Units         --        --        --        --        --     8,029        --        --        --         --
   Rev. Extra No. of Units          --        --        --        --        --    32,051        --        --        --         --

Revolution, Declaration

                               YEAR       YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
                               ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                             12/31/08   12/31/07  12/31/06  12/31/05  12/31/04 12/31/03   12/31/02  12/31/01  12/31/00  12/31/99
                            ---------- --------- --------- --------- --------- --------- --------- --------- --------- ----------

MID VALUE TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year        23.01     23.18     19.50     18.39        --        --        --        --        --         --
   Value at End of Year          14.85     23.01     23.18     19.50        --        --        --        --        --         --
   Rev Value No. of Units      142,852   198,422   253,569   300,424        --        --        --        --        --         --
   Rev. Access No. of Units     33,304    35,077    37,722    39,761        --        --        --        --        --         --
   Rev. Extra No. of Units      52,219    71,890   101,242   115,752        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --     17.53        --        --        --        --        --         --
   Value at End of Year          14.30        --        --     18.64        --        --        --        --        --         --
   No. of Units                     --        --        --     9,229        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year        21.61     21.77     18.32     17.27        --        --        --        --        --         --
   Value at End of Year          13.94     21.61     21.77     18.32        --        --        --        --        --         --
   No. of Units                  2,541     4,893     7,555    12,517        --        --        --        --        --         --
MONEY MARKET FUND (REPLACED BY MONEY MARKET TRUST B EFF 4-29-05) - NAV SHARES (units first credited 5-01-2001)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --     10.12     10.15     10.12     10.00        --         --
   Value at End of Year             --        --        --        --     10.10     10.12     10.15     10.12        --         --
   Rev Value No. of Units           --        --        --        -- 1,589,131 2,054,260 2,479,251 4,289,180        --         --
   Rev. Access No. of Units         --        --        --        --   333,841   346,239 1,018,815 4,289,180        --         --
   Rev. Extra No. of Units          --        --        --        --   549,370   837,553 1,371,649 4,289,180        --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --        --     12.16     12.17     12.11     10.00        --         --
   Value at End of Year             --        --        --        --     12.17     12.16     12.17     12.11        --         --
   No. of Units                     --        --        --        --    65,316    83,691    86,772    92,991        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --     10.12     10.15     10.12     10.00        --         --
   Value at End of Year             --        --        --        --     10.10     10.12     10.15     10.12        --         --
   No. of Units                     --        --        --        --    63,446    62,638    67,782    53,661        --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --        --     12.16     12.17     12.11     10.00        --         --
   Value at End of Year             --        --        --        --     12.17     12.16     12.17     12.11        --         --
   No. of Units                     --        --        --        --    17,913    23,367    28,641    20,225        --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --     10.12     10.15     10.12     10.00        --         --
   Value at End of Year             --        --        --        --     10.10     10.12     10.15     10.12        --         --
   No. of Units                     --        --        --        --   288,851   412,229   552,435   457,386        --         --
MONEY MARKET TRUST B - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year        11.00     10.62     10.27     10.10        --        --        --        --        --         --
   Value at End of Year          11.09     11.00     10.62     10.27        --        --        --        --        --         --
   Rev Value No. of Units    1,415,112 1,196,751 1,222,919 1,263,530        --        --        --        --        --         --
   Rev. Access No. of Units    245,234   247,288   217,207   246,064        --        --        --        --        --         --
   Rev. Extra No. of Units     523,249   584,561   545,460   469,050        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year        13.35     12.86     12.40     12.17        --        --        --        --        --         --
   Value at End of Year          13.49     13.35     12.86     12.40        --        --        --        --        --         --
   No. of Units                  4,781     5,458     7,794    63,596        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year        11.00     10.62     10.27     10.10        --        --        --        --        --         --
   Value at End of Year          11.09     11.00     10.62     10.27        --        --        --        --        --         --
   No. of Units                 51,279    61,001    60,716    53,013        --        --        --        --        --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year        13.35     12.86     12.40     12.17        --        --        --        --        --         --
   Value at End of Year          13.49     13.35     12.86     12.40        --        --        --        --        --         --
   No. of Units                 29,089    32,708    10,752    13,773        --        --        --        --        --         --

Revolution, Declaration


                               YEAR       YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
                               ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                             12/31/08   12/31/07  12/31/06  12/31/05  12/31/04 12/31/03   12/31/02  12/31/01  12/31/00  12/31/99
                            ---------- --------- --------- --------- --------- --------- --------- --------- --------- ----------
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year        11.00     10.62     10.27     10.10        --        --        --        --        --         --
   Value at End of Year          11.09     11.00     10.62     10.27        --        --        --        --        --         --
   No. of Units                113,177   122,938   189,082   213,156        --        --        --        --        --         --
OPTIMIZED ALL CAP TRUST - NAV SHARES (units first credited 4-25-2008)
Contracts with no Optional Benefits
   Value at Start of Year         8.56        --        --        --        --        --        --        --        --         --
   Value at End of Year           5.11        --        --        --        --        --        --        --        --         --
   Rev Value No. of Units      914,124        --        --        --        --        --        --        --        --         --
   Rev. Access No. of Units    107,884        --        --        --        --        --        --        --        --         --
   Rev. Extra No. of Units     351,659        --        --        --        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year         8.56        --        --        --        --        --        --        --        --         --
   Value at End of Year           5.11        --        --        --        --        --        --        --        --         --
   No. of Units                100,794        --        --        --        --        --        --        --        --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year         8.56        --        --        --        --        --        --        --        --         --
   Value at End of Year           5.11        --        --        --        --        --        --        --        --         --
   No. of Units                567,826        --        --        --        --        --        --        --        --         --
OVERSEAS EQUITY B FUND (MERGED INTO OVERSEAS EQUITY TRUST EFF 4-29-05) - NAV SHARES (units first credited 11-15-2001)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --      8.79      6.72      8.33     10.00        --         --
   Value at End of Year             --        --        --        --      9.64      8.79      6.72      8.33        --         --
   Rev Value No. of Units           --        --        --        --   694,057   301,848   190,914    20,457        --         --
   Rev. Access No. of Units         --        --        --        --   102,357    16,942    18,535    20,457        --         --
   Rev. Extra No. of Units          --        --        --        --   262,113   137,661    75,514    20,457        --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --        --      8.90      6.79      8.39     10.72     12.94      10.00
   Value at End of Year             --        --        --        --      9.78      8.90      6.79      8.39     10.72      12.94
   No. of Units                     --        --        --        --     5,820     4,791     6,084     7,494     7,506      5,408
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --      8.79      6.72      8.33     10.66     12.91      10.00
   Value at End of Year             --        --        --        --      9.64      8.79      6.72      8.33     10.66      12.91
   No. of Units                     --        --        --        --    43,870    38,739    42,177    48,242    50,459     21,856
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --        --      8.90      6.79     10.00        --        --         --
   Value at End of Year             --        --        --        --      9.78      8.90      6.79        --        --         --
   No. of Units                     --        --        --        --     9,076     7,752     7,963        --        --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --      8.79      6.72     10.00        --        --         --
   Value at End of Year             --        --        --        --      9.64      8.79      6.72        --        --         --
   No. of Units                     --        --        --        --    95,289   102,807   103,370        --        --         --
OVERSEAS EQUITY C FUND (FORMERLY EMERGING MARKETS EQUITY)(MERGED INTO OVERSEAS EQUITY B FUND EFF 11-1-04) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --        --      9.07      9.85     10.00        --         --
   Value at End of Year             --        --        --        --        --     14.06      9.07      9.85        --         --
   Rev Value No. of Units           --        --        --        --        --    33,986    17,395     7,941        --         --
   Rev. Access No. of Units         --        --        --        --        --     4,792     2,150     7,941        --         --
   Rev. Extra No. of Units          --        --        --        --        --    20,573     7,320     7,941        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --        --      9.07      9.85     10.35     17.48      10.00
   Value at End of Year             --        --        --        --        --     14.06      9.07      9.85     10.35      17.48
   No. of Units                     --        --        --        --        --     6,003     8,809     7,313     7,636      8,609

Revolution, Declaration

                               YEAR       YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
                               ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                             12/31/08   12/31/07  12/31/06  12/31/05  12/31/04 12/31/03   12/31/02  12/31/01  12/31/00  12/31/99
                            ---------- --------- --------- --------- --------- --------- --------- --------- --------- ----------
OVERSEAS EQUITY FUND (MERGED INTO OVERSEAS EQUITY B FUND EFF 11-01-2004) - NAV SHARES (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --        --      9.96     10.76     11.65     12.98      12.24
   Value at End of Year             --        --        --        --        --     13.75      9.96     10.76     11.65      12.98
   Rev Value No. of Units           --        --        --        --        --   201,570   174,540   128,318    63,735      5,361
   Rev. Access No. of Units         --        --        --        --        --    35,964    24,431   128,318    63,735      5,361
   Rev. Extra No. of Units          --        --        --        --        --    41,367    28,672   128,318    63,735      5,361
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --        --      7.79      8.42      9.12     10.16      10.00
   Value at End of Year             --        --        --        --        --     10.76      7.79      8.42      9.12      10.16
   No. of Units                     --        --        --        --        --     6,486     4,448     4,508     5,357      6,608
OVERSEAS EQUITY TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year        14.81     13.33     11.27      9.64        --        --        --        --        --         --
   Value at End of Year           8.48     14.81     13.33     11.27        --        --        --        --        --         --
   Rev Value No. of Units      361,051   518,546   583,528   613,845        --        --        --        --        --         --
   Rev. Access No. of Units     49,501    55,768    60,848    82,171        --        --        --        --        --         --
   Rev. Extra No. of Units     145,618   196,646   215,947   217,607        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --      9.78        --        --        --        --        --         --
   Value at End of Year           8.69        --        --     11.47        --        --        --        --        --         --
   No. of Units                     --        --        --     4,986        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year        14.81     13.33     11.27      9.64        --        --        --        --        --         --
   Value at End of Year           8.48     14.81     13.33     11.27        --        --        --        --        --         --
   No. of Units                 10,062    15,425    25,085    36,329        --        --        --        --        --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --     11.47      9.78        --        --        --        --        --         --
   Value at End of Year           8.69        --     13.60     11.47        --        --        --        --        --         --
   No. of Units                     --        --     2,952    12,021        --        --        --        --        --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year        14.81     13.33     11.27      9.64        --        --        --        --        --         --
   Value at End of Year           8.48     14.81     13.33     11.27        --        --        --        --        --         --
   No. of Units                 49,398    58,092    73,639    80,279        --        --        --        --        --         --
REAL ESTATE EQUITY FUND (REPLACED BY REAL ESTATE SECURITIES TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --     15.47     11.44     11.43     10.95     10.00         --
   Value at End of Year             --        --        --        --     20.85     15.47     11.44     11.43     10.95         --
   Rev Value No. of Units           --        --        --        --   253,425   267,781   217,276   138,332     1,766         --
   Rev. Access No. of Units         --        --        --        --    31,913    48,314    48,847   138,332     1,766         --
   Rev. Extra No. of Units          --        --        --        --    88,926    86,358    68,106   138,332     1,766         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --        --     17.95     13.24     13.20     12.61      9.63      10.00
   Value at End of Year             --        --        --        --     24.26     17.95     13.24     13.20     12.61       9.63
   No. of Units                     --        --        --        --    10,542    11,719    11,722    11,726    11,730     11,845
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --     17.72     13.11     13.10     12.54      9.60      10.00
   Value at End of Year             --        --        --        --     23.89     17.72     13.11     13.10     12.54       9.60
   No. of Units                     --        --        --        --     6,087     6,937     3,182     2,869     2,599      2,363
REAL ESTATE SECURITIES TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year        26.31     31.55     23.24     20.85        --        --        --        --        --         --
   Value at End of Year          15.75     26.31     31.55     23.12        --        --        --        --        --         --
   Rev Value No. of Units      109,404   147,035   210,402   235,518        --        --        --        --        --         --
   Rev. Access No. of Units     20,191    19,335    22,181    25,551        --        --        --        --        --         --
   Rev. Extra No. of Units      41,180    54,623    63,742    72,842        --        --        --        --        --         --

Revolution, Declaration

                               YEAR       YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
                               ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                             12/31/08   12/31/07  12/31/06  12/31/05  12/31/04 12/31/03   12/31/02  12/31/01  12/31/00  12/31/99
                            ---------- --------- --------- --------- --------- --------- --------- --------- --------- ----------
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year        65.38     78.20     57.17     24.26        --        --        --        --        --         --
   Value at End of Year          39.23     65.38     78.20     57.17        --        --        --        --        --         --
   No. of Units                     59        59        --     4,971        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year        26.31     31.55     23.12     23.89        --        --        --        --        --         --
   Value at End of Year          15.75     26.31     31.55     23.12        --        --        --        --        --         --
   No. of Units                  4,546     5,465     7,545     9,394        --        --        --        --        --         --
SHORT-TERM BOND FUND (MERGED INTO SHORT-TERM BOND TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-03-1999)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --     15.04     14.82     14.20     13.30     12.48      12.34
   Value at End of Year             --        --        --        --     15.07     15.04     14.82     14.20     13.30      12.48
   Rev Value No. of Units           --        --        --        --   765,939   884,537   621,051   440,240   126,421     15,433
   Rev. Access No. of Units         --        --        --        --    98,324   118,364   132,895   440,240   126,421     15,433
   Rev. Extra No. of Units          --        --        --        --   162,310   185,025   158,441   440,240   126,421     15,433
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --        --     12.41     12.20     11.66     10.89     10.19      10.00
   Value at End of Year             --        --        --        --     12.46     12.41     12.20     11.66     10.89      10.19
   No. of Units                     --        --        --        --        --        --        --        --        --      4,987
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --     12.26     12.08     11.57     10.84     10.17      10.00
   Value at End of Year             --        --        --        --     12.28     12.26     12.08     11.57     10.84      10.17
   No. of Units                     --        --        --        --     7,734     7,829     5,826     6,019     6,207      5,058
SHORT-TERM BOND TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year        16.01     15.70     15.20     15.07        --        --        --        --        --         --
   Value at End of Year          12.82     16.01     15.70     15.20        --        --        --        --        --         --
   Rev Value No. of Units      290,944   364,019   513,093   617,842        --        --        --        --        --         --
   Rev. Access No. of Units     45,656    62,900    67,792    79,284        --        --        --        --        --         --
   Rev. Extra No. of Units      94,448   127,046   140,163   141,094        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --        --        --        --        --        --        --         --
   Value at End of Year          10.71        --        --        --        --        --        --        --        --         --
   No. of Units                     --        --        --        --        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year        13.05     12.79     12.39     12.28        --        --        --        --        --         --
   Value at End of Year          10.45     13.05     12.79     12.39        --        --        --        --        --         --
   No. of Units                  1,048    11,142     5,002     7,197        --        --        --        --        --         --
SMALL CAP EMERGING GROWTH FUND (MERGED INTO SMALL CAP GROWTH TRUST EFF 4-29-05) - NAV SHARES (units first credited 11-15-2001)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --      8.23      5.60      7.90      8.30     10.00         --
   Value at End of Year             --        --        --        --      8.90      8.23      5.60      7.90      8.30         --
   Rev Value No. of Units           --        --        --        --   692,587   116,428   110,281    79,406       535         --
   Rev. Access No. of Units         --        --        --        --    66,206    12,351     8,332    79,406       535         --
   Rev. Extra No. of Units          --        --        --        --   200,297    28,761    30,007    79,406       535         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --        --      8.62      5.85      8.23      8.64      9.58      10.00
   Value at End of Year             --        --        --        --      9.34      8.62      5.85      8.23      8.64       9.58
   No. of Units                     --        --        --        --     4,203     7,749     8,574        --        --      1,452
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --      8.52      5.79      8.17      8.60      9.56      10.00
   Value at End of Year             --        --        --        --      9.21      8.52      5.79      8.17      8.60       9.56
   No. of Units                     --        --        --        --    48,346    12,101    14,125    12,245    16,236     14,326
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --        --      8.52        --        --        --        --         --
   Value at End of Year             --        --        --        --      9.34        --        --        --        --         --
   No. of Units                     --        --        --        --    23,421        --        --        --        --         --

Revolution, Declaration

                               YEAR       YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
                               ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                             12/31/08   12/31/07  12/31/06  12/31/05  12/31/04 12/31/03   12/31/02  12/31/01  12/31/00  12/31/99
                            ---------- --------- --------- --------- --------- --------- --------- --------- --------- ----------
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --      8.40        --        --        --        --         --
   Value at End of Year             --        --        --        --      9.21        --        --        --        --         --
   No. of Units                     --        --        --        --   316,019        --        --        --        --         --
SMALL CAP GROWTH FUND (MERGED INTO SMALL CAP EMERGING GROWTH FUND EFF 11-01-04) - NAV SHARES (units first credited 11-15-2001)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --        --      9.81     14.19     16.44     21.19      14.27
   Value at End of Year             --        --        --        --        --     12.39      9.81     14.19     16.44      21.19
   Rev Value No. of Units           --        --        --        --        --   428,036   448,285   715,728   608,753     59,529
   Rev. Access No. of Units         --        --        --        --        --    41,073    45,628   715,728   608,753     59,529
   Rev. Extra No. of Units          --        --        --        --        --   143,040   134,266   715,728   608,753     59,529
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --        --        --     11.49     16.57     10.00        --         --
   Value at End of Year             --        --        --        --        --     14.55     11.49     16.57        --         --
   No. of Units                     --        --        --        --        --     2,478     2,478     2,702        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --        --      9.81     14.19     10.00        --         --
   Value at End of Year             --        --        --        --        --     12.39      9.81     14.19        --         --
   No. of Units                     --        --        --        --        --    29,375    31,651    35,009        --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --        --        --     11.49     16.57     10.00        --         --
   Value at End of Year             --        --        --        --        --     14.55     11.49     16.57        --         --
   No. of Units                     --        --        --        --        --    24,095    29,369    50,072        --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year           --        --        --        --        --      9.81     14.19     10.00        --         --
   Value at End of Year             --        --        --        --        --     12.39      9.81     14.19        --         --
   No. of Units                     --        --        --        --        --   250,519   270,532   334,521        --         --
SMALL CAP GROWTH TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year        13.01     11.56     10.31      8.90        --        --        --        --        --         --
   Value at End of Year           7.77     13.01     11.56     10.31        --        --        --        --        --         --
   Rev Value No. of Units      347,109   452,303   561,876   650,669        --        --        --        --        --         --
   Rev. Access No. of Units     38,785    42,586    51,201    51,319        --        --        --        --        --         --
   Rev. Extra No. of Units      94,270   129,808   170,356   182,932        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year        13.76     12.19     10.85      9.34        --        --        --        --        --         --
   Value at End of Year           8.24     13.76     12.19     10.85        --        --        --        --        --         --
   No. of Units                  3,721     4,203     4,203     4,203        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year        13.46     11.95     10.67      9.21        --        --        --        --        --         --
   Value at End of Year           8.03     13.46     11.95     10.67        --        --        --        --        --         --
   No. of Units                 12,349    16,165    18,525    42,275        --        --        --        --        --         --
Declaration Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year        13.76     12.19     10.85      9.34        --        --        --        --        --         --
   Value at End of Year           8.24     13.76     12.19     10.85        --        --        --        --        --         --
   No. of Units                  2,052     2,052    10,518    25,657        --        --        --        --        --         --
Declaration Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year        13.46     11.95     10.67      9.21        --        --        --        --        --         --
   Value at End of Year           8.03     13.46     11.95     10.67        --        --        --        --        --         --
   No. of Units                104,644   141,109   183,334   268,773        --        --        --        --        --         --
SMALL CAP INDEX TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year        14.03     14.51     12.49     12.99        --        --        --        --        --         --
   Value at End of Year           9.19     14.03     14.51     12.49        --        --        --        --        --         --
   Rev Value No. of Units      130,164   152,792   193,514   214,291        --        --        --        --        --         --
   Rev. Access No. of Units     42,141    45,838    52,121    53,815        --        --        --        --        --         --
   Rev. Extra No. of Units      41,777    67,072    88,093    95,089        --        --        --        --        --         --

Revolution, Declaration

                               YEAR       YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
                               ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED     ENDED
                             12/31/08   12/31/07  12/31/06  12/31/05  12/31/04 12/31/03   12/31/02  12/31/01  12/31/00  12/31/99
                            ---------- --------- --------- --------- --------- --------- --------- --------- --------- ----------
SMALL CAP VALUE FUND (MERGED INTO SMALL CAP VALUE TRUST EFF 4-29-05) - NAV SHARES (units first credited 8-10-1999)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --     20.54     15.07     16.31     13.87     10.46      10.00
   Value at End of Year             --        --        --        --     25.43     20.54     15.07     16.31     13.87      10.46
   Rev Value No. of Units           --        --        --        --   444,257   467,842   467,201   546,648   241,338         --
   Rev. Access No. of Units         --        --        --        --    63,114    79,351    81,318   546,648   241,338         --
   Rev. Extra No. of Units          --        --        --        --   123,938   137,936   128,046   546,648   241,338         --
SMALL CAP VALUE TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year        31.01     32.34     27.44     25.43        --        --        --        --        --         --
   Value at End of Year          22.64     31.01     32.34     27.44        --        --        --        --        --         --
   Rev Value No. of Units      179,170   248,004   333,449   377,974        --        --        --        --        --         --
   Rev. Access No. of Units     38,734    43,470    48,214    60,124        --        --        --        --        --         --
   Rev. Extra No. of Units      54,200    75,774    99,137   112,417        --        --        --        --        --         --
TOTAL BOND MARKET TRUST B (FORMERLY BOND INDEX TRUST B) - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year        14.20     13.42     13.06     12.91        --        --        --        --        --         --
   Value at End of Year          14.84     14.20     13.42     13.06        --        --        --        --        --         --
   Rev Value No. of Units      286,085   392,704   519,385   618,333        --        --        --        --        --         --
   Rev. Access No. of Units     38,594    38,237    43,712    59,493        --        --        --        --        --         --
   Rev. Extra No. of Units     115,535   131,724   150,735   168,737        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments greater than $250,000
   Value at Start of Year           --        --        --     13.12        --        --        --        --        --         --
   Value at End of Year          15.22        --        --     13.30        --        --        --        --        --         --
   No. of Units                     --        --        --     9,826        --        --        --        --        --         --
Patriot Contracts with no Optional Benefits with initial premium payments less than $250,000
   Value at Start of Year        14.21     13.43     13.07     12.92        --        --        --        --        --         --
   Value at End of Year          14.85     14.21     13.43     13.07        --        --        --        --        --         --
   No. of Units                  8,892     5,318     5,432     7,696        --        --        --        --        --         --
TOTAL RETURN BOND FUND (REPLACED BY TOTAL RETURN TRUST EFF 4-29-05) - NAV SHARES (units first credited 5-01-2003)
Contracts with no Optional Benefits
   Value at Start of Year           --        --        --        --     10.11     10.00        --        --        --         --
   Value at End of Year             --        --        --        --     10.46     10.11        --        --        --         --
   Rev Value No. of Units           --        --        --        --   101,935    85,139        --        --        --         --
   Rev. Access No. of Units         --        --        --        --     9,789    10,515        --        --        --         --
   Rev. Extra No. of Units          --        --        --        --    44,923    61,613        --        --        --         --
TOTAL RETURN TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year        11.67     10.88     10.63     10.46        --        --        --        --        --         --
   Value at End of Year          11.84     11.67     10.88     10.63        --        --        --        --        --         --
   Rev Value No. of Units      242,785   185,403   158,257   154,807        --        --        --        --        --         --
   Rev. Access No. of Units     27,102    11,694    14,272    14,021        --        --        --        --        --         --
   Rev. Extra No. of Units      58,155    90,593    87,943    74,581        --        --        --        --        --         --
TOTAL STOCK MARKET INDEX TRUST - NAV SHARES (units first credited 4-29-2005)
Contracts with no Optional Benefits
   Value at Start of Year        15.07     14.51     12.74     12.50        --        --        --        --        --         --
   Value at End of Year           9.35     15.07     14.51     12.74        --        --        --        --        --         --
   Rev Value No. of Units      647,535   933,262 1,117,167 1,374,019        --        --        --        --        --         --
   Rev. Access No. of Units    114,803   120,127   130,048   154,546        --        --        --        --        --         --
   Rev. Extra No. of Units     209,661   275,782   405,193   444,705        --        --        --        --        --         --

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Manulife Financial Corporation


Under the Insurance Companies Act (Canada), a company may not, by contract, resolution or by-law, limit the liability of its directors for breaches of their fiduciary duties. However, the company may indemnify a director or officer, a former director or officer or a person who acts or acted at the company's request as a director or officer of or in a similar capacity for another entity against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the company or other entity, if:


     (1) that person acted honestly and in good faith with a view to the best interests of, as the case may be, the company or the other entity for which he or she acted at the company's request as a director or officer or in a similar capacity; and

     (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that his or her conduct was lawful.

These individuals are entitled to indemnity from the company if the person was not judged by the court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done and fulfills the conditions set out in (1) and (2) above. A company may, with the approval of a court, also indemnify that person against all costs, charges and expenses reasonably incurred by them in connection with an action by or on behalf of the company or other entity to procure a judgment in its favor, to which the person is made a party by reason of being or having been a director or officer of the company or entity, if he or she fulfills the conditions set out in (1) and (2) above.

The by-laws of Manulife Financial Corporation ("MFC") provide that the board of directors of MFC shall make provisions, by resolution, for the indemnification of directors, officers, employees and such other persons as the directors shall decide on such terms and conditions as they establish. MFC's administrative resolutions provide that MFC shall indemnify a director, officer or employee, a former director, officer or employee, or a person who acts or acted at MFC's request as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise against any liability and costs arising out of any action or suit against them from the execution of their duties, subject to the limitations described in the administrative resolutions.

MFC's administrative resolutions provide that MFC will have no obligation to indemnify any person for:

     - any acts committed with actual dishonest, fraudulent, criminal or malicious intent;

     -    any act of gross negligence or willful neglect;

     - any claims relating to liabilities of other persons assumed by any person entitled to indemnification;

     - any claims relating to enterprises owned, operated, managed or controlled by any person entitled to indemnification;

     - any claims relating to pension plans sponsored by any person entitled to indemnification;

     -    bodily injury, sickness or disease of any person;


     -    injury to or destruction of any tangible property;



     - any amounts covered by any other indemnification provision or any valid and collectible insurance which the person entitled to indemnification may have; and


     -    any actions which were in breach of compliance with MFC policy.

MFC maintains a directors' and officers' liability insurance policy with a policy limit of U.S. $150,000,000. The policy is renewed annually. The policy provides protection to directors and officers against liability incurred by them in their capacities as directors and officers of MFC and its subsidiaries. The policy also provides protection to MFC for claims made against directors and officers for which MFC has granted directors and officers indemnity, as required or permitted under applicable statutory or by-law provisions.

John Hancock Variable Life Insurance Company

Pursuant to Article X of the By-Laws of John Hancock Variable Life Insurance Company (JHVLICO) and Section 67 of the Massachusetts Business Corporation Law, JHVLICO indemnifies each director, former director, officer, and former officer, and his or her heirs and legal representatives from liability incurred or imposed in connection with any legal action in which he or she may be involved or threatened by reason of any alleged act or omission as an officer or a director of JHVLICO. No indemnification shall be paid if a director or officer is finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interest of JHVLICO. JHVLICO may pay expenses incurred in defending an action or claim in advance of its final disposition, but only upon receipt of an undertaking by the person indemnified to repay such amounts if he or she should be determined not to be entitled to indemnification.

As stated above, MFC maintains a directors' and officers' liability insurance policy with a policy limit of U.S. $150,000,000. The policy provides protection to directors and officers against liability incurred by them in their capacities as directors and officers of MFC and its subsidiaries, including JHVLICO.

ITEM 9. EXHIBITS


Exhibit   Description
-------   -----------
  1(a)    Master Distribution and Servicing Agreement dated May 1, 2006 by and among John Hancock Distributors
          LLC, John Hancock Life Insurance Company ("JHLICO"), John Hancock Variable Life Insurance Company
          ("JHVLICO"), and JHLICO's and JHVLICO's respective existing and future Separate Accounts, as defined herewith. - incorporated by reference from Exhibit 1.(c) to Post--Effective Amendment No. 10 to Form S-6
          Registration Statement of John Hancock Variable Life Account UV (File No. 333-42378), filed April 30,
          2007.

  1(b)    General Agent and Broker-Dealer Agreement and list of selling broker dealers. - FILED HEREWITH.

  4(a)    Specimen copy of group deferred combination fixed and variable annuity contract, incorporated by reference from Exhibit 4(a) to Form N-4 Registration Statement of John Hancock Variable Annuity Account
          JF (File No. 333-84769), filed August 9, 1999.

  4(b)    Specimen copy of group deferred combination fixed and variable annuity certificate, incorporated by reference from Exhibit 4(b) to Form N-4 Registration Statement of John Hancock Variable Annuity Account
          JF (File No. 333-84769), filed August 9, 1999.

  4(c)    Specimen copy of Waiver of Withdrawal Charge Rider, incorporated by reference from Exhibit 4(d) to
          Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of John Hancock Variable Annuity
          Account JF (File No. 333-81127), filed August 9, 1999.

  4(d)    Specimen copy of Guaranteed Retirement Income Benefit Rider, incorporated by reference from Exhibit 4(e)
          to Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of John Hancock Variable Annuity
          Account JF (File No. 333-81127), filed August 9, 1999.

  4(e)    Specimen copy of Accumulated Value Enhancement Rider, incorporated by reference from Exhibit 4(g) to
          Pre-Effective Amendment No. 1 to Form N-4 Registration Statement of John Hancock Variable Annuity
          Account JF (File No. 333-81127), filed August 9, 1999.

  4(f)    Specimen copy of Death Benefit Enhancement Rider, incorporated by reference from Exhibit 4(f) to
          Post-Effective Amendment No. 6 to Form S-1 Registration Statement of John Hancock Variable Life
          Insurance Company (File No. 33-64945), filed April 16, 2002.

  4(g)    Specimen copy of Earnings Enhanced Death Benefit Rider, incorporated by reference from Exhibit 4(g) to
          Post-Effective Amendment No. 6 to Form S-1 Registration Statement of John Hancock Variable Life
          Insurance Company (File No. 33-64945), filed April 16, 2002.

Exhibit   Description
-------   -----------
  4(h)    Specimen copy of contract application, incorporated by reference from Exhibit 5 to Form N-4 Registration
          Statement of John Hancock Variable Annuity Account JF (File No. 333-84769), filed August 9, 1999.

  4(i)    Not applicable.

  4(j)    Not applicable.

  4(k)    Subordinated Guarantee by Manulife Financial Corporation in favor of certain holders of market value adjustment interests under deferred annuity contracts issued by John Hancock Variable Life Insurance
          Company - FILED HEREWITH.

  4(l)    Specimen copy of nursing home waiver of CDSL rider, incorporated by reference from Exhibit 4(d) of Form
          N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 33-64947), filed
          December 12, 1995.

  4(m)    Specimen copy of one year stepped-up death benefit rider, incorporated by reference from Exhibit 4(e) of
          Form N-4 Registration Statement of John Hancock Variable Annuity Account JF (File No. 33-64947), filed
          December 12, 1995.

  4(n)    Specimen copy of accidental death benefit rider, incorporated by reference from Exhibit 4(f) of Form N-4
          Registration Statement of John Hancock Variable Annuity Account JF (File No. 33-64947), filed December
          12, 1995.

  5(a)    Opinion of Chief Counsel regarding legality of the market value adjustment interests under deferred annuity contracts being registered, incorporated by reference from Exhibit 5(a) of initial Form F-3
          Registration Statements of Manulife Financial Corporation and John Hancock Variable Life Insurance
          Company (File Nos. 333-155652 and 333-155653), filed November 25, 2008.

  5(b)    Opinion of Chief Counsel regarding validity of the subordinated guarantee, incorporated by reference from Exhibit 5(b) of initial Form F-3 Registration Statements of Manulife Financial Corporation and John
          Hancock Variable Life Insurance Company (File Nos. 333-155652 and 333-155653), filed November 25, 2008.

  5(c)    Opinion of Torys LLP regarding validity under Canadian law of the subordinated guarantee and enforceability of judgments, incorporated by reference from Exhibit 5(c) of initial Form F-3
          Registration Statements of Manulife Financial Corporation and John Hancock Variable Life Insurance
          Company (File Nos. 333-155652 and 333-155653), filed November 25, 2008.

 23(a)    Consent of independent registered public accounting firm for Manulife Financial Corporation - FILED
          HEREWITH

 23(c)    Consent of Chief Counsel (included as part of its opinion filed as Exhibit 5(a) and incorporated herein by reference).

 23(d)    Consent of Chief Counsel (included as part of its opinion filed as Exhibit 5(b) and incorporated herein by reference).

 23(e)    Consent of Torys LLP (included as part of its opinion filed as Exhibit 5(c) and incorporated herein by reference).

 24(a)    Powers of Attorney, incorporated by reference to the signature pages of initial Form F-3 Registration
          Statements of Manulife Financial Corporation and John Hancock Variable Life Insurance Company (File Nos.
          333-155652 and 333-155653), filed November 25, 2008.

ITEM 10. UNDERTAKINGS

(a) Each undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Manulife Financial Corporation hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that such registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (b) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8 of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(c) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i)  If the registrant is relying on Rule 430B:

          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
          (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430(B) relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Manulife Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on April 9, 2009.


                                        MANULIFE FINANCIAL CORPORATION


                                        By: /s/ DOMINIC D'ALESSANDRO
                                            ------------------------------------
                                        Name: DOMINIC D'ALESSANDRO
                                        Title: PRESIDENT AND CHIEF EXECUTIVE
                                               OFFICER


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 9, 2009.


           SIGNATURE                                  TITLE
------------------------------   -----------------------------------------------


   /s/ DOMINIC D'ALESSANDRO      President, Chief Executive Officer and Director
------------------------------            (Principal Executive Officer)
     DOMINIC D'ALESSANDRO


   /s/ PETER H. RUBENOVITCH            Senior Executive Vice President and
------------------------------               Chief Financial Officer
     PETER H. RUBENOVITCH          (Principal Financial and Accounting Officer)


               *                                     Chairman
------------------------------
    GAIL C.A. COOK-BENNETT


               *                                     Director
------------------------------
       JOHN M. CASSADAY


               *                                     Director
------------------------------
        LINO J. CELESTE


               *                                     Director
------------------------------
      THOMAS P. D'AQUINO


               *                                     Director
------------------------------
      RICHARD B. DEWOLFE


               *                                     Director
------------------------------
     ROBERT E. DINEEN, JR.

           SIGNATURE                                  TITLE
------------------------------   -----------------------------------------------


               *                                     Director
------------------------------
       PIERRE Y. DUCROS


               *                                     Director
------------------------------
         SCOTT M. HAND


               *                                     Director
------------------------------
       ROBERT J. HARDING


               *                                     Director
------------------------------
        LUTHER S. HELMS


               *                                     Director
------------------------------
       THOMAS E. KIERANS


               *                                     Director
------------------------------
       LORNA R. MARSDEN


               *                                     Director
------------------------------
      HUGH W. SLOAN, JR.


               *                                     Director
------------------------------
      GORDON G. THIESSEN


* By the signature set forth below, the undersigned, pursuant to the duly authorized power of attorney filed with the Securities and Exchange Commission, has signed this Pre-Effective Amendment No. 2 to the Registration Statement on behalf of the person indicated.



                                        By /s/ Peter H. Rubenovitch
                                           -------------------------------------
                                           Peter H. Rubenovitch
                                           Attorney-in-Fact

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, John Hancock Variable Life Insurance Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on April 9, 2009.


                                        JOHN HANCOCK VARIABLE LIFE INSURANCE
                                        COMPANY


                                        By: /S/ JOHN D. DESPREZ III
                                            ------------------------------------
                                        Name: JOHN D. DESPREZ III
                                        Title: CHAIRMAN


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 9, 2009.


           SIGNATURE                                  TITLE
------------------------------   -----------------------------------------------


      /S/ JAMES R. BOYLE                      Director and President
------------------------------            (Principal Executive Officer)
        JAMES R. BOYLE


      /S/ LYNNE PATTERSON            Director, VP and Chief Financial Officer
------------------------------            (Principal Financial Officer)
        LYNNE PATTERSON


     /S/ JEFFERY WHITEHEAD                Vice President and Controller
------------------------------            (Principal Accounting Officer)
       JEFFERY WHITEHEAD


                                                     Chairman
------------------------------
      JOHN D. DESPREZ III


               *                                     Director
------------------------------
        JONATHAN CHIEL


               *                                     Director
------------------------------
          SCOTT HARTZ


               *                                     Director
------------------------------
         HUGH MCHAFFIE

* By the signature set forth below, the undersigned, pursuant to the duly authorized power of attorney filed with the Securities and Exchange Commission, has signed this Pre-Effective Amendment No. 2 to the Registration Statement on behalf of the person indicated.


                                        By /s/ Arnold R. Bergman
                                           -------------------------------------
                                           Arnold R. Bergman
                                           Attorney-in-Fact

                            AUTHORIZED REPRESENTATIVE


Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Manulife Financial Corporation in the United States, has signed this Registration Statement, on April 9, 2009.


                                        JOHN HANCOCK VARIABLE LIFE INSURANCE
                                        COMPANY.


                                        By: /s/ JONATHAN CHIEL
                                            ------------------------------------
                                        Name: JONATHAN CHIEL
                                        Title: EXECUTIVE VICE PRESIDENT AND
                                               GENERAL COUNSEL--JOHN HANCOCK

EXHIBIT INDEX

Exhibit   Description
-------   ----------------------------------------------------------------------
   1(b)   General Agent and Broker-Dealer Agreement and list of selling broker dealers.

   4(k) Subordinated Guarantee by Manulife Financial Corporation in favor of certain holders of market value adjustment interests under deferred annuity contracts issued by John Hancock Variable Life Insurance
          Company.

  23(a)   Consent of independent registered public accounting firm for Manulife
          Financial Corporation.